UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

Network Equipment Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Explanatory Note

The purpose of this Amendment 1 is to add a graphic for the signatures on the initial pages and to remove the legend at the top of the initial page stating “PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION.” Other than these mechanical changes, this revised definitive proxy statement is in all respects identical to the original definitive proxy statement previously filed.

July 23, 2012

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Network Equipment Technologies, Inc., a Delaware corporation (“NET”), which will be held on August 23, 2012, at 1:00 p.m., local time, at the principal offices of NET, located at 6900 Paseo Padre Parkway, Fremont CA 94555.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt a merger agreement pursuant to which NET would be acquired by Sonus Networks, Inc., and other related proposals. We entered into this merger agreement on June 18, 2012. If the merger is completed, you will be entitled to receive $1.35 in cash, without interest and less any applicable withholding taxes, for each share of NET common stock that you own.

After careful consideration, our board of directors unanimously approved the merger agreement and determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of NET and our stockholders. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement.

Your vote is very important, regardless of the number of shares of NET common stock you own. We cannot consummate the merger unless the merger agreement is adopted by the affirmative vote of a majority of the outstanding shares of NET common stock entitled to vote at the special meeting. If you abstain from voting, fail to cast your vote in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement.

The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement and the merger agreement carefully and in their entirety. You may also obtain more information about NET from documents we have filed with the Securities and Exchange Commission.

Thank you for your cooperation and continued support of NET.

Very truly yours,

David Wagenseller

Acting President & Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated July 23, 2012 and is first being mailed to stockholders on or about July 24, 2012.

To the Stockholders of Network Equipment Technologies, Inc.:

A special meeting of the stockholders of Network Equipment Technologies, Inc., a Delaware corporation (“NET”), will be held on August 23, at 1:00 p.m., local time, at the principal offices of NET, located at 6900 Paseo Padre Parkway, Fremont, CA 94555, for the following purposes:

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 18, 2012, among NET, Sonus Networks, Inc. (“Sonus”), a Delaware corporation, and Navy Acquisition Subsidiary, Inc. (“Sonus Merger Subsidiary”), a Delaware corporation and wholly owned subsidiary of Sonus, as it may be amended from time to time, pursuant to which Sonus Merger Subsidiary will merge with and into NET with NET continuing as the surviving corporation and becoming a wholly owned subsidiary of Sonus, which we refer to as the “proposal to adopt the merger agreement”;

2.	To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to NET’s named executive officers in connection with the completion of the merger, which we refer to as the “compensation proposal”;

3.	To consider and vote on a proposal to adjourn the special meeting to a later date or time if the chairman of the special meeting determines that it is necessary or appropriate, including to solicit additional proxies if there is not a quorum present or if NET has not obtained sufficient affirmative stockholder votes to adopt the merger agreement, which we refer to as the “adjournment proposal”; and

4.	To consider, vote on and transact such other business as may properly be brought before the special meeting or any postponement or adjournment of the special meeting, by or at the direction of the board of directors.

If the merger is completed, you will be entitled to receive $1.35 in cash, without interest and less any applicable withholding taxes, for each share of NET common stock that you own.

Our board of directors has fixed the close of business on July 11, 2012 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of NET common stock held on the record date.

Under Delaware law, NET stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the adoption of the merger agreement and comply with the other Delaware law procedures set forth in Section 262 of the Delaware General Corporation Law (attached as Annex C hereto), which are summarized in the section entitled “Appraisal Rights” beginning on page 74 of the accompanying proxy statement.

NET’s board of directors unanimously recommends that you vote “For” the proposal to adopt the merger agreement, “For” the compensation proposal and “For” the adjournment proposal.

By Order of the Board of Directors,

David Wagenseller

Acting President & Chief Executive Officer

Fremont, California

YOUR VOTE IS VERY IMPORTANT

Whether or not you are able to attend the special meeting in person, please submit your proxy via the Internet (www.proxyvote.com) or by telephone (1-800-690-6903), or complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible. If you have Internet access, we encourage you to record your vote via the Internet. This action will not limit your right to vote in person at the special meeting. If you abstain from voting, it will have the same effect as a vote against the proposal to adopt the merger agreement, the compensation proposal and the proposal to adjourn the special meeting, if necessary. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement and it will have no effect on the compensation proposal or the proposal to adjourn the special meeting. If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the compensation proposal and “FOR” the proposal to adjourn the special meeting.

ADDITIONAL INFORMATION

For additional questions about the merger, assistance in submitting proxies or voting shares of NET common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Georgeson, Inc.

199 Water Street, 26th Floor

New York, NY 10038

Banks and Brokers Call: (212) 440-9800

All Others Toll Free: (866) 482-5136

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON AUGUST 23, 2012.

Pursuant to Rule 14a-16 promulgated by the Securities and Exchange Commission, these proxy materials are being made available to stockholders on or about July 24, 2012 at the following URL: www.proxyvote.com.

SUMMARY TERM SHEET

THE FOLLOWING SUMMARY HIGHLIGHTS INFORMATION IN THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. ACCORDINGLY, WE ENCOURAGE YOU TO READ CAREFULLY THIS ENTIRE PROXY STATEMENT, ITS ANNEXES AND THE DOCUMENTS REFERRED TO IN THIS PROXY STATEMENT. EACH ITEM IN THIS SUMMARY INCLUDES A PAGE REFERENCE DIRECTING YOU TO A MORE COMPLETE DESCRIPTION OF THE ITEM IN THIS PROXY STATEMENT.

The Parties to the Merger

Network Equipment Technologies, Inc.

6900 Paseo Padre Parkway

Fremont, California 94555

(510) 713-7300

www.net.com

Network Equipment Technologies, Inc. (which we refer to as NET) delivers high performance networking equipment optimized for real-time communications. For more than a quarter of a century, NET has delivered solutions for multi-service networks requiring high degrees of versatility, security and performance. Today, the company is focused on providing secure real-time communications for unified communications (UC), session-initiation protocol (SIP) trunking, enterprise mobility, and IP-based multi-service networking. NET is headquartered in Fremont, CA and has 13 offices worldwide including the U.S., the U.K., France, the Middle East, China, Japan, and Australia. The company sells its solutions to enterprise and government customers through a direct sales force and an international network of resellers and distributors.

Sonus Networks, Inc.

4 Technology Park Drive

Westford, Massachusetts 01886

(978) 614-8100

www.sonus.net

Sonus Networks, Inc. (which we refer to as Sonus) helps the world’s leading communications service providers and enterprises embrace the next generation of SIP-based solutions including voice over internet protocol (VoIP), video and unified communications through secure, reliable and scalable IP networks. Sonus products include session border controllers, policy/routing servers, subscriber feature servers and media and signaling gateways. Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks.

Navy Acquisition Subsidiary, Inc.

4 Technology Park Drive

Westford, Massachusetts 01886

(978) 614-8100

Navy Acquisition Subsidiary, Inc. (which we refer to as Sonus Merger Subsidiary) is a Delaware corporation and wholly owned subsidiary of Sonus, and was formed solely for the purpose of facilitating Sonus’ acquisition of NET. Sonus Merger Subsidiary has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Sonus Merger Subsidiary will merge with and into NET and will cease to exist.

The Merger (page 22)

The Agreement and Plan of Merger, dated as of June 18, 2012, which we refer to as the merger agreement, among NET, Sonus and Sonus Merger Subsidiary, provides that Sonus Merger Subsidiary will merge with and into NET. If the merger is completed, at the effective time of the merger, each outstanding share of NET common stock will be automatically converted into the right to receive $1.35 in cash, without interest and less applicable withholding taxes (other than shares of NET common stock held by any holder who has properly exercised appraisal rights of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware, or the DGCL, as described in this proxy statement). We refer to this amount in this proxy statement as the merger consideration.

As a result of the merger, NET will become a direct wholly owned subsidiary of Sonus. Upon completion of the merger, shares of NET common stock will no longer be listed on any stock exchange or quotation system. You will not own any shares of the surviving corporation. The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

The Special Meeting (page 16)

The special meeting will be held on August 23, 2012, starting at 1:00 p.m., local time, at the principal offices of NET, located at 6900 Paseo Padre Parkway, Fremont, CA 94555. At the special meeting, you will be asked:

•

To consider and vote on a proposal to adopt the merger agreement, pursuant to which Sonus Merger Subsidiary will merge with and into NET with NET continuing as the surviving corporation and becoming a wholly owned subsidiary of Sonus, which we refer to as the “proposal to adopt the merger agreement”;

•

To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to NET’s named executive officers in connection with the completion of the merger, which we refer to as the compensation proposal;

•

To consider and vote on a proposal to adjourn the special meeting to a later date or time if the chairman of the special meeting determines that it is necessary or appropriate, including to solicit additional proxies if there is not a quorum present or if NET has not obtained sufficient affirmative stockholder votes to adopt the merger agreement; and

•	To transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting, by or at the direction of the board of directors.

Record Date; Stockholders Entitled to Vote (page 16)

You are entitled to vote at the special meeting if you owned shares of NET common stock at the close of business on July 11, 2012, the record date for the special meeting. You will have one vote for each share of NET common stock that you owned on the record date. On the record date, there were 30,587,019 shares of NET common stock issued and outstanding and entitled to vote held by approximately 375 stockholders of record. We have no other class of voting securities outstanding.

Vote Required (page 16)

The adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of NET common stock entitled to vote at the special meeting. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement.

The vote to approve the compensation proposal is advisory and therefore will not be binding on NET, nor will it overrule any prior decision or require NET’s board of directors (or any committee thereof) to take any action. Accordingly, as the merger-related compensation described herein is contractual with respect to the executives, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the conditions applicable thereto, if the proposed merger is completed.

The approval of the proposal to adjourn the special meeting to a later date or time if the chairman of the special meeting determines that it is necessary or appropriate including to solicit additional proxies if there is not a quorum present or if NET has not obtained sufficient affirmative stockholder votes to adopt the merger agreement, requires the affirmative vote of a majority of the shares of NET common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. If you abstain from voting, it will have the same effect as a vote against the proposal to adjourn the special meeting. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the proposal to adjourn the special meeting.

A list of NET stockholders entitled to vote at the special meeting will be available for inspection at the special meeting and at 6900 Paseo Padre Parkway, Fremont, California 94555 during ordinary business hours, for ten days prior to the special meeting.

Board of Directors Recommendation (page 38)

NET’s board of directors unanimously (i) determined that the merger and the merger agreement are fair to, advisable and in the best interests of NET and its stockholders, (ii) approved the merger agreement and (iii) recommends that NET stockholders adopt the merger agreement. Accordingly, NET’s board of directors unanimously recommends that holders of NET common stock vote “FOR” the proposal to adopt the merger agreement at the special meeting.

NET’s board of directors unanimously recommends that holders of NET common stock vote “FOR” the compensation proposal and “FOR” the adjournment proposal.

For the factors considered by NET’s board of directors in reaching its decision to approve the merger agreement, see “The Merger—Reasons for the Merger and Recommendation of our Board of Directors,” beginning on page 34 of this proxy statement.

Opinion of JMP Securities (page 38)

NET retained JMP Securities LLC (which we refer to as “JMP”) to act as a financial advisor to our board of directors in connection with the merger. JMP was selected to act as one of our financial advisors based on its qualifications, experience, reputation and knowledge of our business and affairs and the industry in which we operate. At the meeting of NET’s board of directors on June 18, 2012, JMP rendered its oral opinion, subsequently confirmed in writing, that as of June 18, 2012 and based upon and subject to the assumptions, limitations and qualifications contained in its opinion, the merger consideration to be paid to the holders of NET common stock in the merger was fair, from a financial point of view, to such holders.

The full text of JMP’s written opinion, dated June 18, 2011, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by JMP in rendering its opinion. You should read the opinion carefully in its entirety. JMP’s opinion was provided to NET’s board of directors and addressed only, as of the date of the opinion, the fairness from a financial point of view, of the merger consideration to be paid to the holders of NET common stock in the merger. It does not address any other aspect of the merger and does not constitute a recommendation as to how our board of directors or any of our stockholders should vote or act with respect to the merger or any related matter. For a further discussion of JMP’s opinion, see “The Merger—Opinion of JMP Securities,” beginning on page  38 of this proxy statement.

Reasons for the Merger (page 34)

In reaching its decision to approve and declare advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, NET’s board of directors consulted with NET’s management, as well as its financial and legal advisors, and considered a number of factors that the board members believe supported their decision. In particular, NET’s board of directors reviewed the strategic alternatives available to the company, including remaining as a stand-alone public company, and concluded that it is an appropriate time to sell NET and that the merger consideration reflected the highest value reasonably attainable for NET stockholders.

Interests of NET’s Directors and Executive Officers in the Merger (page 48)

In considering the recommendation of the NET board of directors with respect to the merger agreement, holders of shares of NET common stock should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board of directors was aware that these interests existed when it approved the merger agreement. These interests include:

•	Assumption by Sonus of all in-the-money NET stock options and NET RSUs;

•

Accelerated vesting with respect to the NET stock options and NET RSUs that are assumed by Sonus for our executive officers if they have a qualifying termination within one year of the effective time of the merger;

•	Change of control agreements with our executive offers that provide for certain benefits upon qualifying terminations of employment that occur within one year of the effective time of the merger;

•

Acquisition-retention bonus agreements with certain executive officers, including the named executive officers David Wagenseller and Karen C. Carte, under which Mr. Wagenseller received a payment of $20,000 at the time our board approved the merger, and each of them are eligible to receive separate payments of $30,000 if the merger is completed by December 31, 2012;

•	The agreement of Sonus to continue salary and certain benefits at current levels for retained employees (including retained executive officers) through December 31, 2012; and

•	Continued indemnification of our directors and executive officers by the surviving corporation following the merger and agreement to maintain director and officer liability insurance.

Conditions to the Merger (page 66)

Conditions to Each Party’s Obligations. The obligations of NET, Sonus and Sonus Merger Subsidiary to consummate the merger are subject to the satisfaction at or prior to the closing of the merger of the following mutual conditions:

•	approval and adoption of the merger agreement by an affirmative vote of the holders of a majority of the outstanding shares of NET common stock;

•

no governmental authority with jurisdiction over any party will have issued any order, stay, judgment or injunction (whether preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger; and

•

no pending suit, action or proceeding shall have been instituted by a governmental authority with jurisdiction over any party seeking to restrain or prohibit the merger or seeking material damages from NET, Sonus or Sonus Merger Subsidiary.

Conditions to Sonus’ and Sonus Merger Subsidiary’s Obligations. The obligations of Sonus and Sonus Merger Subsidiary to consummate the merger are subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of NET made in the merger agreement relating to corporate existence and power, corporate authority and the absence of a material adverse effect will be true as of the closing date, except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall be true as of such date;

•

the representations and warranties of NET concerning its capitalization will be true as of the closing date, except for any de minimis inaccuracy therein, and except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall be true and correct, except for any de minimis inaccuracy therein, as of such date;

•

all other representations and warranties of NET will be true as of the closing date, except (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and (y) where the failure to be true (disregarding materiality or material adverse effect qualifications has not had, and would not reasonably be expected to result in, a material adverse effect on NET);

•	NET will have performed, in all material respects, its obligations under the merger agreement on or prior to the consummation of the merger;

•	the non-occurrence of any material adverse effect or any change that would reasonably be expected to result in any material adverse effect on NET; and

•

there will not be pending any suit, action or proceeding by a government entity under any applicable antitrust or competition law (i) seeking to prohibit or materially limit the ownership or operation by NET, Sonus or Sonus Merger Subsidiary of all or any material portion of the business or assets of NET and its subsidiaries or of Sonus and its affiliates, (ii) seeking to compel NET, Sonus or Sonus Merger Subsidiary to dispose of or to hold separate all or any material portion of the business or assets of NET or any of its subsidiaries or of Sonus or any of its affiliates, (iii) seeking to impose any material limitation on the ability of NET, Sonus or Sonus Merger Subsidiary to conduct the business or own the assets of NET or any of its subsidiaries or of Sonus or any of its affiliates, (iv) seeking to impose material limitations on the ability of Sonus or Sonus Merger Subsidiary to acquire or hold, or to exercise full rights of ownership of any shares of NET common stock or (v) seeking to require divestiture by Sonus or Sonus Merger Subsidiary of all or any of the shares of NET common stock.

Conditions to NET’s Obligations. The obligation of NET to consummate the merger is subject to the satisfaction or waiver of the additional following conditions:

•

the representations and warranties of Sonus and Sonus Merger Subsidiary concerning corporate authority will be true as of the closing date, except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall be true as of such date;

•

all other representations and warranties of Sonus and Sonus Merger Subsidiary made in the merger agreement will be true of the closing date, except (i) to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (ii) where the failure to be true (disregarding materiality qualifications) would not reasonably be expected to materially impair the ability of Sonus or Sonus Merger Subsidiary to consummate the merger; and

•	Sonus and Sonus Merger Subsidiary will have performed in all material respects their respective obligations under the merger agreement.

Non-Solicitation; Competing Acquisition Proposals (page 61)

Under the merger agreement, NET, its subsidiaries and their respective representatives are not permitted to, among other things, (i) solicit, initiate, propose, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any “acquisition proposal” or (ii) enter into, continue or otherwise participate in any communications, discussions or negotiations regarding, furnish to any person any information or data with respect to, assist or participate in any effort or attempt by any person with respect to, or otherwise cooperate in any way with, any acquisition proposal.

Notwithstanding the restrictions described above, prior to the approval of the merger agreement by NET’s stockholders, NET may, in response to a bona fide, unsolicited written proposal that did not result from a breach of the restrictions above and no earlier than 24 hours after providing Sonus notice of the acquisition proposal, (i) furnish information with respect to NET to the person making such proposal and its representatives pursuant to a customary confidentiality agreement not less restrictive of the other party than the confidentiality agreement between NET and Sonus and (ii) participate in discussions or negotiations with such person regarding such acquisition proposal, but in each case only if (a) NET’s board of directors determines in good faith, after consultation with its outside counsel and independent financial advisor, that the acquisition proposal is, or could reasonably likely to lead to, a superior proposal (as described below) and the failure to take such action would be inconsistent with its fiduciary obligations.

Termination of the Merger Agreement (page 68)

The merger agreement may be terminated by mutual written consent of NET, Sonus and Sonus Merger Subsidiary. In addition, either NET or Sonus may terminate the merger agreement if:

•

the merger is not consummated on or before December 31, 2012, provided that this termination right will not be available to any party whose failure to comply with its obligations was the principal cause of the merger not being consummated by such date;

•	any governmental entity issues a nonappealable final order, decree or ruling having the effect of permanently restraining, enjoining or otherwise prohibiting the merger; or

•

NET’s stockholders do not approve the merger agreement at the special meeting, provided that this termination right will not be available to any party whose failure to comply with its obligations was the primary cause of NET’s stockholders’ failure to approve the merger.

The merger agreement may be terminated by Sonus if:

•	a company adverse recommendation change occurs (as defined and described in “Merger Agreement—Termination of the Merger Agreement”);

•

NET breaches or fails to perform in any material respect any of its representations, warranties or covenants such that the conditions to the merger relating to the accuracy of NET’s representations and warranties and performance of covenants or agreements would not be satisfied, and any such breach or failure is not or cannot be cured within 20 days or NET does not commence to cure such breach or failure within 10 days;

•	NET has materially breached in its obligations under the non-solicitation provisions of the merger agreement; or

•

NET fails to hold the special meeting within 45 calendar days after the mailing of this proxy statement, provided that (i) there are no legal restraints on the holding of the meeting and (ii) no meeting need be held during the notice period following NET’s notification to Sonus that it will make an adverse recommendation change to its stockholders regarding the merger.

NET may terminate the merger agreement if:

•

Sonus or Sonus Merger Subsidiary breaches or fails to perform in any material respect any of their respective representations, warranties or covenants, which breach or failure to perform materially impairs Sonus’ or Sonus Merger Subsidiary’s ability to consummate the merger, and any such breach or failure is not or cannot be cured within 20 days of notice or, if such breach or failure is capable of being cured, Sonus or Sonus Merger Subsidiary does not commence to cure such breach or failure within 10 days; or

•

prior to NET’s stockholder’s approval of the merger, (i) NET effects a company adverse recommendation change (as defined and described in “Merger Agreement—Termination of the Merger Agreement”) as a result of the presence of an outstanding superior proposal, (ii) immediately prior to or substantially concurrently with the termination of the merger agreement NET enters into a acquisition agreement with respect to the superior proposal and (iii) NET pays Sonus a $1.25 million termination fee on the date of such termination.

Termination Fees and Expenses (page 68)

NET has agreed to pay Sonus $1.25 million upon the termination of the merger agreement under certain circumstances (which we refer to as the termination fee). Except for the payment of the termination fee and expenses incurred by Sonus as a result of NET’s failure to pay the termination fee in full when due, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such costs and expenses.

NET Equity-Based Awards (page 63)

Sonus will assume all of NET’s equity plans upon the completion of the merger. Each NET stock option that is unexercised and outstanding and that has an exercise price per share of NET common stock that is less than $1.35 per share, whether vested or unvested, as well as each outstanding NET RSU will be assumed by Sonus. Immediately prior to the effective time of the merger, each NET stock option that is unexercised and outstanding and that has an exercise price per share of NET common stock that is greater than or equal to $1.35 per share will vest and become exercisable in full and will, to the extent not exercised, terminate and cease to be outstanding without consideration at the effective time of the merger.

Material U.S. Federal Income Tax Consequences of the Merger (page 70)

The receipt of cash in exchange for shares of NET common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, stockholders will recognize gain or loss equal to the difference between the amount of cash received and the adjusted tax basis of the shares of NET common stock surrendered. NET stockholders who are U.S. holders generally will be subject to U.S. federal income tax on any gain recognized in connection with the merger. NET stockholders who are non-U.S. holders generally will not be subject to U.S. income tax on any gain recognized in connection with the merger unless the stockholder has certain connections to the United States, but may be subject to tax under foreign tax laws. NET stockholders should consult their own tax advisors to determine the tax consequences to them of the merger based on their particular circumstances.

Appraisal Rights (page 74)

Under Delaware law, if the merger is completed, NET stockholders who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they perfect appraisal rights under Delaware law. A copy of the full text of Section 262 of the Delaware General Corporation Law, or the DGCL, is included as Annex C to this proxy statement. Please read it carefully. Failure to strictly comply with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the merger agreement, the merger contemplated thereby and the special meeting. These questions and answers may not address all questions that may be important to you as a holder of shares of NET common stock. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement. In this proxy statement, the terms “we,” “our,” “ours,” “us” and “NET” refer to Network Equipment Technologies, Inc. We refer to Sonus Networks, Inc. as “Sonus” and Navy Acquisition Subsidiary, Inc. as “Sonus Merger Subsidiary.”

Q:	What is the purpose of the merger?

A:	NET, Sonus and Sonus Merger Subsidiary have entered into a merger agreement pursuant to which, subject to the terms and conditions of the merger agreement, Sonus will acquire NET through the merger of Sonus Merger Subsidiary, a wholly owned subsidiary of Sonus, with and into NET. NET will be the surviving corporation (which we refer to as the surviving corporation) in the merger and will continue as a wholly owned subsidiary of Sonus.

Q:	What will happen to my NET common stock as a result of the merger?

A:	If the merger is completed, each share of NET common stock that you hold at the effective time of the merger will be converted into the right to receive $1.35 in cash, without interest, less any applicable withholding taxes. This does not apply to shares of NET common stock held by any NET stockholders who have properly perfected their appraisal rights under Delaware law (as more fully described below).

Q:	What will happen to NET generally as a result of the merger?

A:	If the merger is completed, NET will cease to be an independent public company and will be wholly owned by Sonus. As a result, you will no longer have any ownership interest in NET. Upon completion of the merger, shares of NET common stock will no longer be listed on any stock exchange or quotation system, including the NASDAQ Global Market. In addition, following the completion of the merger, the registration of NET common stock and our reporting obligations under the Exchange Act will be terminated.

Q:	How does the merger consideration compare to the market price of NET common stock?

A:	The merger consideration of $1.35 per share to be received by NET stockholders represents:

•	a 14.4% premium to the $1.18 per share closing price of NET common stock on June 18, 2012, the date of the merger agreement;

•	a 21.5% premium to the per share 30 day average share price for NET common stock through June 18, 2012;

•	a 28.1% premium to the per share 60 day average share price for NET common stock through June 18, 2012; and

•	a 29.7% premium to the per share 90 day average share price for NET common stock through June 18, 2012.

The closing sale price of a share of NET common stock on the NASDAQ Global Market on July 20, 2012 was $1.32. You are encouraged to obtain current market quotations for NET common stock in connection with voting your shares.

Q:	When do you expect the merger to be completed?

A:	We currently expect the merger to be completed in the third quarter of 2012. However, the merger is subject to various closing conditions, including NET stockholder approval, and it is possible that the failure to timely meet these closing conditions or other factors outside of our control could delay the completion of the merger. We cannot assure you that we will complete the merger on this schedule or at all.

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement because you were a stockholder of NET as of July 11, 2012, the record date for the special meeting. To complete the merger, NET’s stockholders holding a majority of the outstanding shares of NET common stock must vote to adopt the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A. NET will submit the merger agreement to its stockholders for adoption at the special meeting described in this proxy statement. You should read the section entitled “The Special Meeting” beginning on page 16.

Q:	When and where will the special meeting of stockholders be held?

A:	The special meeting of NET stockholders (which we refer to as the special meeting) will be held on August 23, 2012, starting at 1:00 p.m., local time, at the principal offices of NET, located at 6900 Paseo Padre Parkway, Fremont, CA 94555.

Q:	What are the proposals that will be voted on at the special meeting?

A:	You will be asked to consider and vote on (1) a proposal to adopt the merger agreement with Sonus and Sonus Merger Subsidiary, (2) a non-binding, advisory proposal to approve the compensation that may become payable to NET’s named executive officers in connection with the completion of the merger, which we refer to as the compensation proposal, and (3) a proposal to adjourn the special meeting to a later date or time if the chairman of the special meeting determines that it is necessary or appropriate, including to solicit additional proxies if there is not a quorum present or if NET has not obtained sufficient affirmative stockholder votes to adopt the merger agreement, which we refer to as the adjournment proposal.

Q:	How does NET’s board of directors recommend that I vote on the proposals?

A:	NET’s board of directors unanimously approved the merger agreement and determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of NET and our stockholders and unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement. You should read the section entitled “The Merger—Reasons for the Merger and Recommendation of our Board of Directors” beginning on page 34 of this proxy statement.

In addition, NET’s board of directors unanimously recommends that you vote “FOR” the compensation proposal and “FOR” the adjournment proposal.

You should read the section entitled “The Merger—Interests of NET’s Directors and Executive Officers in the Merger” beginning on page 48 of this proxy statement.

Q:	Who is entitled to attend and vote at the special meeting?

A:	The record date for the special meeting is July 11, 2012. If you owned shares of NET common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the special meeting or any adjournment of the special meeting. As of the record date, there were 30,587,019 shares of NET common stock issued and outstanding held collectively by approximately 375 stockholders of record.

Q:	How many votes are required to adopt the merger agreement?

A:	Under the applicable law, we must receive the affirmative approval of the holders of a majority of the outstanding shares of NET common stock entitled to vote at the special meeting, in person or represented by proxy, in order to complete the merger.

Q:	How many votes are required to approve the compensation proposal?

A:

The vote to approve the compensation proposal is advisory and therefore will not be binding on NET, nor will it overrule any prior decision or require NET’s board of directors (or any committee thereof) to take any action. Accordingly, as the merger-related compensation described herein is contractual with respect to the executives, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the conditions applicable thereto, if the proposed merger is completed. NET’s board of directors will consider the affirmative vote of a majority of the shares of NET common stock present in person or represented by proxy at the special meeting and entitled to vote thereon as advisory approval of the compensation proposal.

Q:	How many votes are required to adopt the proposal to adjourn the special meeting?

A:	The adoption of the proposal to adjourn the special meeting to a later date or time if the chairman of the special meeting determines that it is necessary or appropriate, including to solicit additional proxies if there is not a quorum present or if NET has not obtained sufficient affirmative stockholder votes to adopt the merger agreement, requires the affirmative vote of a majority of the shares of NET common stock, present in person or represented by proxy at the special meeting and entitled to vote thereon. If a quorum fails to attend the special meeting, the holders of a majority of the shares of NET common stock present in person or represented by proxy at the special meeting may adjourn the special meeting.

Q:	How are votes counted? Why is my vote important?

A:	Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes and abstentions. The adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of NET common stock entitled to vote at the special meeting. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement.

The vote to approve the compensation proposal is advisory and therefore will not be binding on NET, nor will it overrule any prior decision or require NET’s board of directors (or any committee thereof) to take any action. NET’s board of directors will consider the affirmative vote of a majority of the shares of NET common stock present in person or represented by proxy at the special meeting and entitled to vote thereon as advisory approval of the compensation proposal. If you abstain from voting, it will have the same effect as a vote against the compensation proposal. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the compensation proposal.

The approval of the proposal to adjourn the special meeting to a later date or time if the chairman of the special meeting determines that it is necessary or appropriate, including to solicit additional proxies if there is not a quorum present or if NET has not obtained sufficient affirmative stockholder votes to adopt the merger agreement, requires the affirmative vote of a majority of the shares of NET common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. If you abstain from voting, it will have the same effect as a vote against the proposal to adjourn the special meeting. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the proposal to adjourn the special meeting.

Q:	What constitutes a quorum for the special meeting?

A:	The presence, in person or by proxy, of stockholders holding a majority of the shares of NET common stock entitled to vote at the special meeting will constitute a quorum for the special meeting. If you are a stockholder of record and you submit a properly executed proxy card, vote by telephone or via the Internet or vote in person at the special meeting, then your shares will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. All shares of NET common stock held by stockholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares as described below. You have one vote for each share of NET common stock you own as of the record date.

Q:	How do I vote if I am a stockholder of record?

A:	You may vote:

•	by using the telephone voting instructions printed on your proxy card;

•	by using the Internet voting instructions printed on your proxy card;

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed postage paid envelope; or

•	in person by appearing and casting your vote at the special meeting.

If you are voting by submitting a proxy by telephone or via the Internet, your voting instructions must be received by the date and time indicated on the applicable proxy card(s).

Voting by proxy via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the special meeting in person, to ensure that your shares of NET common stock are present in person or represented at the special meeting.

If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the compensation proposal and “FOR” the proposal to adjourn the special meeting (if necessary). With respect to any other matter that is properly brought before the special meeting, shares present in person or represented by all proxies received by NET will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Q:	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:	If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the special meeting if you instruct them how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the special meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:	What does it mean if I receive more than one proxy?

A:

If you receive more than one proxy, it means that you hold shares that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive or vote by telephone or via the Internet by using the different control number(s) on each proxy card.

Q:	May I change my vote after I have delivered my proxy?

A:	Yes. If you are the stockholder of record of NET common stock, you have the right to change or revoke your proxy at any time before the vote being taken at the special meeting:

•	by delivering to NET’s Corporate Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by signing and delivering a new proxy, relating to the same shares of NET common stock and bearing a later date; or

•	by submitting another proxy by telephone or via the Internet by the date and time indicated on the applicable proxy card(s).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Network Equipment Technologies, Inc.

6900 Paseo Padre Parkway

Fremont, California 94555

Attn: Corporate Secretary

If you are a “street name” holder of NET common stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of NET common stock for the merger consideration. If your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW.

Q:	What happens if I sell my shares of NET common stock before the special meeting?

A:	The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of NET common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of the merger. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see “Appraisal Rights” beginning on page 74 and Annex C.

Q:	What happens if the proposal to adopt the merger agreement is not approved by our stockholders or if the merger is not completed for any other reason?

A:

If the proposal to adopt the merger agreement is not approved by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the merger. Instead, we will remain a stand-alone public company, and NET common stock will continue to be listed and traded on the NASDAQ Global Market assuming we continue to meet the requirements for listing our securities on that market. Under specified circumstances, we may be required to pay to Sonus a termination fee associated with the transaction, as described below under “The Merger Agreement—Termination Fees and Expenses” beginning on page 68.

Q:	Do any of NET’s directors or executive officers have interests in the merger that may differ from those of NET stockholders?

A:	In considering the recommendation of the NET board of directors with respect to the merger agreement, holders of shares of NET common stock should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board of directors was aware that these interests existed when it approved the merger agreement. These interests include:

•	Assumption by Sonus of all in-the-money NET stock options and NET RSUs;

•

Accelerated vesting with respect to in-the-money NET stock options and NET RSUs that are assumed by Sonus for our executive officers if they have a qualifying termination within one year of the effective time of the merger;

•	Change of control agreements with our executive offers that provide for certain benefits upon qualifying terminations of employment that occur within one year of the effective time of the merger;

•

Acquisition-retention bonus agreements with certain executive officers, including the named executive officers Mr. Wagenseller and Ms. Carte, under which Mr. Wagenseller received a payment of $20,000 at the time our board approved the merger, and each of them are eligible to receive separate payments of $30,000 if the merger is completed by December 31, 2012;

•	The agreement of Sonus to continue salary and certain benefits at current levels for retained employees (including retained executive officers) through December 31, 2012; and

•	Continued indemnification of our directors and executive officers by the surviving corporation following the merger and agreement to maintain director and officer liability insurance.

Q:	What are the material U.S. federal income tax consequences of the merger to me?

A:	The receipt of cash in exchange for shares of NET common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of NET common stock. If you are a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” on page 70), you generally will be subject to U.S. federal income tax on any gain recognized in connection with the merger. If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on any gain recognized in connection with the merger unless you have certain connections to the United States, but you may be subject to tax under foreign tax laws. Backup withholding may also apply to the cash payments made to you pursuant to the merger (whether you are a U.S. or non-U.S. holder) unless you comply with the backup withholding rules. The tax consequences of the merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the merger will affect you. For a more detailed summary of the tax consequences of the merger, see “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 70 of this proxy statement.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:	If the merger is completed, NET stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of NET common stock, as determined by the Delaware Court of Chancery, but only if they properly perfect appraisal rights under Delaware law, as described in the section entitled “Appraisal Rights” beginning on page 74 of this proxy statement.

A copy of the full text of Section 262 of the Delaware General Corporation Law, or the DGCL, is included as Annex C to this proxy statement. Failure to strictly comply with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Q:	When will NET hold its annual meeting of stockholders to elect our board of directors?

A:	Because of the pending merger, we do not currently intend to hold an annual meeting of stockholders to elect our directors. If the merger is not completed, and if we do not consummate a different transaction pursuant to a superior proposal, then our board of directors will establish a record date and meeting date for our annual meeting of stockholders.

Q:	Who can answer further questions?

A:	For additional questions about the merger, assistance in submitting proxies or voting shares of NET common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Georgeson, Inc.

199 Water Street, 26th Floor

New York, NY 10038

Banks and Brokers Call: (212) 440-9800

All Others Toll Free: (866) 482-5136

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents to which we refer you in this proxy statement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Forward-looking statements represent NET’s expectations or beliefs concerning future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, without limitation:

•	the possibility that our stockholders will not provide sufficient votes to approve the proposal to adopt the merger agreement under applicable law;

•	the possibility that all of the closing conditions to the consummation of the merger will not be satisfied and the merger will not be completed;

•	an unsolicited offer of another company to acquire NET;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the outcome of lawsuits that have been brought by certain purported stockholders seeking to enjoin the consummation of the merger;

•	the impact of the announcement of the merger on NET’s relationships with its employees, existing customers or potential future customers; and

•

other risks detailed in NET’s current filings with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the fiscal year ended March 30, 2012. See “Where You Can Find More Information” on page 82 of this proxy statement.

You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement are based on the information available to us as of the date of this proxy statement, and you should not assume that the statements made herein remain accurate as of any future date. Moreover, except as required by law, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to NET’s stockholders as part of the solicitation of proxies by NET’s board of directors for use at the special meeting to be held on August 23, 2012 starting at 1:00 p.m., local time, at the principal offices of NET, located at 6900 Paseo Padre Parkway, Fremont, CA 94555, or at any postponement or adjournment thereof. The purpose of the special meeting is for NET’s stockholders to consider and vote on the following:

1.	a proposal to adopt the merger agreement;

2.	a non-binding, advisory proposal to approve the compensation that may become payable to NET’s named executive officers in connection with the completion of the merger;

3.	a proposal to adjourn the special meeting to a later date or time if the chairman of the special meeting determines that it is necessary or appropriate, including to solicit additional proxies if there is not a quorum present or if NET has not obtained sufficient affirmative stockholder votes to adopt the merger agreement; and

4.	such other business as may properly be brought before the special meeting or any adjournment or postponement of the special meeting, by or at the direction of the board of directors.

NET’s stockholders must adopt the merger agreement in order for the merger to occur. If NET’s stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement in its entirety.

Record Date and Quorum

We have fixed July 11, 2012 as the record date for the special meeting, and only holders of record of NET common stock at the close of business on the record date are entitled to notice of, and to vote at the special meeting. As of July 11, 2012, there were 30,587,019 shares of NET common stock outstanding and entitled to vote and approximately 375 holders of record. Stockholders of record on the record date will be entitled to one vote on all matters properly coming before the special meeting and any adjournment or postponement thereof.

A majority of the shares of NET common stock issued, outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitutes a quorum for the purpose of considering the proposals. Shares of NET common stock held by stockholders present in person or represented at the special meeting but not voted, including shares of NET common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. If a quorum fails to attend the special meeting, the chairman of the meeting or the holders of a majority of the shares of NET common stock present in person or represented by proxy at the special meeting may adjourn the special meeting. In addition, NET may postpone or adjourn the special meeting as described below in “—Postponement and Adjournments.”

Vote Required for Approval

Consummation of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of NET common stock entitled to vote at the special meeting. Therefore, if you abstain or fail to vote on the proposal to adopt the merger agreement, or if you fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the adoption of the merger agreement.

The vote to approve the compensation proposal is advisory and therefore will not be binding on NET, nor will it overrule any prior decision or require NET’s board of directors (or any committee thereof) to take any action. Accordingly, as the merger-related compensation described herein is contractual with respect to the executives, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the conditions applicable thereto, if the proposed merger is completed. NET’s board of directors will consider the affirmative vote of a majority of the shares of NET common stock present in person or represented by proxy at the special meeting and entitled to vote thereon as advisory approval of the compensation proposal. Therefore, if you abstain from voting on the compensation proposal, it will have the same effect as a vote against the compensation proposal. If you fail to vote on the compensation proposal, or if you fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the compensation proposal.

The approval of the proposal to adjourn the special meeting to a later date or time if the chairman of the special meeting determines that it is necessary or appropriate, including to solicit additional proxies if there is not a quorum present or if NET has not obtained sufficient affirmative stockholder votes to adopt the merger agreement, requires the affirmative vote of a majority of the shares of NET common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Therefore, if you abstain from voting on the proposal to adjourn the special meeting, it will have the same effect as a vote against the proposal to adjourn the special meeting. If you fail to vote on the proposal to adjourn the special meeting, or if you fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the proposal to adjourn the special meeting.

As of July 11, 2012, the record date for the special meeting, the directors and executive officers of NET beneficially owned in the aggregate approximately 428,957 shares of NET common stock entitled to vote at the special meeting, representing approximately 1.4% of NET’s outstanding common stock as of the record date for the special meeting.

Voting and Proxies

Holders of record of NET common stock may vote their shares by attending the special meeting and voting their shares of NET common stock in person. Alternatively, you may vote your shares in one of the following three ways, whether or not you plan to attend the special meeting:

•	by using the Internet voting instructions printed on your proxy card;

•	by using the telephone voting instructions printed on your proxy card; or

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed postage prepaid envelope.

Voting by submitting a proxy via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy via the Internet, by telephone or by mail, even if you plan to attend the special meeting, to ensure that your shares of NET common stock are represented at the special meeting.

All shares of NET common stock represented by properly signed and dated proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holder. If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the compensation proposal and “FOR” the approval of the proposal to adjourn the special meeting (if necessary). With respect to any other matter that is properly brought before the special meeting, shares present in person or represented by all proxies received by NET will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

If your shares of NET common stock are held in “street name,” you will receive instructions from your brokerage firm, bank, trust or other nominee that you must follow in order to have your shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your brokerage firm, bank, trust or other nominee, as the case may be. Brokers who hold shares of NET common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as adoption of the merger agreement, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are present in person or represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Because all proposals for the special meeting are non-routine and non-discretionary, NET anticipates that there will not be any broker non-votes in connection with any proposal. If your broker or other nominee holds your shares of NET common stock in “street name,” your broker or other nominee will vote your shares only if you provide instructions on how to vote. Please follow the simple directions on the voting instruction form sent to you by your broker or other nominee with this proxy statement.

Revocation of Proxies

If you are a stockholder of record of shares of NET common stock, you have the right to change or revoke your proxy at any time, unless noted below, before the vote is taken at the special meeting by any of the following actions:

•	delivering to NET’s corporate secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	signing and delivering a new proxy, relating to the same shares of NET common stock and bearing a date later than the date of the earlier proxy; or

•

submitting another proxy by Internet or telephone before 11:59 p.m. Eastern Time on the date prior to the date of the special meeting (the latest Internet or telephone voting instructions will be followed).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Network Equipment Technologies, Inc.

6900 Paseo Padre Parkway

Fremont, California 94555

Attn: Corporate Secretary

If you are a “street name” holder of NET common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your voting instructions.

Postponement and Adjournments

Although it is not currently expected, the special meeting may be postponed or adjourned for the purpose of, among other things, soliciting additional proxies.

Any signed proxies received by NET prior to the special meeting in which no voting instructions are provided on such matter will be voted “FOR” an adjournment of the special meeting, if necessary or appropriate. The affirmative vote of a majority of the shares of NET common stock present in person or represented by proxy at the special meeting and entitled to vote thereon is required to adjourn the special meeting, but if stockholders representing a quorum fail to attend the special meeting, the holders of a majority of the shares of NET common stock present in person or represented by proxy at the special meeting may adjourn the special meeting. Any postponement or adjournment of the special meeting will allow NET’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as postponed or adjourned.

Solicitation of Proxies

We have retained Georgeson, Inc. to assist in the solicitation of proxies for the special meeting for a fee of approximately $9,000, a nominal charge per stockholder contact and reimbursement of reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies by personal interview, mail, email, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of NET common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. The expense of the solicitation of proxies will be borne by NET.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:

Georgeson, Inc.

199 Water Street, 26th Floor

New York, NY 10038

Banks and Brokers Call: (212) 440-9800

All Others Toll Free: (866) 482-5136

Stockholder List

Our list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices located at 6900 Paseo Padre Parkway, Fremont, California 94555, at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting. The list will also be available at the meeting for inspection by any stockholder present at the meeting.

PROPOSALS SUBMITTED TO NET STOCKHOLDERS

The Merger Proposal

(Item 1 on the Proxy Card)

NET is asking its stockholders to adopt the merger agreement that NET has entered into with Sonus and Sonus Merger Subsidiary.

For a summary and detailed information regarding this proposal, see the information about the merger agreement and the merger throughout this proxy statement, including the information set forth in the sections entitled “The Merger” beginning on page 22 of this proxy statement and “The Merger Agreement” beginning on page 54 of this proxy statement. A copy of the merger agreement is attached as Annex A to this proxy statement.

Under applicable law, we cannot complete the merger without the affirmative vote of a majority of the outstanding shares of NET common stock entitled to vote at the special meeting voting in favor of the proposal to adopt the merger agreement. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement.

NET’s board of directors unanimously (i) determined that the merger and the merger agreement are fair to, advisable and in the best interests of NET and its stockholders, (ii) approved the merger agreement and (iii) recommends that NET stockholders adopt the merger agreement. Accordingly, NET’s board of directors unanimously recommends that holders of NET common stock vote “FOR” the proposal to adopt the merger agreement. See “The Merger—Reasons for the Merger and Recommendation of our Board of Directors” beginning on page 34 of this proxy statement.

The Compensation Proposal

(Item 2 on the Proxy Card)

As required by Item 402(t) of Regulation S-K and Section 14A of the Exchange Act, NET is providing its stockholders an opportunity to cast a non-binding, advisory vote to approve the compensation that may become payable to its named executive officers in connection with the completion of the merger, which we refer to as the compensation proposal. More information regarding the compensation that may become payable to NET’s named executive officers in connection with the completion of the merger is set forth in the section captioned “The Merger—Interests of NET’s Directors and Executive Officers in the Merger,” beginning on page 48 of this proxy statement.

NET believes that the compensation that may become payable to its named executive officers in connection with the completion of the merger is reasonable and demonstrates that NET’s executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of NET’s stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to NET’s named executive officers in connection with the completion of the merger. In addition, this vote is separate and independent from the vote of stockholders to approve the merger agreement.

The vote to approve the compensation proposal is advisory and therefore will not be binding on NET, nor will it overrule any prior decision or require NET’s board of directors (or any committee thereof) to take any action. Accordingly, as the merger-related compensation described herein is contractual with respect to the executives, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the conditions applicable thereto, if the proposed merger is completed. NET’s board of directors will consider the affirmative vote of a majority of the shares of NET common stock present in person or represented by proxy at the special meeting and entitled to vote thereon as advisory approval of the compensation proposal. If you abstain from voting, it will have the same effect as a vote against the compensation proposal. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the compensation proposal.

NET’s board of directors unanimously recommends that holders of NET common stock vote “FOR” the compensation proposal.

The Adjournment Proposal

(Item 3 on the Proxy Card)

NET is asking its stockholders to authorize the holder of any proxy solicited by NET’s board of directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the special meeting to a later date or time if the chairman of the special meeting determines that it is necessary or appropriate, including to solicit additional proxies if there is not a quorum present or if NET has not obtained sufficient affirmative stockholder votes to adopt the merger agreement. If the NET stockholders approve the adjournment proposal, NET could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.

If, at the special meeting, the number of shares of NET common stock present in person or by proxy and voting in favor of the proposal to adopt the merger agreement is not sufficient to approve that proposal, with the prior consent of Sonus, NET may move to adjourn the special meeting in order to enable NET’s board of directors to solicit additional proxies for the adoption of the merger agreement. In that event, NET will ask its stockholders to vote only upon the adjournment proposal, and not the merger proposal or the compensation proposal. The approval of the adjournment proposal requires the affirmative vote of the majority of the shares of NET common stock present in person or represented by proxy at the special meeting and entitled to vote thereon (or if a quorum fails to attend the special meeting, the holders of a majority of the shares of NET common stock present in person or represented by proxy at the special meeting may adjourn the special meeting). If you abstain from voting, it will have the same effect as a vote against the proposal to adjourn the special meeting. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the proposal to adjourn the special meeting.

NET’s board of directors unanimously recommends that holders of NET common stock vote “FOR” the adjournment proposal.

THE MERGER

Effects of the Merger

The merger agreement provides that, on the terms and subject to the terms of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Sonus Merger Subsidiary will be merged with and into NET and, as a result of the merger, the separate corporate existence of Sonus Merger Subsidiary will cease and NET will continue as the surviving corporation and become a wholly owned subsidiary of Sonus. The merger will become effective when the certificate of merger has been duly filed with the Delaware Secretary of State or at a later time as agreed to by the parties and specified in the certificate of merger. If the merger is completed, NET common stock will be removed from listing on the NASDAQ Global Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

At the effective time of the merger, each share of NET common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive $1.35 in cash (which we refer to as the “merger consideration”), without interest and less any applicable withholding taxes, other than:

•

shares of NET common stock owned by Sonus, Sonus Merger Subsidiary or NET, or any direct or indirect wholly owned subsidiary of Sonus Merger Subsidiary or NET, immediately prior to the effective time of the merger, which will be canceled and no payment will be made with respect thereto; and

•	shares of NET common stock held by a stockholder who has properly exercised dissenter’s rights in accordance with Delaware law.

When so converted, all such shares of NET common stock shall no longer be outstanding and shall be automatically cancelled and shall cease to exist.

At the effective time of the merger, each (i) NET stock option that is unexpired, unexercised and outstanding as of the effective time of the merger, whether vested or unvested, and that has an exercise price per share that is less than the merger consideration, and (ii) NET restricted stock unit (“RSU”) that is outstanding as of the effective time of the merger, will be assumed by Sonus and will become converted into the right to acquire Sonus stock. The vesting of such assumed options and RSUs will not be accelerated as a result of the consummation of the merger, provided that if the service of the holder of such assumed option or RSU to the surviving corporation of the merger, Sonus or any other affiliate of Sonus is terminated by such entity (and in connection therewith such holder does not thereafter commence service with Sonus or an affiliate of Sonus such that vesting of such assumed option or RSU would continue) on or before December 31, 2012 for a reason other than (i) a willful act by such holder that constitutes misconduct or fraud and has a material adverse effect on the entity terminating such holder or (ii) a conviction of such holder of a felony crime, such assumed option or RSU shall upon such termination vest and become exercisable in full. The merger agreement provides further that, immediately prior to the effective time of the merger, each NET stock option that is unexpired, unexercised and outstanding and that has an exercise price per share that is greater than or equal to the merger consideration shall vest and become exercisable in full and will, to the extent not exercised, terminate and cease to be outstanding without consideration at the effective time of the merger.

The merger agreement provides that, in accordance with the respective terms and requirements of the existing indentures referred to below, we will prepare supplemental indentures for each of (i) the 7 1/4% Convertible Subordinated Debentures due 2014 issued by us under the Indenture, dated as of May 15, 1989 (the “1989 Debentures” and the “1989 Indenture,” respectively), between us and Morgan Guaranty Trust Company of New York (“Morgan Guaranty”), and (ii) the 3.75% Convertible Senior Notes due 2014 issued by us under the Indenture, dated as of December 17, 2007 (the “2007 Notes” and the “2007 Indenture,” respectively), between us and U.S. Bank National Association (“U.S. Bank”), which supplemental indentures shall provide, among other things, that, from and after the effective time of the merger, in lieu of being convertible into shares of NET common stock, the 1989 Debentures and the 2007 Notes will be convertible into the kind and amount of merger consideration that would have been receivable upon the consummation of the merger by a holder of the number of shares of NET common stock issuable on conversion of such 1989 Debentures or 2007 Notes, respectively, as of the effective time of the merger. In connection with the closing of the merger, the supplemental indentures will be executed and delivered to Morgan Guaranty and U.S. Bank, respectively. After the effective time of the merger, both the 1989 Debentures and the 2007 Notes will remain outstanding obligations of NET, subject to the terms and conditions of the 1989 Indenture and the 2007 Indenture, respectively, in each case as amended by the applicable supplemental indenture described in this paragraph.

In addition, the consummation of the merger will constitute a “fundamental change” under the 2007 Indenture. As required by the 2007 Indenture and as provided in the merger agreement, within 10 business days after the closing date of the merger, Sonus will deliver, or cause to be delivered, a fundamental change notice to each holder of 2007 Notes indicating that each such holder has the right to have all or a portion of its 2007 Notes purchased at a price in cash equal to 100% of the principal amount of the 2007 Notes (or portion thereof), plus any accrued and unpaid interest. Any 2007 Notes tendered for purchase in response to the fundamental change notice will be purchased on a date to be selected by Sonus that shall be no later than 35 business days after the date of the fundamental change notice.

Effects on NET If the Merger Is Not Completed

In the event that our stockholders do not adopt the merger agreement or if the merger is not completed for any other reason, you will not receive any payment for your shares or equity awards in connection with the merger. Instead, we will remain an independent public company. We expect that management would operate the business in a manner similar to that in which it is being operated today, and that our stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, industry, economic and market conditions. Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares or equity awards. From time to time, our board will evaluate and review our business operations, assets, dividend policy and capitalization, among other things, and make such changes as they deem appropriate. Our board will also continue to seek to identify strategic alternatives to maximize stockholder value.

In addition, if the merger agreement is terminated under certain circumstances, we will be obligated to pay to Sonus a termination fee of $1.25 million as more fully described in “Merger Agreement—Termination Fees and Expenses.”

Background of the Merger

The networking equipment industry in which we compete has come under significantly increasing competitive pressures. The market for networking equipment is highly competitive, and some of our competitors have significantly greater resources than we have. Broadband technology standards are constantly evolving, and the networking equipment industry has seen the constant introduction of new and alternative technologies that have reduced the value of older technology solutions. In addition, the market for networking equipment has seen a worldwide migration from existing circuit technology to the new packet-based technologies. This means that companies generally require significant long term capital resources to be able to make necessary investments in new products and technologies to achieve revenue growth.

It has become increasingly difficult for us to compete effectively, make appropriate investments, and generate net income and positive cash flow. With the exception of fiscal 2008, we have incurred net losses since fiscal 1998, with our losses averaging approximately $8.5 million per quarter during the fiscal year ended March 30, 2012. We have also seen our revenues decline in each of the past two fiscal years. Our government business has declined sharply, as the United States government has shifted the focus of its information technology spending away from the legacy technologies that had previously provided a large portion of our revenue, and sales to other customers have not made up for the decline. The recent deterioration in global economic conditions has made a challenging financial and operational environment even more difficult, which has contributed to the further decline in our financial performance and reduced demand for our products and caused continuing pricing and margin pressures. Furthermore, we will be required to repay borrowings under our convertible senior notes and our redeemable convertible subordinated debentures currently totaling $34.2 million, in fiscal 2014 and 2015. Unless our future cash flow from operations is sufficient to repay such amounts, we will need to raise additional capital or restructure or refinance these debt obligations, neither of which can be assured. As of March 30, 2012, we had total current assets of $49.3 million, including cash, cash equivalents, restricted cash and short-term investments of $35.1 million.

In response to the foregoing and other pressures, and as part of its ongoing oversight of our business and affairs, our board periodically reviews the company’s condition (financial and otherwise), challenges and prospects with a view toward maximizing stockholder value. At our board’s direction, we have implemented a series of restructuring plans and other measures in an effort to reduce our cost structure and stabilize our business. However, we have not yet achieved cash-flow breakeven and there can be no assurance whether or when we might return to profitability. Moreover, certain of the measures that we have taken, including reductions in expenditures for research and development and for sales and marketing, may adversely affect our ability to grow and compete effectively in the future, and we believe that additional reductions in our cost structure would present further risks to our future prospects.

At a meeting of our board held on March 3, 2011, the board discussed our financial and operational condition and long-term prospects. After considering these matters and the challenges presented by the changing competitive landscape and industry trends, our board determined that it would be desirable to retain a financial advisor to assist in obtaining a significant investment in our company. In reaching its decision, our board concluded that such an investment would enable us to accelerate some of our product development initiatives and pursue a growth strategy that, if executed effectively, would result in a meaningful improvement to our financial condition and results of operations. The board also discussed potential advantages from partnering with a financial sponsor, including possibly valuable additions to our board or management team. At the invitation of our board, representatives of GCA Savvian Advisors, LLC (“GCA Savvian”) joined the meeting by telephone to describe their qualifications to serve as a financial advisor and outline various scenarios for raising capital. Our board discussed an outline of the terms for GCA Savvian’s engagement to serve as our financial advisor and instructed management to pursue such engagement. Following these discussions, GCA Savvian was formally retained on behalf of our board by letter dated on April 4, 2011 to act as our exclusive placement agent in connection with a possible offering of our securities. The fee to be paid to GCA Savvian under this engagement was contingent upon our conducting an offering of securities and was to be calculated based on a percentage of the proceeds of the offering. The engagement also included terms under which GCA Savvian would act as our non-exclusive financial advisor in connection with a potential sale of the company if the board were to subsequently determine to explore our strategic alternatives in addition to an offering of our securities, and established a transaction fee to be calculated based on a percentage of the sale price, subject to a minimum fee of $1.5 million. In reaching its decision to retain GCA Savvian, our board considered GCA Savvian’s qualifications, reputation and familiarity with our business. If the merger with Sonus is completed, GCA Savvian will receive a transaction fee of $1.5 million.

On April 7, 2011, representatives of GCA Savvian met with our management to discuss financial investors that might be interested in making an investment in our company, and to begin preparing a management presentation and financial model to be provided to the potential financial investors.

On April 28, 2011, our board held a meeting, at which members of our management and representatives of GCA Savvian were present, to discuss, among other things, the process to be undertaken by GCA Savvian in contacting potential investors, including the list of potential investors that had been prepared by GCA Savvian and our management and the content of certain materials to be provided to such investors. Our board determined that GCA Savvian and Dixon R. Doll, Ph.D., our Chairman of the Board, should initially contact a limited group of seven financial investors, which GCA Savvian and our management had identified as the most likely to have the greatest interest in making an investment in our company in light of a number of factors, including their familiarity with the industry in which we compete and the size of the contemplated investment. Our board also determined that for business and competitive reasons, potential strategic investors should not be contacted at that time.

Between May and July, 2011, Dr. Doll and representatives of GCA Savvian contacted the seven investors described above, in order to gauge their potential interest in an investment in our company. Five of the investors contacted indicated that they were interested in discussing further a potential investment in our company, and during this period various members of our management and representatives of GCA Savvian conducted multiple discussions and meetings with these five potential investors to discuss our business, assets, financial performance and projections.

On July 20, 2011, our board held a meeting, at which members of our management and representatives of GCA Savvian were present, to receive a report regarding the results of the process undertaken by GCA Savvian to that time and the feedback received from potential investors. At the meeting, GCA Savvian reported that each of the seven potential financial investors had indicated that they were not inclined at that time to make an investment in the company, partly due to concerns regarding our projected operating expenses and weakness in our revenues. Following this discussion, our board authorized GCA Savvian to expand the scope of its discussions regarding a potential investment in our company to include 20 additional financial investors that GCA Savvian and our management had identified as the next most likely to be interested in making an investment in our company. Our board also determined that for business and competitive reasons, potential strategic investors should still not be contacted at that time. One further additional financial investor was added to the list after the meeting.

Between July and September, 2011, GCA Savvian contacted the 21 investors described above, in order to gauge their potential interest in an investment in our company. Seven of the investors contacted indicated that they were interested in discussing further a potential investment in our company, and during this period members of our management and representatives of GCA Savvian conducted multiple discussions and meetings with these seven potential investors to discuss our business, assets, financial performance and projections.

On September 21, 2011, members of our management met with representatives of GCA Savvian to discuss the results of the process undertaken by GCA Savvian to that time. The representatives of GCA Savvian reported that a number of the additional potential investors had also expressed concerns regarding, among other things, our projected operating expenses and continued weakness in our revenues. Following discussions with members of our board, management began work to develop a revised financial and operating plan contemplating certain measures that might be undertaken to reduce our operating expenses in connection with any potential investment. Our management and GCA Savvian then made contact again with those potential investors who had specifically expressed concerns regarding our projected operating expenses as a factor limiting their interest in a potential investment in our company, to discuss with them a potential investment under the circumstances contemplated by the revised financial and operating plan.

On December 2, 2011, our board held a meeting, at which members of our management and representatives of GCA Savvian were present, to receive a report regarding feedback received from potential investors with respect to the revised financial and operating plan. At the meeting, GCA Savvian reported that each of the potential investors contacted by GCA Savvian had indicated that they were not presently inclined to make an investment in the company, and had commented that we would first need to demonstrate an ability to achieve at least break-even financial performance.

On December 8, 2011, our board held a meeting, at which members of our management and representatives of GCA Savvian were present, to discuss, among other things, expanding the exploration process to include potential strategic investors. GCA Savvian presented a list of eight potential strategic investors (which included

Sonus), which GCA Savvian and our management had identified as those most likely to have the greatest interest in making an investment in our company in light of a number of factors, including their strategic fit with us and their respective capacities to make an investment of the size contemplated. After weighing the business and competitive risks of doing so against the potential benefits that might be realized by the company, our board authorized GCA Savvian to contact each of the potential strategic investors, other than Sonus. Our board determined that because we were then contemplating discussions with Sonus regarding a potential partnership in the market for equipment providing network solutions for enterprise customers, we should postpone contacts with Sonus regarding a potential investment in us until those discussions had occurred. Our engagement letter with GCA Savvian was subsequently amended in connection with the board’s authorization for GCA Savvian to contact potential strategic investors.

On December 16, 2011, following on earlier introductions made by a representative of a third party investment bank, C. Nicholas Keating, Jr., then our President and CEO, and Matthew Krueger, our Vice President of Corporate Marketing and Business Development, met with Todd A. Abbott, Sonus’ Senior Vice President of Global Sales, Marketing and Business Development via telephone conference call, in order to discuss a potential partnership between us and Sonus in the market for equipment providing network solutions for enterprise customers.

On December 22, 2011, Mr. Krueger presented Mr. Abbott with publicly available information regarding our business and the network equipment industry generally, and Messrs. Krueger and Abbott agreed to meet in person at some point early in 2012.

Between December 2011 and January 2012, GCA Savvian contacted the seven other strategic investors described above, in order to gauge their potential interest in an investment in our company. Each of the investors contacted indicated that they were not interested in discussing further a potential investment in us.

During this time, we continued to sustain financial losses and were unable to grow new product revenues at a sufficiently rapid pace to support an expectation that we might return to profitability without substantial restructuring. As a result, we developed and initiated a plan to bring our operating expenses more in line with revenues and to preserve capital resources. The plan included a reduction of our existing workforce by approximately 15%. The plan and workforce reduction were announced on January 6, 2012. Following this announcement, at the direction of our board, GCA Savvian once again contacted those of the potential financial investors from each of the previous groups who had expressed concerns regarding our operating expenses, to determine whether there might be interest in an investment in our company given the restructuring actions. Each of the potential financial investors contacted by GCA Savvian indicated that they remained uninterested in making an investment in our company.

On January 25, 2011, our board held a meeting, at which members of our management and representatives of GCA Savvian were present, to receive a report regarding the results of the process undertaken by GCA Savvian to that time and the feedback received from potential investors. At the meeting, GCA Savvian reported that each of the potential strategic investors contacted by GCA Savvian had indicated that they were not interested in an investment in the company, and that there was a continued lack of interest in an investment among the potential financial investors that had been contacted previously. Our board discussed our long-term prospects and considered potential ways in which our board might maximize stockholder value in light of the fact that the process undertaken by GCA Savvian had so far failed to identify an investor interested in making an investment in our company. After considering the challenges presented by our financial situation and our inability to attract a significant investment in the company, our board determined that it would be desirable to explore additional strategic alternatives potentially available to us, including a possible sale of the company. Following discussion, our board authorized GCA Savvian to contact eight potential strategic buyers—the seven potential strategic investors GCA Savvian had contacted previously plus one additional party—which had been identified as those likely to have an interest in acquiring us in light of a number of factors, including their strategic fit with us and their financial wherewithal. Sonus was also discussed as a potential strategic buyer; however, our board again determined that contacts with Sonus regarding a potential acquisition of us should be delayed until additional discussions regarding a potential commercial partnership between us and Sonus had occurred.

During January and February, 2012, representatives of GCA Savvian contacted the eight strategic buyers described above (which did not include Sonus), in order to gauge their potential interest in acquiring us. Three of the strategic buyers contacted indicated that they were interested in discussing further a potential acquisition of us, and during this period various members of our management and representatives of GCA Savvian conducted multiple discussions and meetings with these three potential strategic buyers to discuss our business, assets, financial performance and projections.

On February 16, 2012, members of our management met with representatives of GCA Savvian to review the status of discussions with potential buyers and to discuss the possibility of expanding the exploration process to include additional potential buyers. GCA Savvian, together with members of our management, identified a number of potential financial buyers and additional potential strategic buyers, and discussed which of such potential buyers might have an interest in acquiring us.

On February 22, 2012, our board held a meeting, at which members of our management and representatives of GCA Savvian were present, to receive an update from GCA Savvian regarding its discussions with potential buyers and other matters relating to the process of exploring our strategic alternatives. In light of the fact that none of the potential strategic buyers contacted by GCA Savvian had yet submitted a proposal to acquire us, our board discussed, among other things, the potential benefits and risks of expanding the exploration process to include additional potential buyers (including the risk of unauthorized disclosures and disruption of our business), the list of certain potential buyers that might be contacted, the factors weighing in favor of and against contacting certain potential buyers, and the potential strategies that might be used in contacting certain potential buyers. GCA Savvian presented a list of 12 potential financial buyers (some of which had previously been approached by representatives of GCA Savvian regarding a potential investment in our company) and 19 additional potential strategic buyers, which representatives of GCA Savvian together with our management, had identified as the additional potential buyers that might have an interest in acquiring us. Following discussion, our board authorized GCA Savvian to reach out to each of the additional potential buyers on the lists presented by GCA Savvian, as well as to Sonus and two other additional potential strategic buyers that were identified during the course of the board’s discussions at the meeting. Our board also identified one further potential strategic buyer for the company to contact directly.

During February and March 2012, representatives of GCA Savvian (or in some cases, the company directly) contacted the 12 financial buyers and the 23 strategic buyers described above, as well as one additional potential financial buyer subsequently identified by GCA Savvian, in order to gauge their potential interest in acquiring us. Three of the potential financial buyers and five of the potential strategic buyers contacted (including Sonus) indicated that they were interested in discussing further a potential acquisition of us, and during this period various members of our management and representatives of GCA Savvian conducted multiple discussions and meetings with these potential buyers to discuss our business, assets, financial performance and projections, which meetings were held during the month of March 2012. None of the potential financial or strategic buyers contacted (other than Sonus as described below) made a proposal to acquire us.

On March 2, 2012, Mr. Krueger and representatives of GCA Savvian met with Mr. Abbott and David Sauerhaft, Sonus’ Director of Product Management, at our headquarters in Fremont, California. At the meeting the parties discussed our business, assets and financial performance, and our potential acquisition by Sonus. Because Sonus expressed interest in pursuing an acquisition, following the meeting, we sent to Sonus, at Sonus’ request, certain publicly-available financial information relating to us.

On March 5, 2012, we and Sonus entered into a confidentiality agreement.

Between March 9 and March 22, 2012, various members of our and Sonus’ management engaged in multiple conference calls and meetings to discuss, among other things, the technical specifications and capabilities of our products and a review of our business and financial information, including a two-day technical review hosted at our headquarters in Fremont, California on March 20 and 21, 2012.

On March 22, 2012, our board held a meeting, at which members of our management and representatives of GCA Savvian were present, to discuss the status of discussions with Sonus.

Between March 22 and mid-April 2012, Kevin Isacks, our Chief Development Officer, and David Tipping, Sonus’ Vice President and General Manager, SBC Business, engaged in multiple discussions regarding the technical specifications and capabilities of our products. During the same time, representatives of GCA Savvian engaged in multiple discussions with Sonus regarding Sonus’ potential interest in acquiring us.

On March 29, 2012, Mr. Keating retired from his positions as our President and Chief Executive Officer, effective April 2, 2012. On April 2, 2012, David Wagenseller, previously our Vice President and Chief Financial Officer, became our acting President and Chief Executive Officer.

Also on March 29, 2012, we implemented an additional workforce reduction as part of our effort, initiated in January 2012, to bring our operating expenses more in line with revenues and preserve capital resources. As a result of these additional reductions, our headcount was approximately 90 employees lower than at the beginning of the calendar year.

On April 13, 2012, our board held a meeting, at which members of our management and representatives of GCA Savvian were present, to discuss the status of discussions with Sonus.

On April 18, 2012, representatives of GCA Savvian were contacted by representatives of Evercore Group L.L.C. (“Evercore”), Sonus’ financial advisor, to discuss Sonus’ interest in acquiring us.

On April 19, 2012, Raymond P. Dolan, President and Chief Executive Officer of Sonus, contacted Mr. Wagenseller to discuss Sonus’ interest in acquiring us. Mr. Dolan indicated that Sonus would send us a non-binding acquisition proposal. Later that day, Evercore sent to GCA Savvian a non-binding proposal for Sonus to acquire us for $1.20 per share, a summary term sheet describing the terms and conditions of the proposal, and some due diligence requests. Sonus’ proposal indicated that it would remain open until April 24, and was conditioned on, among other things, our agreeing to a 30-day period of exclusivity to negotiate definitive documents and for Sonus to perform its due diligence investigation of us.

On April 20, 2012, our board held a meeting to review on a preliminary basis the terms of the non-binding proposal received from Sonus, and to establish a calendar and agenda for future meetings to discuss the proposal. Also on April 20, 2012, representatives of GCA Savvian and Evercore met by telephone to discuss Sonus’ proposal.

On April 23, 2012, our board held a meeting to discuss the non-binding proposal received from Sonus. Also attending the meeting were members of our management, representatives of GCA Savvian, and representatives of Jones Day, our external legal counsel. In addition to reviewing Sonus’ proposal and the process and timing for responding to Sonus, our board discussed other matters relating to the process of exploring strategic alternatives and, among other things, instructed GCA Savvian to contact the potential strategic and financial buyers contacted previously which had initially indicated an interest in discussing further a potential acquisition of us, to assess whether they might have any interest in acquiring us in light of the proposal that had been received from Sonus. Our board determined to meet frequently as discussions with Sonus and any other parties developed.

On April 24, 2012, representatives of GCA Savvian and Evercore met by telephone to discuss Sonus’ non-binding proposal. Sonus was asked to extend its non-binding proposal until April 26, 2012, following a scheduled meeting of our board of directors, and Sonus agreed to do so.

On April 26, 2012, our board held a meeting, at which members of our management and representatives of GCA Savvian and Jones Day were present. At the meeting our board discussed further the non-binding proposal received from Sonus and other matters relating to the process of exploring strategic alternatives. Among other matters, our board and representatives of GCA Savvian discussed whether, notwithstanding the responses of the parties contacted to date, it might be possible to obtain one or more additional proposals while maintaining the possibility of a transaction with Sonus, if one could be negotiated on more favorable terms. Our board also received a presentation from Jones Day regarding its fiduciary duties in connection with a potential sale. Our board also discussed the desirability of obtaining a fairness opinion in the event Sonus made a proposal that our board determined warranted serious consideration, and who should render any such opinion. The board noted that our engagement letter with GCA Savvian did not contemplate GCA Savvian providing a fairness opinion to the board, as the focus of GCA Savvian’s initial retention had been to assist us in an offering of our securities, and that whether it were to seek a fairness opinion from GCA Savvian or another firm, it would need to pay an additional fee for the fairness opinion, separate from the transaction fee to be paid to GCA Savvian. The board further noted that one consideration would be whether it should seek an opinion from another firm who would not be receiving a fee that was contingent upon the consummation of a sale of the company. The board and our management identified four potential candidates to give an opinion, including GCA Savvian, JMP and two other financial advisors, and the board instructed management to discuss with each of them the process for and costs of obtaining an opinion. Our board also discussed strategies for eliciting an increase in the price contained in Sonus’ proposal. Following discussion, our board determined to move forward with further exploration of strategic alternatives potentially available to us, including engaging in further negotiations with Sonus. Our board decided to proceed in a measured manner with Sonus so as to allow time both to ensure that it could continue to explore other alternatives prior to any potential exclusivity period commencing, and to develop a strategy to negotiate the best available transaction with Sonus. Our board also directed our management to be prepared to discuss with it the risks and opportunities of continuing to operate as an independent company, as contemplated by management’s present operating plans, so that our board would have that information available in connection with its deliberations concerning any acquisition proposal.

Between late April and May 24, 2012, at the instruction of our board, representatives of GCA Savvian and members of our management contacted the potential strategic and financial buyers contacted previously which had initially indicated that they were interested in discussing further a potential acquisition of us, to discuss whether they might have any interest in acquiring us in light of the fact that we had received an acquisition proposal from another party. As a result of these contacts, members of our management and representatives of GCA Savvian engaged in a number of conversations and management presentations with three other potential strategic buyers besides Sonus (the “Additional Potential Strategic Buyers”). None of the Additional Potential Strategic Buyers ultimately made a proposal to acquire us, and discussions between the Additional Potential Strategic Buyers and our representatives ceased upon our entry into the exclusivity agreement with Sonus discussed below.

On May 3, 2012, our board held a meeting, at which members of our management and representatives of GCA Savvian and Jones Day were present, to further discuss the non-binding proposal received from Sonus on April 19, 2012 and other matters relating to the process of exploring strategic alternatives. Among other things, our board further discussed the various terms and conditions of Sonus’ proposal and potential strategies for eliciting an increase in the price contained in Sonus’ proposal.

On May 8, 2012, our board held a meeting, at which members of our management and representatives of GCA Savvian and Jones Day were present, to further discuss the non-binding proposal received from Sonus on April 19, 2012 and other matters relating to the process of exploring strategic alternatives. At this meeting our board received a presentation from JMP regarding its qualifications to serve as a financial advisor to our board and the processes and analyses undertaken by JMP in rendering fairness opinions in transactions of the type proposed by Sonus. Following discussion, our board authorized the engagement of JMP to act as a financial advisor to render an opinion to our board as to the fairness, from a financial point of view, of the merger consideration to be paid to our stockholders in connection with a potential acquisition transaction when and if such a transaction were proposed that was otherwise acceptable to our board. Among the factors considered by our board in determining to retain JMP were its experience, reputation, and knowledge of our business and affairs and the industry in which we operate. In addition, our board noted that we placed no restraints on JMP as to its conclusion regarding the fairness of the merger consideration to be paid to our stockholders, and noted that the fee arrangement with JMP did not involve any fees that are contingent upon consummation of the merger. Our board did not determine to retain JMP because of any conflict or disagreement with GCA Savvian, and our board did not ask GCA Savvian to render an opinion as to the fairness of the merger consideration to be paid to our stockholders and never received any indication from GCA Savvian as to what its opinion might be if it were to undertake to render such an opinion. As noted, prior to authorizing our management to retain JMP, our management and board considered three other investment banks, including GCA Savvian, but ultimately selected JMP based on the factors discussed above. JMP was subsequently retained on behalf of our board on June 6, 2012.

On May 9, 2012, we issued a press release announcing a net loss of $9.8 million, or $0.32 per share, on revenues of $11.2 million for our fourth quarter of fiscal 2012. We also reported a net loss of $34.1 million, or $1.12 per share, on revenues of $50.2 million for the full fiscal year 2012.

On May 14, 2012, our board held a meeting, at which members of our management and representatives of GCA Savvian and Jones Day were present, to discuss the non-binding proposal received from Sonus and other matters relating to the process of exploring strategic alternatives. Among other things, our board discussed the terms of a potential counterproposal to Sonus and strategies for eliciting an increase in the price contained in Sonus’ proposal. Our board determined to continue to move deliberately to allow time for other proposals to develop, including discussions with the Additional Potential Strategic Buyers.

On May 16, 2012, Mr. Krueger and representatives of GCA Savvian met by telephone with members of Sonus’ management and representatives of Evercore to discuss, among other matters, our business and potential synergies between us and Sonus. During this meeting, representatives of GCA Savvian requested that Sonus increase the price contained in its preliminary proposal. Evercore indicated they would review the materials GCA Savvian had provided in support of their request for an increase in the proposed purchase price and discuss it with Sonus management.

On May 17, 2012, our board held a meeting, at which members of our management and representatives of GCA Savvian and Jones Day were present, to further discuss the non-binding proposal received from Sonus and other matters relating to the process of exploring strategic alternatives, including the status of discussions with the Additional Potential Strategic Buyers. Among other things, our board discussed the terms of a potential counterproposal to Sonus and strategies for presenting such counterproposal. Following discussion, our board determined that representatives of GCA Savvian should again approach Evercore to seek an increase in the price in Sonus’ preliminary proposal and to seek improved terms relating to non-financial aspects of the proposal, and authorized GCA Savvian to negotiate the length of the exclusivity period.

Later on May 17, 2012, representatives of GCA Savvian contacted representatives of Evercore to discuss the terms of the potential acquisition of us by Sonus, including the need for Sonus to increase the price that Sonus would be willing to offer in such a transaction and an exclusivity period of 20 days.

On May 18, 2012, Evercore communicated to GCA Savvian that Sonus was willing to increase the price in its non-binding proposal to $1.35 per share, payable in either cash or in stock of Sonus, at our option.

Later on May 18, 2012, our board held a meeting, at which members of our management and representatives of GCA Savvian and Jones Day were present, to discuss the revised non-binding proposal received from Sonus and other matters relating to the process of exploring strategic alternatives. Among other things, our board discussed the various terms and conditions of Sonus’ proposal, including whether the consideration to be paid in any acquisition that might be accepted by the board should be payable in cash or in stock of Sonus. Our board determined that cash consideration would be preferable based on a number of factors, including the certainty of value represented by cash and the risk posed by potential fluctuations in the market price of Sonus’ stock were our board to agree to a stock acquisition. The board also discussed potential strategies for eliciting a further increase in the price contained in Sonus’ revised proposal. Following discussion, our board instructed Mr. Wagenseller to contact Sonus regarding its revised proposal, and to seek a further increase in the proposed purchase price. Later that day, Mr. Wagenseller contacted Mr. Dolan to discuss again increasing the price that Sonus was willing to pay to acquire us. In response to Mr. Wagenseller’s request, Mr. Dolan indicated that Sonus had already raised the proposed price once and was not at that time willing to further increase the proposed purchase price beyond $1.35 per share.

On May 20, 2012, our board held a meeting, at which members of our management and representatives of GCA Savvian and Jones Day were present, to discuss the revised non-binding proposal received from Sonus and other matters relating to the process of exploring strategic alternatives. Among other things, our board discussed the most recent discussions between Mr. Wagenseller and Mr. Dolan, the status of discussions with the Additional Potential Strategic Buyers, and the likelihood of receiving any other proposals that might be reasonably likely to result in an alternative proposal to that of Sonus. Mr. Wagenseller informed our board that, while one further meeting was scheduled with one of the Additional Potential Strategic Buyers on May 24, 2012, none of the Additional Potential Strategic Buyers had made a proposal to acquire us (and as he later reported to our board, no proposal resulted from the further meeting on May 24, 2012). Our board also reviewed the other terms of the revised Sonus proposal.

On May 22, 2012, our board held a meeting, at which members of our management and representatives of GCA Savvian and Jones Day were present, to receive a report on GCA Savvian’s discussions with Sonus. The representatives of GCA Savvian reported that Sonus was willing to conduct due diligence and attempt to negotiate an agreement if we were willing to provide a 20 day exclusivity period for those discussions. Our board reviewed the proposed terms of the exclusivity, which would require ceasing discussions with all other potential acquirers. At the conclusion of the meeting, our board authorized Mr. Wagenseller to enter into a 20-day exclusivity agreement with Sonus in a form reasonably acceptable to him.

On May 24, 2012, representatives of Sonus, Evercore, and Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Sonus (“WilmerHale”), were granted access to an electronic data room for the purpose of conducting additional due diligence on us.

On May 25, 2012, we entered into the 20-day exclusivity agreement with Sonus that had been previously authorized by our board. On the same day, Mr. Wagenseller and Mr. Dolan had a brief conversation confirming signing of the exclusivity agreement.

During late May and the first half of June, various members of our and Sonus’ management engaged in multiple conference calls to discuss due diligence matters.

On May 30, 2012, our board held a meeting, at which members of our management and representatives of GCA Savvian were present, to review the strategic alternatives potentially available to us in the event we were we unable to reach an agreement on acceptable terms with Sonus. The discussions focused on our prospects as an independent company, and potential ways in which our board might maximize stockholder value. Mr. Wagenseller reviewed with our board our current financial position and financial outlook, including the expectation that we would incur a net loss for fiscal 2013 and further deplete our cash balances, and various long-term challenges faced by the company, including the risk that we might be unable to realize revenue forecasts set forth in the financial projections prepared by our management. Mr. Wagenseller also reviewed the amounts and maturity dates of our outstanding debt and the burden repayment of such debt placed on the company. Our board considered various alternatives to improve our financial position in the near term, including further restructuring actions, restructuring our outstanding debt, and seeking to sell various assets or lines of business, as well as other ways of maximizing stockholder value, including through a sale of the company to Sonus or another party.

On June 5, 2012, WilmerHale circulated a draft merger agreement to Jones Day for review and discussion by us.

On June 7, 2012, our board held a meeting, at which members of our management and representatives of GCA Savvian and Jones Day were present, to discuss the status of negotiations with Sonus and its advisors. Among other things, our board discussed and directed questions to its legal and financial advisors concerning the terms and conditions of the merger agreement previously circulated by WilmerHale and the terms of Sonus’ offer and the subsequent negotiations thereon. At the conclusion of the meeting, our board determined that our management and advisors should continue to pursue a possible transaction with Sonus and seek to negotiate increased consideration and improved contractual terms.

On June 9, 2012, Mr. Dolan called Dr. Doll to introduce himself and convey his respect for our organization. The terms of the transaction were not discussed.

On June 10, 2012, Jones Day delivered comments on the draft merger agreement to WilmerHale. Among other matters, the revised draft contained changes intended to permit our board greater flexibility in considering the terms of any competing acquisition proposals that might be received by us.

On June 12, 2012, our board held a meeting, at which members of our management and representatives of GCA Savvian, JMP and Jones Day were present, to discuss the status of negotiations with Sonus and its advisors. Among other things, our board discussed the desirability of again requesting an increase in the merger consideration and strategies for doing so, and the potential timing of a transaction with Sonus and the likelihood that Sonus would request an extension to the period of exclusivity expiring on June 14, 2012. Representatives of JMP also reviewed the status of their financial analyses of the proposed transaction with Sonus. Following discussion, our board determined our management and advisors should continue to pursue a possible transaction with Sonus and seek to negotiate increased consideration and improved contractual terms. In addition, our board authorized Mr. Wagenseller to enter into an amendment to our exclusivity agreement with Sonus, extending the period of exclusivity for up to seven days from June 14, if so requested by Sonus.

Between June 12 and 18, 2012, multiple drafts of the merger agreement and related transaction documents were circulated to the working group by Jones Day and WilmerHale. Legal and financial advisors for us and Sonus met via teleconference to negotiate the terms of the merger agreement several times during this period. These discussions included the scope of representations, warranties and covenants contained in the draft merger agreement, our ability to consider other acquisition proposals and terminate the merger agreement to pursue such other proposals, the respective termination rights of the parties, and the amount and circumstances under which we would be obligated to pay Sonus a termination fee. During this period, among other things, Sonus agreed to reduce from $1.5 million to $1.25 million the amount of the termination fee payable by us to Sonus if we terminate the merger agreement to accept an unsolicited superior proposal submitted by a third party, to reduce the amount of advance notice required to be provided by us prior to entering into any negotiations with a third party and to reduce the amount of time Sonus would have to respond to a competing proposal before we could terminate the merger agreement.

On June 13, 2012, we and Sonus entered into an amendment to the exclusivity agreement extending the exclusivity period until June 19, 2012, which had been previously authorized by our board.

On June 14, 2012, Mr. Wagenseller contacted Mr. Dolan to discuss again increasing the price that Sonus was willing to pay to acquire us. In response to Mr. Wagenseller’s request, Mr. Dolan stated that Sonus was not willing to increase the proposed purchase price beyond the $1.35 per share previously offered, and that $1.35 per share was Sonus’ final offer.

Later on June 14, 2012, our board held a meeting, at which representatives of GCA Savvian, and Jones Day were in attendance, to consider and discuss the terms of the proposed transaction with Sonus. Mr. Wagenseller conveyed that Sonus had stated that the proposed purchase price of $1.35 per share was Sonus’ final offer. Representatives of GCA Savvian gave an update on the status of Sonus’ due diligence review. Representatives of Jones Day reviewed for our board the material terms and conditions of the proposed transaction. Following the meeting, our board received for review a draft of the merger agreement for the transaction and a draft of the fairness opinion to be provided by JMP.

On June 15, 2012, our board held a meeting, at which representatives of GCA Savvian and Jones Day were in attendance, to consider and discuss the terms of the proposed transaction with Sonus. Among other things, our board received an update on the currently negotiated terms and conditions of the proposed transaction.

At 5:30 p.m. Pacific time on June 18, 2012, our board held a meeting, at which members of our management and representatives of JMP, GCA Savvian, and Jones Day were in attendance, to consider and discuss the terms of the proposed transaction with Sonus. Prior to the meeting, our board received a copy of the merger agreement, a memorandum describing the material terms and conditions of the merger agreement, and presentation materials from JMP. Representatives of GCA Savvian, together with our management, reviewed the last contacts and inquiries from other parties with whom we had had any discussions regarding a potential transaction, and reported that no proposals from any such parties were expected. Representatives of Jones Day updated our board on the material terms and conditions of the merger agreement, and reviewed for our board its fiduciary duties in the context of the proposed transaction. Representatives of JMP reviewed with our board JMP’s financial analysis of the proposed $1.35 per share price and delivered to our board an oral opinion, subsequently confirmed in writing that, as of June 18, 2012 and based upon and subject to the assumptions, limitations and qualifications contained in its opinion, the merger consideration to be paid to the holders of our common stock in the merger was fair, from a financial point of view, to such holders. Our board then engaged in deliberations and, after reviewing and discussing the terms of the merger agreement and the various discussions with our management and our legal and financial advisors, and taking into consideration the factors described in this proxy statement under “Reasons for the Merger and Recommendation of our Board of Directors,” our board unanimously (i) determined that the merger and the merger agreement are fair to, advisable and in the best interests of NET and its stockholders, (ii) approved the merger agreement and (iii) recommended that NET stockholders adopt the merger agreement.

Later on June 18, the parties executed the merger agreement. Before the opening of trading on June 19, 2012, Sonus and we issued a joint press release announcing the signing of the merger agreement and the transactions contemplated thereby.

During the course of preparing this proxy statement, it was discovered that the board materials distributed to the board prior to the meeting on June 18, 2012 were not the final version that JMP had prepared for the meeting, but a draft that contained a miscalculation by JMP in the discounted cash flow portion of the fairness analysis. The miscalculation, reflected in the distributed draft materials but not in the materials upon which JMP based its fairness opinion, resulted in erroneous unlevered free cash flows that NET was expected to generate (based on the management projections shown on page 45 of this proxy statement), and therefore in an erroneous range of implied enterprise values of NET. Specifically, the draft materials showed unlevered free cash flows during the fiscal years 2013 to 2017 of (in millions) ($9.6), ($1.5), ($1.0), $10.5, and $14.9, resulting in a range of implied enterprise values of NET of $38.4 - $49.7 million. The correct computation, based on the same management projections, shows the unlevered free cash flow numbers reflected in this proxy statement on page 45, resulting in a range of implied enterprise values of NET of $42.2 - $53.5 million. The implied enterprise value of the

Sonus transaction is $43.5 million. JMP has informed us that, although the materials distributed to the board reflected the miscalculation, JMP had identified the miscalculation prior to the meeting and based its fairness opinion on the correct calculations when it rendered its opinion to our board.

Given the fact that the materials distributed to the board for the June 18, 2012 meeting reflected the miscalculation, the board held a meeting on July 8, 2012, at which members of our management and representatives of JMP, Jones Day, and Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel to the company, were present, to review with JMP the financial analysis set forth in this proxy statement and to review with JMP its opinion. During the meeting, JMP confirmed that this analysis is, but for the correction referred to above, unchanged from the board materials distributed for the meeting held on June 18, 2012. JMP also (i) confirmed that it based its fairness opinion on the correct calculations when it rendered its opinion to our board, (ii) reaffirmed its opinion as of June 18, 2012 that the merger consideration to be paid to the holders of our common stock in the merger was fair, from a financial point of view, to such holders, and (iii) confirmed, based upon its review of current market conditions as compared to market conditions on June 18, 2012 and its understanding that no material changes in NET’s business have occurred since June 18, 2012, that it was JMP’s belief that its opinion would not be expected to change in any material respect if it were to update its opinion as of July 8, 2012. Our board then requested that our management update the board on any developments affecting the company since June 18, 2012. Our management reported to the board that there had been no developments affecting our business since June 18, 2012 of which management was aware that would make it advisable to reconsider in any respect the board’s decision on June 18, 2012 to recommend to our stockholders that they adopt the merger agreement. The board then discussed the reports that it had received from JMP and management and, following such discussion, determined that it continued to unanimously recommend to our stockholders that they adopt the merger agreement for the reasons set forth in the section of this proxy statement titled “Reasons for the Merger and Recommendation of our Board of Directors.”

Reasons for the Merger and Recommendation of our Board of Directors

Reasons for the Merger

During the course of its deliberations on the merger, our board of directors held numerous meetings and consulted with our senior management, financial advisors and legal counsel, and reviewed, evaluated and considered a significant amount of information and data, as well as the following material factors:

•

Financial Condition and Prospects of the Company. Our board considered its knowledge and familiarity with our business, operations, prospects, business strategy, assets and future growth prospects, and the potential long-term value of the company taking into account our future prospects relative to the risks involved in achieving those prospects, including those Risk Factors discussed in our annual report on Form 10-K for the year ended March 30, 2012. In particular, our board considered the following material factors:

•

the risks inherent in our current operating plan, including the risks that we will not be able to achieve the revenue growth necessary to narrow our operating losses and eventually return to profitability;

•	our history of widening losses, including losses of $34.1 million, $26.3 million, and $17.8 million in fiscal 2012, 2011, and 2010, respectively;

•

the recent substantial declines in our government business, and the possibility of further declines due to cutbacks in government spending, declines which have not to date been sufficiently offset by increases in non-governmental business;

•	our inability to further reduce operating expenses without increasing further the risk that we would not be able to grow revenues as would be required to have a chance to return to profitability;

•

our limited access to capital needed to refinance a debt-related sinking fund payment of $1.2 million due in May 2013, $22.5 million of debt due in May 2014 and $10.5 million in debt due in December 2014; and

•	the board’s assessment that our prospects for growth are diminished as a result of our current financial condition and the retrenchment actions such condition has required.

•

Challenges of Remaining Independent. Our board considered our historical, current and projected financial condition and results of operations if we were to remain an independent public company. Our board considered the following material factors:

•

that if we are unable to raise additional capital on acceptable terms, we may have to further delay, reduce the scope of, or eliminate some or all of our research and development programs or other operations, which may include delaying further development of our products;

•	that we have implemented restructurings over the past several years that have reduced costs but have not returned the company to profitability;

•	the unpredictability of our order pipeline and the resulting unpredictable impact on revenues and cash flows, which could among other things make financing more difficult;

•	the ongoing cost of being a publicly-traded company listed on a national stock exchange, which places a significant and relatively fixed burden on our results of operations; and

•

the challenge of retaining current management and even reduced levels of staffing in light of the facts that we have held many salaries at fixed levels for a number of years and most of management’s and other employees’ equity incentive are significantly out-of-the-money based on recent market prices.

•

Industry Conditions. Our board considered the nature of the networking equipment industry in which we compete and the following material industry trends and economic and market conditions, both on a historical and on a prospective basis:

•

the generally difficult business environment in which we currently operate, including the effects of the recent global recession and credit crisis on our company and on our customers and the demand for our services;

•	competitive conditions in the networking equipment industry, including the risk that existing competitors might combine their resources to compete more efficiently with us; and

•	ongoing changes in the networking equipment industry, including the complexity and uncertainty regarding the development of new technologies.

•	Current Economic, Financial and Stock-Market Conditions. Our board considered the following material factors:

•	the current macro-economic climate and conditions in the United States and around the world, and the potential impact of these conditions on our business and prospects as an independent company;

•	current conditions in the financial markets generally; and

•

the historical trading prices and other statistics with respect to our common stock and the stock of certain comparable companies that our board of directors, in consultation with its financial advisor, determined to be relevant.

•

Review of Strategic Alternatives. Our board considered and discussed with our management and advisors several potential alternatives to the acquisition by Sonus, including the possibility of our continuing to operate as an independent entity, the possibility of being acquired by another company, or acquiring, merging with, or engaging in another strategic transaction with, other companies in the networking equipment industry, the possibility of certain asset sales, and various recapitalization and restructuring strategies (including the restructuring measures we announced and implemented during this calendar year), along with the timing and the likelihood of accomplishing those alternatives and the potential benefits and risks associated with those alternatives (including the risk that even with the steps we have taken to reduce expenditures we may not be able generate sufficient new revenue to become profitable in the foreseeable future).

•

Full and Fair Value. Based on our board’s familiarity with our business, operations, prospects, business strategy, assets, financial condition and results of operations, and the certainty of this value in cash in the merger compared to the potential rewards, risks and uncertainty associated with the operation of our business as an independent company, on our experience of seeking alternatives over the past year, and on the advice of our financial advisor referred to below, our board determined that the merger consideration of $1.35 per share represents full and fair value for the shares of our common stock.

•	Highest Value Attainable. Our board believes that our stockholders will receive the highest price reasonably obtainable for their shares through the merger due to:

•	the belief of our board that after extensive negotiations with representatives of Sonus, we obtained the highest price that Sonus is willing to pay for NET; and

•

the fact that our board, with the advice and assistance of our management, financial advisors and counsel, evaluated a list of third parties that it believed would be reasonably expected to have interest in an acquisition of NET based on their respective businesses, strategic objectives and financial capabilities, contacted all of such third parties and held preliminary discussions with those third parties to determine their level of interest in an acquisition of NET, and ultimately did not receive any offers or proposals to acquire NET from any of them.

•

Certainty of Value. Our board believes that the merger consideration of $1.35 per share to be received by NET stockholders in the merger provides certainty of value to our stockholders in the near term because:

•	the merger consideration is a fixed amount per share payable in cash;

•

our board’s view that the merger is likely to be completed, based on, among other things, the limited number of conditions to the merger and the absence of a financing condition in the merger agreement; and

•

our board’s view that a transaction with Sonus could be completed relatively quickly and in an orderly manner, based on the business reputation and capabilities of Sonus and its management and the financial resources of Sonus.

•	Premium to Current and Historical Trading Prices of Our Shares. Our board considered the merger consideration of $1.35 per share to be received by NET stockholders in the merger, which reflected:

•	a 14.4% premium to the $1.18 per share closing price of NET common stock on June 18, 2012, the date of the merger agreement;

•	a 21.5% premium to the per share 30 day average share price for NET common stock through June 18, 2012

•	a 28.1% premium to the per share 60 day average share price for NET common stock through June 18, 2012; and

•	a 29.7% premium to the per share 90 day average share price for NET common stock through June 18, 2012.

•

Financial Analyses and Opinion of Financial Advisor. Our board considered the financial analyses prepared and presented by representatives of JMP on June 18, 2012, as well as the oral opinion of JMP to our board of directors, subsequently confirmed in writing, that, as of June 18, 2012, and based upon and subject to the assumptions, limitations and qualifications contained in its opinion, the merger consideration to be paid to the holders of shares of NET common stock in the merger was fair, from a financial point of view, to such holders. The full text of the written opinion of JMP , dated as of June 18, 2012, is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. See also “The Merger—Opinion of JMP Securities” beginning on page 38.

•	Terms of Merger Agreement; Ability to Respond to Unsolicited Proposals. Our board considered the terms and conditions of the merger agreement, including:

•

our ability to consider and respond to, under certain circumstances specified in the merger agreement, an unsolicited, written proposal for an alternative transaction from a third party prior to the receipt of shareholder approval of the merger,

•	the right of our board, under certain circumstances specified in the merger agreement, to change its recommendation that our stockholders adopt the merger agreement, and

•

the right of our board, after complying with the terms of the merger agreement, to terminate the merger agreement in order to accept a superior offer upon payment of a termination fee of $1.25 million, and the belief of our board, after discussion with our advisors, that the termination fee did not represent an unreasonable barrier to another interested party making a competing offer.

•	Stockholder Approval Requirement; Appraisal Rights. Our board considered:

•	the fact that consummation of the merger would be subject to the adoption by our stockholders of the merger agreement, and that they would be free to reject the merger agreement; and

•

the availability of statutory appraisal rights to our stockholders who comply with all the required procedures under Section 262, which allow such stockholders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. For a further discussion of statutory appraisal rights, see “Appraisal Rights” beginning on page 74 of this proxy statement.

In reaching its decision to approve the merger agreement and the merger, and to recommend that our stockholders adopt the merger agreement, our board of directors considered the following potentially negative aspects of the merger and consequences of announcing the merger, but nevertheless determined that the merger agreement and the merger are advisable and in the best interests of our stockholders:

•

No Stockholder Participation in Future Growth or Earnings. The fact that, while the merger gives our stockholders the opportunity to realize a premium over the prices at which the shares were traded prior to the meeting of our board to consider and approve the merger agreement, our stockholders will cease to participate in our future earnings growth or benefit from any future increase in our value following the merger, and the possibility that the price of the shares might have increased in the future to a price greater than $1.35 per share.

•

No-Shop Restrictions. The restrictions contained in the merger agreement on our ability to solicit competing acquisition proposals and the requirement that we pay a termination fee of $1.25 million to Sonus in order to terminate our merger agreement with Sonus and accept a superior acquisition proposal from a third party, which may discourage third parties from making a competing proposal to acquire NET.

•

Closing Conditions. The fact that completion of the merger would require the satisfaction of closing conditions that are not within our control, including that no material adverse effect on our company has occurred.

•	Costs Associated With the Merger. The substantial costs to be incurred in connection with the merger.

•

Taxable Consideration. The fact that the gains from the transactions contemplated by the merger agreement would be taxable to stockholders for U.S. federal income tax purposes, and any gains from any appraisal proceeding could be taxable for U.S. federal income tax purposes to stockholders who perfect their appraisal rights.

•

Potentially Disruptive Impact of the Merger. The potentially disruptive effect the announcement and pursuit of the merger might have on management and other resources available for the continued operation of our business in the ordinary course, our ability to attract and retain key personnel, and our ability to retain and attract customers and to maintain and grow sales.

•

Risks Associated With Nonconsummation. The possibility that the merger might not be consummated and the potentially negative effect of a public announcement of the merger on our operating results and stock price, our ability to attract and retain key personnel, our ability to retain and attract customers and to maintain and grow sales, and the progress of certain projects under development.

•

Interim Restrictions on Business Pending the Consummation of the Merger. The fact that the merger agreement contains restrictions on the conduct of our business prior to the consummation of the merger, generally requiring us to conduct our business in the ordinary course and preventing us from taking certain specified actions, subject to specific limitations, all of which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger and could adversely impact us if the merger is not completed and we remain independent.

•

Potential Conflicts of Interest. The fact that our executive officers and directors have interests in the transaction that are different from, or in addition to, those of our other stockholders. For a further discussion of such interests, see “The Merger—Interests of NET’s Directors and Executive Officers in the Merger.”

The preceding discussion of the information and factors considered by our board of directors is not, and is not intended to be, exhaustive, but includes the material factors considered by our board of directors. In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our board of directors, but rather our board of directors conducted an overall analysis of the factors described above, including discussions with and questioning of our senior management, legal counsel and financial advisor. Individual members of our board may have given different weight to different factors.

Board of Directors Recommendation

After careful consideration, our board of directors has unanimously approved the merger agreement and declared that the merger agreement, the merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of NET’s stockholders. Accordingly, our board of directors unanimously recommends that our stockholders approve the proposal to adopt the merger agreement and that you vote “FOR” the proposal to adopt the merger agreement at the special meeting.

Opinion of JMP Securities

Pursuant to an engagement letter dated June 6, 2012, NET retained JMP to act as a financial advisor to its board of directors based on JMP’s qualifications, experience, reputation and knowledge of NET’s business and affairs and the industry in which NET operates. On June 18, 2012, JMP delivered its oral opinion to NET’s board of directors, subsequently confirmed in writing, that, as of the date of JMP’s opinion, and based upon and subject to the assumptions, limitations and qualifications contained in its opinion, the merger consideration to be paid to the holders of NET’s common stock in the merger, was fair, from a financial point of view, to such holders.

The full text of JMP’s written opinion, dated as of June 18, 2012, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in rendering the opinion, is attached as Annex B and incorporated herein by reference. You are urged to, and should, read the opinion carefully and in its entirety. JMP’s opinion is directed to NET’s board of directors and is intended for the benefit and use of NET’s board of directors in connection with its consideration of the merger, and addresses only the fairness, from a financial point of view, to the holders of NET’s common stock of the merger consideration to be paid to such holders in the merger, and does not address any other aspect of the merger. JMP’s opinion is not intended to be and does not constitute a recommendation to NET’s board of directors or any stockholder of NET as to how to vote or act with respect to the merger or any related matter. This summary of JMP’s opinion is qualified in its entirety by reference to the full text of the opinion, attached as Annex B.

In connection with rendering its opinion, JMP, reviewed and considered such financial and other matters it deemed relevant, including, among other things:

•	an unsigned execution copy of the merger agreement, dated June 18, 2012, and certain related documents;

•	certain publicly available financial statements and other information of NET;

•	certain internal financial statements and other financial and operating data concerning NET prepared by NET’s management;

•	discussions with certain members of NET’s management concerning NET’s historical and current operations, financial condition and business prospects;

•	certain publicly available financial performance data and other information concerning NET, including its stock price trading history;

•	certain financial forecasts furnished to JMP by NET’s management;

•	financial performance of certain other publicly-traded companies;

•	financial terms, to the extent publicly available, of certain comparable acquisition transactions; and

•	such other factors and analyses as JMP deemed appropriate.

In conducting its review and arriving at its opinion, with NET’s consent, JMP assumed and relied, without independent verification, upon the accuracy and completeness of all information and data furnished to or otherwise reviewed by or discussed with JMP. With respect to the financial forecasts, projections, and other forward-looking information and data relating to NET provided to, discussed with or reviewed by JMP, JMP assumed, with NET’s consent, that these materials were reasonably prepared in good faith and reflected the best currently available estimates and judgments of NET’s management as to NET’s future financial performance and other forward-looking matters. JMP was not engaged to assess the reasonableness or achievability of such forecasts, projections, or other information and data, or the assumptions on which they were based, and JMP did not assume any responsibility and expressed no view with respect to such forecasts, projections, information, data or assumptions.

For purposes of rendering its opinion, JMP assumed that the representations and warranties of each party contained in the merger agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied without waiver thereof. JMP assumed that the final form of the merger agreement will not vary materially from the unsigned execution copy of the merger agreement reviewed by JMP and that the merger will be consummated substantially on the terms described in such draft, without any amendment, modification or waiver of any material term, condition or agreement. JMP also assumed that, in connection with the merger, all necessary governmental, regulatory and other consents and approvals contemplated by the merger agreement would be obtained and that in the course of obtaining any of those consents and approvals no delays, conditions, costs or restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the merger.

JMP is not a legal, tax, accounting or regulatory advisor and expressed no opinion with respect to legal, tax, accounting or regulatory matters, as to which JMP understood that NET obtained such advice as it deemed necessary from qualified professionals. JMP is not in the business of appraising tangible assets and did not make and was not provided with, and was not requested to make or obtain, any independent valuation or appraisal of any or all of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of NET, nor did JMP make any physical inspection of such assets. JMP was not asked to evaluate the solvency or fair value of NET under any state or federal laws relating to bankruptcy, insolvency or similar matters. JMP’s opinion was necessarily based on financial, economic, market and other circumstances and conditions as in effect on, and the information disclosed to JMP as of, the date of its opinion. Events occurring after the date of the opinion may affect the opinion and the assumptions used in preparing it, and JMP did not assume any obligation to update, revise or reaffirm its opinion.

JMP was not requested to consider, and its opinion did not address, NET’s underlying business decision to enter into the merger agreement and pursue the merger, the structure or accounting treatment or taxation consequences of the merger, or the relative merits of the merger as compared to any alternative business strategies that may exist or the effect of any other transaction in which NET might engage. JMP was not requested to consider, and its opinion did not address, the non-financial terms of the merger agreement or the merger, nor did it address the terms of any of the related agreements to be entered into by the parties. JMP did not express any opinion as to the prices at which NET’s common stock may be traded at any time. JMP was not requested to consider, and its opinion does not address, the fairness of the merger to the holders of any debt securities, other creditors or other constituencies of NET. Furthermore, JMP expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration to be received by the holders of NET’s common stock. JMP’s opinion addresses only the fairness, from a financial point of view, to the holders of NET’s common stock of the merger consideration to be paid to such holders in the merger. JMP’s opinion should not be viewed as determinative of the views of NET or its board of directors with respect to the merger.

The following is a summary of the material financial analyses performed by JMP in connection with its opinion. These summaries of JMP’s financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses could create a misleading or incomplete view of the financial analyses. This summary is not intended to be an exhaustive description of the analyses performed by JMP but includes all material factors considered by JMP in rendering its opinion. JMP drew no specific conclusion from any individual analysis, but subjectively factored its observations from all of these analyses in its qualitative assessment of the merger.

Selected Publicly Traded Company Analysis

For purposes of this analysis, JMP reviewed a number of publicly traded communications equipment companies and focused its analysis on two subsets of those companies, including four IP communications companies and six communications equipment companies. Factors taken into account in selecting the first subset of companies included, but were not limited to: product offering and target market focused on IP communications. Factors taken into account in selecting the second subset of companies included, but were not limited to: product offering, market capitalization, and stock market exchange; as well as comparability to NET’s historical gross margin, historical EBITDA margin (where “EBITDA” means earnings before interest, taxes, depreciation and amortization), and potential revenue growth, as provided by NET’s management.

The four selected IP communications companies identified by JMP and included in the first subset are listed below (the “Selected IP Communications Companies”):

•	AudioCodes Ltd.

•	Dialogic, Inc.

•	Mitel Networks Corp.

•	ShoreTel, Inc.

The six selected communications equipment companies identified by JMP and included in the second subset are listed below (the “Selected Communications Equipment Companies”):

•	EMCORE Corporation

•	Lantronix, Inc.

•	Oclaro, Inc.

•	Opnext, Inc.

•	Powerwave Technologies Inc.

•	Zhone Technologies Inc.

For NET and each of the selected companies in both subsets, JMP initially calculated the applicable company’s latest and forward-looking revenue multiples as of June 18, 2012 based on enterprise value, calculated as the applicable company’s fully diluted market capitalization using the treasury stock method, plus total debt, minority interests, preferred stock and out-of-the-money convertible securities, less cash and cash equivalents, divided by that company’s latest and forecasted revenue for each of the trailing twelve month period and calendar years 2012. The trailing twelve month period revenue (which we refer to as LTM Revenue) was based on publicly-available company filings and excluded extraordinary items. The calendar year 2012 revenue forecast (which we refer to as CY2012E Revenue) for the selected companies was based on research analyst consensus estimates and excluded extraordinary items; corresponding estimates for NET were provided by NET management.

JMP next calculated the mean, median, high and low values among the selected companies for the LTM Revenue and CY2012E Revenue multiples described above, and compared each resulting value to the corresponding implied transaction revenue multiples for NET. The table below summarizes such calculations and comparisons:

Enterprise Value / Revenue Multiples
	LTM	2012E
Selected IP Communications Companies
High	1.0x	0.8x
Mean	0.7x	0.7x
Median	0.7x	0.7x
Low	0.6x	0.6x

Selected Communications Equipment Companies
High	0.7x	1.0x
Mean	0.4x	0.5x
Median	0.4x	0.4x
Low	0.2x	0.2x

NET Implied Transaction Revenue Multiple	0.9x	0.9x

JMP then calculated a range of implied enterprise values for NET by applying the multiple ranges, calculated using the median values for each set of selected companies, for the selected companies to NET’s LTM Revenue and CY2012E Revenue estimates, respectively, and compared the resulting enterprise value ranges to NET’s implied enterprise transaction value. JMP used CY2012E Revenue of $50.9 million as provided by NET management. The table below summarizes such calculations and comparisons (in millions):

Revenue Period	Implied Enterprise Value Reference Range for NET	NET Transaction Enterprise Value
LTM	$20.1 – $35.1	$43.5
2012	$20.4 – $35.7	$43.5

Information for the selected companies was based on publicly available filings, press releases and other publicly available data.

No company considered in the foregoing analysis is identical to NET. In evaluating the selected companies, JMP made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond NET’s control, such as the impact of competition on NET and the industry generally, industry growth and the absence of any adverse material change in NET’s financial condition and prospects or in that of the industry or the financial markets in general. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using selected company data.

Precedent M&A Transaction Analysis

JMP also reviewed the following twelve acquisition transactions involving technology hardware companies and conducted an analysis of these transactions based on certain publicly available financial data. The material factors taken into account in selecting these transactions included the target company’s product offering, announcement date, transaction size and projected revenue growth comparable to that of NET. The twelve selected transactions identified by JMP are listed below (hereafter referred to as precedent transactions):

Announcement Date	Acquiror	Target Company
March 26, 2012	H.I.G. Capital, LLC	Comverge, Inc.
November 10, 2011	Avnet Integrated Resources	Pinnacle Data Systems Inc.
October 11, 2011	Arris Group Inc.	BigBand Networks, Inc.
November 10, 2010	Daisy Group plc	Spiritel plc
September 20, 2010	Arrow Electronics, Inc.	Nu Horizons Electronics Corp.
September 16, 2010	Calix Inc.	Occam Networks, Inc.
June 16, 2010	Teledyne Technologies Inc.	Intelek Limited
June 2, 2010	Vector UK	Trafficmaster Limited
May 17, 2010	Francisco Partners Management LLC	EF Johnson Technologies, Inc.
May 14, 2010	FLIR Systems, Inc.	Raymarine
October 6, 2009	Viasystems Group, Inc.	Merix Corp.
February 10, 2009	CSR plc	SiRF Technology Holdings, Inc.

For each precedent transaction, JMP calculated the transaction revenue multiple based on enterprise value of the target in the precedent transaction, calculated as the applicable target company’s fully diluted equity value using the treasury stock method, plus total debt, minority interests, preferred stock and out-of-the-money convertible securities, less cash and cash equivalents, divided by that target company’s LTM Revenue as of the announcement date of the transaction.

JMP next calculated the mean, median, high and low LTM Revenue multiples for the precedent transactions and compared such revenue multiples to NET’s corresponding implied transaction revenue multiples. The table below summarizes such calculations and comparisons:

Transaction LTM Revenue Multiple
Precedent Transactions
High	1.8x
Mean	0.8x
Median	0.7x
Low	0.1x

NET Implied Transaction LTM Revenue Multiple	0.9x

JMP then calculated a range of implied enterprise values for NET by applying a range of LTM Revenue multiples centered around the median multiple for the precedent transactions to NET’s LTM Revenue and compared the resultant enterprise value range to NET’s implied enterprise transaction value. The table below summarizes such calculations and comparisons (in millions):

Revenue Period	Implied Enterprise Value Reference Range for NET	NET Transaction Enterprise Value
LTM	$30.1 – $50.2	$43.5

Information for the precedent transactions were based on publicly available SEC filings, press releases and other publicly available data.

No transaction utilized in the precedent transactions analysis is identical to the proposed acquisition of NET, including the timing or size of the merger, and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning NET’s financial and operating characteristics and other factors that would affect the acquisition value of companies to which NET is being compared. In evaluating the precedent transactions, JMP made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond NET’s control, such as the impact of competition on NET and the industry generally, industry growth and the absence of any adverse material change in NET’s financial condition and prospects or that of the industry or in the financial markets in general. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using precedent transaction data.

Premiums Paid Analysis

JMP analyzed the premiums paid in selected transactions of comparable size and target market that occurred between January 1, 2009 and June 18, 2012. From this analysis, JMP reviewed the premiums paid in 29 comparable transactions involving a public technology company target with a transaction value range between $25 million to $150 million, which transactions are identified below:

Selected Acquisitions of Technology Targets with Transaction Value Between $25 Million – $150 Million

Announcement Date	Acquiror	Target
March 26, 2012	H.I.G. Capital, LLC	Comverge, Inc.
February 21, 2012	Salient Federal Solutions, Inc.	ATS Corporation
March 3, 2011	Johnson Controls, Inc.	EnergyConnect Group, Inc.
February 22, 2011	Golden Gate Capital	Tollgrade Communications Inc.
February 9, 2011	Quagga Corporation	XETA Technologies Inc.
February 3, 2011	Summit Partners	Answers Corporation
January 18, 2011	Vector Capital	RAE Systems Inc.
December 20, 2010	Assa Abloy, Inc.	LaserCard Corporation
December 15, 2010	Stanley Black & Decker, Inc.	InfoLogix, Inc.
November 9, 2010	Quest Software Inc.	BakBone Software, Inc.
November 2, 2010	Stefanini IT Solutions	TechTeam Global Inc.
September 14, 2010	ITT Corporation	OI Corp.
September 1, 2010	Kenexa Corp.	Salary.com, Inc.
August 17, 2010	Marlin Equity Partners, LLC	Phoenix Technologies Ltd.
May 18, 2010	Google Inc.	Global IP Solutions, Inc.
May 17, 2010	Francisco Partners Management LLC	EF Johnson Technologies, Inc.
March 26, 2010	Thoma Bravo, LLC	PLATO Learning, Inc.
February 1, 2010	Haemonetics Corp.	Global Med Technologies, Inc.
January 14, 2010	Federal Signal Corp.	Sirit Inc.
December 23, 2009	Crane Co.	Merrimac Industries, Inc.
December 7, 2009	IXYS Corp.	Zilog Inc.
October 5, 2009	Kudelski SA	OpenTVCorp.
August 17, 2009	Jack Henry & Associates Inc.	Goldleaf Financial Solutions, Inc.
June 12, 2009	Golden Gate Capital; Infor Global	SoftBrands, Inc.
May 29, 2009	Zayo Group Inc.	FiberNet Telecom Group, Inc.
May 11, 2009	Ixia	Catapult Communications Corp.
April 29, 2009	LLR Partners Inc.	I-Many, Inc.
April 13, 2009	Thoma Bravo, LLC	Entrust, Inc.
April 9, 2009	Vista Equity Partners	SumTotal Systems, Inc.

JMP’s analyzed the one-day, thirty-day, sixty-day and ninety-day average implied premiums paid in such transactions. The implied premiums in this analysis were calculated by comparing the transaction price to the target company’s one-day prior, thirty-day average, sixty-day average and ninety-day average stock price prior to the announcement of the applicable transaction as provided below:

	Average Equity Premiums Paid
	1-Day	30-Day	60-Day	90-Day
Technology Precedent Transactions
75th Quartile	65%	69%	73%	65%
Mean	46%	60%	60%	57%
Median	39%	40%	48%	45%
25th Quartile	17%	28%	33%	36%

NET Implied Transaction Price Premium	14%	25%	29%	37%

JMP then calculated a range of implied enterprise values for NET by applying premium ranges of the selected comparable transactions to NET’s closing share price on, and average of the share prices for the respective periods ending, June 18, 2012 to calculate implied fully diluted equity value using the treasury stock method, and then added total debt, minority interests, preferred stock and out-of-the-money convertible securities, less cash and cash equivalents, and compared such implied enterprise values to NET’s implied transaction enterprise value. The table below summarizes such calculations and comparisons (in millions):

Premium Period	Implied Enterprise Value Reference Range for NET	NET Transaction Enterprise Value
1-Day	$43.7 – $62.7	$43.5
30-Day	$45.2 – $59.1	$43.5
60-Day	$43.9 – $57.4	$43.5
90-Day	$42.9 – $52.4	$43.5

Information for the selected comparable transactions was based on publicly available SEC filings, selected press releases and other publicly available data.

No transaction utilized in the premiums paid analysis is identical to the proposed acquisition of NET, including the timing or size of the merger, and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning NET’s financial and operating characteristics and other factors that would affect the acquisition value of companies to which NET is being compared. Mathematical analysis is not in itself a meaningful method of using selected comparable transaction data.

Discounted Cash Flow Analysis

JMP performed a discounted cash flow (or DCF) analysis using financial projections provided by NET’s management. For purposes of its DCF analysis, JMP defined unlevered free cash flows as EBITDA, less capital expenditures, less change in net working capital. For purposes of estimating unlevered free cash flows, JMP utilized a 35% tax rate, as provided by NET’s management. Based on projections provided by NET’s management, JMP calculated the unlevered free cash flows that NET was expected to generate during the fiscal years 2013 to 2017 as follows (in millions): FY2013E: ($6.8); FY2014E: ($1.9); FY2015E: $1.0; FY2016E: $9.5; and FY2017E: $16.1. JMP’s calculation of estimated unlevered free cash flows was based on the following projections provided by NET’s management (in millions):

	Fiscal Year Ended
	March 29, 2013	March 28, 2014	March 27, 2015	March 26, 2016	March 25, 2017
EBITDA	($5.7)	($1.2)	$3.9	$11.6	$19.7
Capital Expenditures	($0.2)	($0.3)	($0.4)	($0.5)	($0.8)
Change in Net Working Capital	($0.8)	($0.5)	($2.5)	($1.6)	($2.8)

To generate a range of enterprise values for NET, JMP applied a range of discount rates from 16.0% to 17.0%, based on a range of NET’s estimated weighted average cost of capital to NET’s projected unlevered, after-tax free cash flows through NET’s fiscal year 2017 to arrive at a present value as of March 31, 2012. The estimated discount rates were calculated based on the Selected IP Communications Companies as well as industry standards. JMP also applied a range of terminal revenue multiples from 0.8x to 1.0x to NET’s estimated revenue for fiscal year 2017 to calculate the terminal enterprise value range. The range of terminal revenue multiples was calculated based on the revenue multiples of the Selected IP Communications Companies.

JMP then derived a range of implied enterprise values for NET by applying the range of discount rates and terminal revenue multiples and compared the resulting implied enterprise value ranges to NET’s implied enterprise transaction value. The foregoing DCF analysis resulted in the implied enterprise reference range and comparison below (in millions):

Implied Enterprise Value Reference Range for NET	NET Transaction Enterprise Value
$42.2 –$53.5	$43.5

While discounted cash flow analysis is a widely accepted and practiced valuation methodology, it relies on a number of assumptions, including growth rates, discount rates and terminal value. The valuation derived from the discounted cash flow analysis is not necessarily indicative of NET’s present or future value or results.

Conclusion

The summary set forth above describes the material financial analyses performed by JMP and does not purport to be a complete description of the financial analyses performed by JMP or data presented by JMP in connection with its opinion delivered to NET’s board of directors on June 18, 2012. The preparation of a financial opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to particular circumstances and, therefore, the analyses underlying the opinion are not readily susceptible to a partial analysis or summary description. In arriving at its opinion, JMP considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. JMP believes that the summary set forth and the analyses described above must be considered as a whole and that selecting portions thereof, without considering all its analyses, would create an incomplete or misleading view of the process underlying its analyses and opinion. JMP based its analyses on numerous assumptions with respect to general business and economic conditions and industry-specific factors and other matters, many of which are beyond the control of NET. JMP’s analyses are not necessarily indicative of actual values or actual future results that might be achieved, and such values may be higher or lower than those indicated. The analyses were performed solely in connection with the delivery of JMP’s opinion to NET’s board of directors. JMP’s analyses are not, and do not purport to be, appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

The issuance of JMP’s opinion was approved by its fairness opinion review committee.

Fees and Expenses

Pursuant to the terms of an engagement letter dated June 6, 2012, NET agreed to pay JMP a fee of $300,000 for rendering its opinion, which fee is not contingent upon the content of the opinion nor upon consummation of the merger. NET also agreed to reimburse JMP for its reasonable out-of-pocket expenses, and to indemnify JMP, its affiliates, and each of their respective members, officers, directors, agents, employees and controlling persons against certain liabilities, including certain liabilities under the federal securities laws, based upon, relating to or arising out of JMP’s engagement.

In the ordinary course of JMP’s trading, brokerage, investment management and financing activities, JMP or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of their customers, in debt or equity securities of NET, Sonus or Sonus affiliates or other companies or any currency that may be involved in the merger. JMP has not otherwise had a material relationship with, nor otherwise received fees from, NET or any other party to the merger, during the two years preceding the date of its opinion. As of the date of its opinion, JMP did not, to the best of its knowledge, hold any material long or short positions in the securities of Sonus. In the future, JMP may maintain other relationships with, and provide advisory and other services to NET, Sonus and their respective affiliates, and may receive fees for the rendering of such services.

Financial Projections

In connection with Sonus’ due diligence review, NET provided to Sonus projected financial information for NET for fiscal year 2013 through 2017, which we refer to as the projections. NET also provided the projections to JMP in connection with its opinion. The projections were prepared solely for NET’s internal use and were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles. Neither NET’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the projections included below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the projections.

The projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions and other future events, as well as matters specific to NET’s business, all of which are difficult to predict and many of which are beyond NET’s control. The projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such projections, including, those risks discussed elsewhere in this proxy statement under the heading “Special Note Regarding Forward-Looking Statements,” and the various risks set forth in NET’s reports filed with the SEC. There can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The projections cover multiple fiscal years and such information by its nature becomes less predictive with each successive fiscal year. In addition, the projections will be affected by NET’s ability to achieve strategic goals, objectives and targets over the applicable periods. The assumptions upon which the projections were based necessarily involve judgments with respect to, among other things, future economic and competitive conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond NET’s control. The projections also reflect assumptions as to certain business decisions that are subject to change. Such projections cannot, therefore, be considered a guaranty of future operating results, and this information should not be relied on as such. The inclusion of this information should not be regarded as an indication that NET, Sonus or Sonus Merger Subsidiary, JMP, any of their respective affiliates or representatives or anyone who received this information then considered, or now considers, it necessarily predictive of actual future events, and this information should not be relied upon as such. None of NET, Sonus, Sonus Merger Subsidiary, JMP, any of their respective affiliates or representatives or any other person assumes any responsibility for the validity, reasonableness, accuracy or completeness of the projections described below. None of NET, Sonus, Sonus Merger Subsidiary, JMP, any of their respective affiliates or representatives intends to, and each of them disclaims any obligation to, update, revise or correct such projections if they are or become inaccurate (even in the short term).

The projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the potential acquisition of NET by Sonus pursuant to the merger agreement. There can be no assurance that the announcement of the merger will not cause customers of NET to delay or cancel purchases of NET’s products and services pending the consummation of the merger or the clarification of Sonus’ intentions with respect to the conduct of NET’s business thereafter. Any such delay or cancellation of customer sales is likely to adversely affect the ability of NET to achieve the results reflected in such projections. Further, the projections do not take into account the effect of any failure to occur of the merger and should not be viewed as accurate or continuing in that context.

The inclusion of the projections herein should not be deemed an admission or representation by NET, Sonus or Sonus Merger Subsidiary that they are viewed by NET, Sonus or Sonus Merger Subsidiary as material information of NET, and in fact NET has informed Sonus that it views the projections as non-material because of the inherent risks and uncertainties associated with such forecasts.

These internal projections are not being included in this proxy statement to influence your decision whether to adopt the proposal relating to the merger agreement or because we believe they are material, but are being included because they were made available by NET to its advisors and to Sonus. The information from the projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding NET contained elsewhere in this proxy statement and NET’s public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in NET’s projections, stockholders are cautioned not to place undue, if any, reliance on the projections included in this proxy statement.

The financial projections that we provided to Sonus and JMP are summarized in the following table.

	Fiscal Year Ended
	March 29, 2013	March 28, 2014	March 27, 2015	March 26, 2016	March 25, 2017
	(in millions)
Revenue	$54.0	$62.5	$74.0	$84.0	$98.0
Operating Income (loss)	($7.2)	($2.4)	$2.9	$10.6	$18.7
Net Income	($9.4)	($4.2)	$2.3	$10.6	$18.7

Interests of NET’s Directors and Executive Officers in the Merger

Treatment of NET Stock Options. Upon the merger becoming effective, each NET stock option that is unexercised and outstanding as of such date, whether vested or unvested, and that has an exercise price per share of NET common stock that is less than $1.35 per share (each, an “In-the-Money Option”) will be assumed by Sonus and converted automatically into an option denominated in shares of Sonus common stock. The assumed In-the-Money Options will remain subject to the terms and conditions substantially identical to those in effect at the effective time of the merger, as provided in the applicable NET stock plan and/or stock option agreement, except that:

•

Each assumed In-the-Money Option will be exercisable for that number of whole shares of common stock, $0.001 par value per share, of Sonus equal to the product (rounded down to the next whole number of shares of Sonus common stock, with no cash being payable for any fractional share eliminated by such rounding) of (i) the number of shares of NET common stock that were issuable upon exercise of the NET stock option immediately prior to the effective time of the merger and (ii) the quotient obtained by dividing $1.35 by the average of the closing sale prices for a share of Sonus common stock as quoted on the NASDAQ Global Select Market for the ten consecutive trading days ending with the third trading day that precedes the closing date (the “Equity Award Exchange Ratio”);

•

The per share exercise price for such assumed In-the-Money Option will be equal to the quotient (rounded up to the next whole cent) obtained by dividing (i) the exercise price per share of NET common stock at which such In-the-Money Option was exercisable immediately prior to the effective time of the merger by (ii) the Equity Award Exchange Ratio; and

•

The vesting of each assumed In-the-Money Option will not be accelerated as a result of the consummation of the merger or the other transactions contemplated by the merger agreement, provided that if the service of the holder of such assumed option to the surviving corporation, Sonus or any other affiliate of Sonus, is terminated by such entity (and in connection with such termination, such holder does not then commence service with Sonus or an affiliate of Sonus such that vesting of such assumed option would continue) on or before December 31, 2012 for a reason other than (i) a willful act by such holder that constitutes misconduct or fraud and has a material adverse effect on the entity terminating such holder or (ii) a conviction of such holder of a felony crime, such assumed option will, upon such termination, vest and become exercisable in full.

In addition to the above provisions, under the terms of NET’s stock plans, NET stock options granted to officers of NET (as defined in the applicable stock plan) will automatically accelerate in full in the event that such officer’s employment terminates within one year following the effective time of the merger. Also, pursuant to the terms of the Change of Control Agreements with NET executive officers, as described in further detail below, each executive officer will be entitled to accelerated vesting with respect to his assumed NET stock options in connection with certain terminations of his or her employment within one year of the effective time of the merger.

Immediately prior to the effective time of the merger, each NET stock option that is unexercised and outstanding and that has an exercise price per share of NET common stock that is greater than or equal to $1.35 per share will vest and become exercisable in full and will, to the extent not exercised, terminate and cease to be outstanding without consideration at the effective time of the merger.

Treatment of NET Restricted Stock Units. At the effective time of the merger, each NET RSU that is outstanding as of such date will be assumed by Sonus. Each such NET RSU that is assumed by Sonus will continue to have, and be subject to, the same terms and conditions as were in effect immediately prior to the effective time of the merger, as provided in the applicable NET Stock Plan and/or restricted stock unit award agreement, except that:

•

Each assumed NET RSU will be for that number of whole shares of Sonus common stock equal to the product (rounded down to the next whole number of shares of Sonus common stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of NET common stock that were issuable under such NET RSU immediately prior to the effective time of the merger and the Equity Award Exchange Ratio; and

•

The vesting of each assumed NET RSU will not be accelerated as a result of the consummation of the merger or the other transactions contemplated by the merger agreement, provided that if the service of the holder of such assumed restricted stock unit to the surviving corporation, Sonus or any other affiliate of Sonus, is terminated by such entity (and in connection with such termination such holder does not thereafter commence service with Sonus or an affiliate of Sonus such that vesting of such assumed RSU would continue) on or before December 31, 2012 for a reason other than (i) a willful act by such holder that constitutes misconduct or fraud and has a material adverse effect on the entity terminating such holder or (ii) a conviction of such holder of a felony crime, such assumed RSU will, upon such termination, vest in full.

In addition to the above provisions, under the terms of the NET stock plans, NET RSUs granted to officers of NET (as defined in the applicable stock plan) will automatically accelerate in the event that such officer’s employment terminates within one year following the effective time of the merger. Also, pursuant to the Change of Control Agreements with NET executive officers, as described in further detail below, each executive officer will be entitled to accelerated vesting with respect to their assumed NET RSUs in connection with certain terminations of his or her employment within one year of the effective time of the merger.

Upon the merger becoming effective, Sonus will also assume all of NET’s equity plans, which include the Amended and Restated 1993 Stock Option Plan (as last amended March 21, 2007), the Amended and Restated 1997 Stock Option Program (as last amended April 16, 2002) and the 2008 Equity Incentive Plan (as last amended August 9, 2011).

Employment Agreements. NET has not entered into any employment agreement with its executive officers pursuant to which an executive officer would be entitled to any benefits or compensation in connection with the merger or a termination of employment in connection with the merger, other than the agreements described immediately below under “Change of Control Agreements.”

Change of Control Agreements. Each of NET’s executive officers, including the named executive officers, Messrs. Wagenseller, Fitzpatrick and Le and Ms. Carte, has entered into a change of control agreement with NET that provides certain payments upon a termination of employment within one year after a “corporate transaction” or “change of control,” as those terms are defined in NET’s 1993 Stock Option Plan. Under the change of control agreements, termination of employment includes either termination for reasons other than “cause” or “disability” or resignation by the officer for “good reason,” as each of those terms are defined in the applicable change of control agreements. In these cases, NET or a successor will provide the following payments to the named executive officers:

•	a severance payment equal to one year’s current base salary;

•	payment of the premiums for, or will otherwise provide, medical, dental, life and disability insurance for one year following the date of termination of employment; and

•

immediate vesting of all outstanding stock options and restricted stock units. Any stock options that vest pursuant to these terms shall be exercisable for one year from the date of termination or on the date the term of the stock option expires, whichever is earlier.

These payments are subject to the executive officer executing and delivering a standard form of release and may be reduced to the extent necessary to prevent any part of such payment from being treated as an “excess parachute payment” under Section 280G of the Internal Revenue Code, but only if such reduction would result in a greater after-tax benefit to the executive.

Acquisition-Retention Bonus Agreements. Certain executive officers, including the named executive officers Mr. Wagenseller and Ms. Carte, have agreements providing for bonus payments to occur in connection with an acquisition of NET, provided they do not voluntarily resign prior to the date the payment would become due. Mr. Wagenseller received a bonus of $20,000 upon the approval of the merger agreement by the NET board of directors. Mr. Wagenseller and Ms. Carte are also eligible for separate payments of $30,000 each upon the merger becoming effective by December 31, 2012.

Continued Compensation and Benefits. Following the merger and until December 31, 2012, Sonus has agreed to (i) cause the surviving corporation to maintain its benefit plans (other than NET’s 401(k) plan) that are “employee benefit plans” within the meaning of and subject to Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (ii) not reduce the base salary or hourly wage rates of each continuing employee of NET and its subsidiaries, including NET’s executive officers, as in effect on the date of the merger agreement, and (iii) cause the surviving corporation and each of its subsidiaries to provide to any continuing employee whose employment is terminated during such period a severance payment that is no less than the duration of base salary called for under NET’s existing severance matrix and any other treatment that applies under the applicable NET benefit plan or practice. This obligation, however, will not apply to the extent an individual is covered under an individual change of control agreement (which will instead apply for this purpose) and will also not apply to individuals whose employment ends for reasons that would not have entitled them to severance under NET’s severance policies (e.g., terminations for cause) as in effect on the date of the merger agreement. NET’s executive officers currently participate, or are eligible to participate, in NET’s employee benefit plans, which include medical, dental, vision, life insurance, accidental death and dismemberment insurance, business travel accident insurance, short-term and long-term disability, employee assistance program, flexible spending accounts, and other welfare benefit plans. Sonus has further agreed to allow continuing employees, including NET’s executive officers, to participate in Sonus’s 401(k) plan, in the event that NET’s 401(k) plan is terminated prior to the effective time of the merger as soon as permitted under the terms of the Sonus 401(k) plan.

Sonus Employment Agreements with Executive Officers. We do not currently anticipate any executive officer of NET entering into a separate employment arrangement with Sonus prior to or in connection with the closing of the merger.

Non-Employee Directors. All NET stock options held by NET’s non-employee directors have an exercise price per share of NET common stock that is greater than or equal to $1.35 per share and will vest in full immediately prior to the effective time of the merger and then terminate upon the effective time of the merger to the extent not previously exercised. All NET RSUs held by NET’s non-employee directors will vest by August 5, 2012 (before the anticipated effective time of the merger).

Summary Tables. The following tables set forth certain information regarding the accelerated vesting and compensation and benefits that will or may be paid or provided in connection with the merger under the circumstances described below to each of NET’s “named executive officers” as determined in accordance with Item 402(t) of Regulation S-K (which is based in part on NET’s most recently filed “Summary Compensation Table”), including current officers Messrs. Wagenseller, Fitzpatrick, and Le, and Ms. Carte, and former officers Messrs. Keating and Harty.

The following table sets forth estimated information regarding accelerated vesting of (i) NET stock options and RSU awards payable to executive officers upon a qualifying termination of employment following completion of the merger and (ii) NET stock options and RSU awards payable to non-employee directors upon the closing of the merger, in each case, as of September 30, 2012 (the assumed date the merger is completed for purposes of this table).

Name	Number of Shares Subject to NET Stock Options that will Accelerate	Number of Shares Subject to RSUs that will Accelerate	Total Number of Shares Subject to NET Stock Options and RSUs that will Accelerate	Estimated Total Value (1)
Executive Officer
David Wagenseller (2)	40,000	—	40,000	$20,800
Karen C. Carte (3)	40,000	—	40,000	$20,800
James Fitzpatrick	40,000	—	40,000	$20,800
Francois Le	40,000	—	40,000	$20,800
Talbot Harty (4)	—	—	—	—
C. Nicholas Keating, Jr. (5)	—	—	—	—

Director
Dixon R. Doll, Ph.D.	—	—	—	—
David R. Laube	—	—	—	—
Frederick D. D’Allesio	—	—	—	—
C. Nicholas Keating, Jr.	—	—	—	—

(1)	To estimate the value of the accelerated vesting of NET stock options and RSU awards, we multiplied the aggregate number of shares of NET common stock issuable upon exercise of the stock options by $1.35 per share less the weighted average exercise price for such options. No value is assigned to NET stock options with an exercise price per share of NET common stock that is greater than or equal to $1.35 per share, which will be cancelled without any consideration at the effective time of the merger, as described above under “Treatment of NET Stock Options.” There are no unvested RSUs held by the listed individuals.
(2)	Effective April 2, 2012, Mr. Wagenseller became the acting President and Chief Executive Officer of NET.
(3)	Effective April 2, 2012, Ms. Carte became the acting Chief Financial Officer of NET.
(4)	Effective December 16, 2011, Mr. Harty resigned.
(5)	Effective April 2, 2012, Mr. Keating retired as President and Chief Executive Officer of NET.

The following table sets forth information regarding compensation and benefits that will or may be paid or provided in connection with the merger under the circumstances described below. Except where noted, severance payments have been calculated based on the named executive officer’s current compensation. Regardless of the manner in which a named executive officer’s employment terminates, the executive is entitled to receive amounts already earned during his or her term of employment, such as base salary through the date of termination. Please note that the amounts indicated below are estimates based on the material assumptions described in the notes to the table below, which assumption may or may not prove to be accurate. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, we have assumed a qualifying termination of employment following completion of the merger on September 30, 2012 (the assumed date the merger is completed for purposes of this table).

Name	Cash($) (1)	Equity($) (2)	Pension/ NQDC($)	Perquisites/ Benefits ($) (3)	Tax Reimbursement($)	Other($)	Total($)
David Wagenseller (4)	$375,000	$20,800	—	$29,912	—	—	$425,712
Karen C. Carte (5)	$255,000	$20,800	—	$29,637	—	—	$305,437
James Fitzpatrick	$225,000	$20,800	—	$34,416	—	—	$280,216
Francois Le	$225,000	$20,800	—	$28,803	—	—	$274,603
Talbot Harty (6)	—	—	—	—	—	—	—
C. Nicholas Keating, Jr. (7)	—	—	—	—	—	—	—

(1)	Represents the estimated value of cash severance payable upon a qualifying termination of employment following completion of the merger as described above under “Change of Control Agreements,” assuming base salaries remain unchanged from their current levels, and acquisition-retention bonuses payable upon completion of the merger (and certain amounts already paid) as described above under “Acquisition-Retention Bonus Agreements.”
(2)	Represents the estimated value of the accelerated vesting of NET stock options upon a qualifying termination of employment following completion of the merger, calculated by multiplying the aggregate number of shares of NET common stock issuable upon exercise of the stock options by $1.35 less the weighted average exercise price for such options. No value is assigned to NET stock options with an exercise price per share of NET common stock that is greater than or equal to $1.35 per share, which will be cancelled without any consideration at the effective time of the merger, as described above under “Treatment of NET Stock Options.” There are no unvested NET RSUs held by the listed individuals.
(3)	All amounts represent the estimated value of the in-kind benefits provided over the applicable severance period, upon a qualifying termination of employment following completion of the merger, and include payment of premiums for medical, dental, vision, life and disability insurance for one year for each named executive officer. The estimated monthly value of the medical premiums is: $1,368 for Mr. Wagenseller; $1,368 for Ms. Carte; $1,937 for Mr. Fitzpatrick; and $1,216 for Mr. Le. The estimated monthly value of the combined dental, life and disability insurance premiums is: $1,125 for Mr. Wagenseller; $1,102 for Ms. Carte; $931 for Mr. Fitzpatrick; and $1,184 for Mr. Le. Annualized totals vary due to rounding.
(4)	Effective April 2, 2012, Mr. Wagenseller, who had been the Chief Financial Officer, became the acting President and Chief Executive Officer of NET.
(5)	Effective April 2, 2012, Ms. Carte, who had been the Chief Accounting Officer, became the acting Chief Financial Officer of NET.
(6)	Effective December 16, 2011, Mr. Harty, who had been Vice-President and Chief Development Officer, resigned from NET and consequently is not eligible to receive any compensation or benefits based on or otherwise related to the merger.
(7)	Effective April 2, 2012, Mr. Keating retired as President and Chief Executive Officer of NET and pursuant to his separation agreement is eligible to receive medical, dental and vision insurance coverage until September 2013. Pursuant to a consulting agreement with NET, which expires on April 3, 2013, Mr. Keating provides advisory consulting advice to NET. The merger does not affect such arrangements except that the consulting agreement will terminate at such time as he is no longer serving as a member of the board.

Director and Officer Indemnification and Insurance. For a period of six years after the effective time of the merger, Sonus is required to cause the surviving corporation to maintain officers’ and directors’ liability insurance (which we refer to as D&O insurance) covering each person currently covered by NET’s D&O insurance with coverage in amount and scope no less favorable than NET’s D&O insurance in effect on the date of the merger agreement. In satisfying the foregoing obligation, neither Sonus nor the surviving corporation will be required to expend in excess of 300% of the aggregate premiums paid by NET in fiscal year 2011 (which we refer to as the current premium), provided that if such insurance cannot be obtained for 300% of the current premium or less, in the aggregate, the surviving corporation will instead be required to provide the greatest insurance coverage as may be obtained for such amount. In lieu of the foregoing and at Sonus’ option, Sonus or NET may obtain prepaid policies prior to the effective time of the merger, which policies provide the covered persons with D&O insurance coverage for an aggregate period of six years in amount and scope at least as favorable to such persons as NET’s existing D&O insurance coverage.

From and after the effective time of the merger, Sonus is required to cause the surviving corporation to fulfill and honor in all respects the obligations of NET (i) pursuant to indemnification agreements between NET and any of its present and former directors and officers (which we refer to as the indemnified parties) disclosed to Sonus and in effect on the date of the merger agreement, and (ii) any indemnification provision and any exculpation provision set forth in NET’s certificate of incorporation or bylaws as in effect on the date of the merger agreement.

If the surviving corporation or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving corporation of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any person or entity, then the merger agreement requires that proper provision be made so that the surviving corporation or such acquiring person or entity will assume all of the indemnification obligations described above.

The obligations of Sonus and the surviving corporation described above with respect to director and officer indemnification and insurance are intended to operate for the benefit of, and will be enforceable by, each of the indemnified parties, their heirs and their representatives.

Financing of the Merger

We estimate that the total amount of funds necessary to complete the merger and related transactions in connection with the merger is approximately $41.3 million, representing, in the aggregate, the amounts due to holders of our outstanding common stock under the merger agreement, assuming that no stockholder demands and perfects appraisal rights and without taking into account our cash on hand. Such amounts are expected to be paid by Sonus from its cash on hand. The merger is not conditioned on Sonus’ ability to obtain financing.

Delisting and Deregistration of NET Common Stock

If the merger is completed, NET common stock will be removed from listing on the NASDAQ Global Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement. The summary of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully in its entirety for a more complete understanding of its terms.

The Merger

The merger agreement provides that, on the terms and subject to the conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Sonus Merger Subsidiary will be merged with and into NET and, as a result of the merger, the separate corporate existence of Sonus Merger Subsidiary will cease and NET will continue as the surviving corporation and become a wholly owned subsidiary of Sonus. As the surviving corporation, NET will possess the rights, powers, privileges, immunities and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of NET and Sonus Merger Subsidiary, all as provided under Delaware law.

The merger agreement provides that the closing of the merger will occur on the second business day after all of the conditions set forth in the merger agreement and described under “—Conditions to the Merger” are satisfied or waived, or at such other time as may be agreed to in writing by the parties unless the merger agreement has been terminated pursuant to its terms; provided that if all such conditions have not been satisfied or waived on such second business day, then the closing of the merger will occur on the first business day on which all such conditions have been satisfied or waived.

The merger will become effective when the certificate of merger has been duly filed with the Delaware Secretary of State or at a later time as agreed to by the parties and specified in the certificate of merger. The merger is expected to be completed in the third quarter of 2012. However, the parties cannot predict the exact timing of the completion of the merger or whether the merger will be completed at an earlier or later time, as agreed by the parties, or at all.

The Merger Consideration and the Conversion of Capital Stock

At the effective time of the merger, by virtue of the merger and without any action on the part of NET, Sonus and Sonus Merger Subsidiary or the holder of any shares of capital stock of NET or capital stock of Sonus Merger Subsidiary, each share of NET common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive $1.35 in cash (the “merger consideration”), without interest and less any applicable withholding taxes, other than:

•

shares of NET common stock owned by NET, Sonus or Sonus Merger Subsidiary, or any direct or indirect wholly owned subsidiary of NET, Sonus, or Sonus Merger Subsidiary, immediately prior to the effective time of the merger, which will be canceled and no payment will be made with respect thereto; and

•	shares of NET common stock held by a stockholder who has properly exercised dissenter’s rights in accordance with Delaware law.

The price to be paid for each share of NET common stock in the merger will be adjusted appropriately to reflect the effect of any change in the outstanding shares of capital stock of NET by reason of any stock split, reverse stock split, stock dividend, distribution, reclassification, redenomination, recapitalization, split-up, combination, exchange of shares of NET common stock or other similar transaction, that occurs prior to the effective time of the merger.

Each share of capital stock of Sonus Merger Subsidiary outstanding immediately prior to the effective time of the merger will be converted into and become one share of the same class of common stock of the surviving corporation.

Payment Procedures

Prior to the effective time of the merger, Sonus will select a paying agent reasonably acceptable to NET to act as agent for the payment after the effective time of the merger of the merger consideration upon surrender of certificates formerly representing NET common stock or shares of NET common stock held in book entry form immediately prior to the effective time of the merger. From time to time after the merger becomes effective, Sonus shall provide, or cause the surviving corporation to provide, to the paying agent, on a timely basis as and when needed, cash necessary for payment of the merger consideration upon surrender of stock certificates and book entry shares.

Within five business days after the effective time of the merger, the paying agent will mail to each holder of record of a certificate or of book entry shares:

•

a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to a certificate shall pass, only upon delivery of the certificate to the paying agent and, in the case of book entry shares, delivery shall be effected and risk of loss and title shall pass only upon adherence to the procedures set forth in the letter of transmittal; and

•	instructions for use in effecting the surrender of certificates and book entry shares in exchange for the merger consideration.

Upon surrender of a certificate or book entry shares for cancellation to the paying agent or to such other agent or agents as may be appointed by Sonus, together with such letter of transmittal, duly completed and properly executed, and such other documents as may reasonably be required by the paying agent, the paying agent shall pay to the holder of such certificate or book entry shares (or as otherwise directed in the letter of transmittal) in exchange therefor an amount of cash equal to the merger consideration that such holder has the right to receive. The certificate or book entry shares so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of NET common stock that is not registered in the stock transfer records of NET, payment may be made to a person other than the person in whose name the certificate or book entry shares so surrendered is or are registered if, in the case of a certificate, such certificate shall be properly endorsed or otherwise be in proper form for transfer, or, in the case of book entry shares, the person in whose name such book entry shares are registered shall have delivered to the paying agent instruments of transfer in such form as the paying agent may require in accordance with its customary procedures for the transfer for securities represented by book entry, and, in each case, the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such certificate or book entry shares or establish to the satisfaction of Sonus that such tax has been paid or is not applicable. Until surrendered, each certificate and all book entry shares shall be deemed at any time after the effective time of the merger to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of NET common stock formerly represented by such certificate or book entry shares have been converted. No interest shall be paid or shall accrue on the cash payable upon surrender of any certificate or book entry shares.

The merger consideration paid upon the surrender of a certificate or book entry shares will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of NET common stock formerly represented by such certificate or book entry shares. Upon the effective time of the merger, the stock transfer books of NET will be closed, and there shall be no further registration of transfers on the stock transfer books of the surviving corporation of shares of NET common stock that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, any certificates or book entry shares are presented to the surviving corporation or the paying agent for any reason, they shall be cancelled and exchanged as provided above.

Any portion of the payment fund from which the paying agent pays to NET stockholders the merger consideration that remains undistributed to the holders of certificates and book entry shares for twelve months after the effective time of the merger shall be delivered by the paying agent to Sonus, upon demand, and any holder of a certificate or book entry shares who has not surrendered their certificate or book entry shares shall thereafter look only to Sonus for payment of the merger consideration, but shall have no greater rights against Sonus than may be accorded to general unsecured creditors of Sonus under applicable law.

Sonus, the surviving corporation and the paying agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement, and pay to the appropriate taxing authority, such amounts as any of them reasonably determines are required to be deducted and withheld by any of them with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any other applicable law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Sonus, the surviving corporation or the paying agent, such withheld amounts shall be treated for all purposes of the merger agreement as having been paid to the holder of the shares of NET common stock in respect of which such deduction and withholding was made by Sonus, the surviving corporation or the paying agent.

If any certificate shall have been lost, stolen or destroyed, the paying agent shall pay to such holder the merger consideration, in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof with such assurances as Sonus or the paying agent, in its reasonable discretion, may require of the holder of such lost, stolen or destroyed certificate.

Representations and Warranties

The merger agreement contains representations and warranties made by NET to Sonus and Sonus Merger Subsidiary and representations and warranties made by Sonus and Sonus Merger Subsidiary to NET. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the merger agreement, which include contractual standards of materiality different from that generally applicable to public disclosures to stockholders, as well as information contained in a confidential disclosure schedule provided by NET to Sonus in connection with the signing of the merger agreement. The confidential disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Moreover, certain representations and warranties in the merger agreement were used for the purpose of allocating risk between NET and Sonus rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about NET or Sonus. This description of the representations and warranties is included to provide NET’s stockholders with additional information regarding the terms of the merger agreement. It is not intended to provide any other factual information about NET or Sonus.

The representations and warranties in the merger agreement and the description of them in this proxy statement should be read in conjunction with the other information provided elsewhere in this proxy statement.

In the merger agreement, NET has made representations and warranties to Sonus and Sonus Merger Subsidiary with respect to, among other things:

•	our due incorporation, valid existence and good standing, and our corporate power to own, lease and operate our properties and assets and carry on our business as now being conducted;

•	our capital structure;

•

our subsidiaries and their due organization, valid existence and good standing, and their power to own, lease and operate their properties and assets and carry on their business as now being conducted;

•

our power and authority to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against us;

•

the absence of conflicts with, creation of liens, violations or defaults under NET’s and its subsidiaries’ governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	the required consents and approvals of governmental authorities in connection with the transactions contemplated by the merger agreement;

•	our SEC filings since March 28, 2009, including the financial statements contained therein;

•	the accuracy and compliance with applicable securities laws of the information supplied by NET contained in this proxy statement;

•	the absence of undisclosed material liabilities;

•	the conduct of our business and absence of certain changes since March 30, 2012, except as contemplated by the merger agreement, including the absence of a material adverse effect on NET;

•	tax matters;

•	real property matters;

•	intellectual property and information technology matters;

•	matters with respect to our material contracts;

•	the absence of certain litigation;

•	compliance with environmental laws and regulations;

•	matters related to our employee benefit plans;

•	compliance with laws, including anti-bribery laws;

•	compliance with governmental permits;

•	labor and employment matters;

•	matters related to our insurance policies;

•	the receipt by our board of directors of a fairness opinion from JMP;

•	the inapplicability of state takeover statutes to the merger;

•	the absence of undisclosed brokers’ fees and expenses;

•	internal controls and compliance with the Sarbanes-Oxley Act of 2002;

•	government funding agreements; and

•	export control matters.

Many of the representations and warranties in the merger agreement made by NET are qualified by a “materiality” or “material adverse effect on NET” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect on NET). For purposes of the merger agreement, a “material adverse effect on NET” means any change, event, circumstance, development or effect that, individually or in the aggregate, (i) has a material adverse effect on the business, assets, liabilities, capitalization, financial condition or results of operations of NET and its subsidiaries, taken as a whole or (ii) would prevent NET from consummating the merger and the other transactions contemplated by the merger agreement.

For purposes of clause (i) above, the definition of “material adverse effect on NET” excludes any effect resulting from or arising out of any change:

•

generally affecting the industries in which NET and its subsidiaries operate or the economy, credit or financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates, except where NET and its subsidiaries, taken as a whole, are disproportionately affected relative to other persons operating in the industries or markets in which NET and its subsidiaries operate; or

•	arising out of, resulting from or attributable to:

–

changes in law, governmental regulations or generally accepted accounting principles or accounting standards, or the interpretation or enforcement of any of the foregoing, except where NET and its subsidiaries, taken as a whole, are disproportionately affected relative to other persons operating in the industries or markets in which NET and its subsidiaries operate;

–	the announcement or pendency of the merger agreement;

–

political conditions or acts of war, sabotage or terrorism, or pandemics, earthquakes, hurricanes, tornados or other natural disasters except where NET and its subsidiaries, taken as a whole, are disproportionately affected relative to other persons operating in the industries or markets in which NET and its subsidiaries operate;

–

any decline in the market price, or change in trading volume, of any capital stock of NET (although the facts or occurrences giving rise or contributing to such decline or change may be deemed to constitute, or be taken into account in determining whether there has been, a material adverse effect on NET);

–	any legal proceedings brought by current or former stockholders of NET in connection with the merger agreement; or

–

any failure by NET to meet any public estimates of NET’s financial performance or results of operations, or any failure by NET to meet internal budgets or forecasts of its financial performance or results of operations (although the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been, a material adverse effect on NET).

In the merger agreement, Sonus and Sonus Merger Subsidiary made representations and warranties to NET with respect to, among other things:

•	their due incorporation, valid existence, good standing and power to own, lease and operate their properties and assets and carry on their business as now being conducted;

•

their power and authority to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against them;

•

the absence of conflicts with, violations or defaults under their governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	the required consents and approvals of governmental authorities in connection with the transactions contemplated by the merger agreement;

•	the accuracy of the information supplied in writing by them for inclusion in this proxy statement;

•	that they will have sufficient funds to pay the merger consideration and other required payments in connection with the transactions contemplated by the merger agreement;

•	the absence of certain litigation;

•	the interim operations of Sonus Merger Subsidiary;

•	the absence of undisclosed brokers’ fees and expenses; and

•	their non-reliance on any estimates, projections, forecasts, forward-looking statements or business plans provided by NET and its subsidiaries.

The representations and warranties contained in the merger agreement and in any certificate or other writing delivered pursuant to the merger agreement will not survive the effective time of the merger. This limit does not apply to any covenant or agreement of the parties which by its terms contemplates performance after the effective time of the merger.

Conduct of NET’s Business During the Pendency of the Merger

We have agreed that, from June 18, 2012 until the earlier of the termination of the merger agreement and the effective time of the merger, subject to certain exceptions, we will:

•	act and carry on our business in the ordinary course of business;

•	pay our debts and taxes and perform our other obligations when due (subject to good faith disputes over such debts, taxes or obligations);

•	comply in all material respects with all applicable laws, rules and regulations;

•	use reasonable best efforts, consistent with past practices, to maintain and preserve our business organization, assets, and properties; and

•

keep available the services of our present officers and employees and preserve our material business relationships with customers, strategic partners, suppliers, distributors and others having material business dealings with us.

In addition, we have agreed that, from June 18, 2012 until the earlier of the termination of the merger agreement and the effective time, subject to certain exceptions, we will not, and will not permit any of our subsidiaries to, directly or indirectly, do any of the following without the prior written consent of Sonus (which, in a number of cases, Sonus has agreed will not be unreasonably withheld or conditioned):

•

declare or pay any dividends or split, combine or reclassify any of our capital stock or issue or authorize the issuance of any other securities, other than the issuance of shares of NET common stock upon the conversion of any notes or debentures outstanding under our existing indentures;

•

repurchase or otherwise acquire any shares of our capital stock or any other securities, except for the acquisition of shares of NET common stock upon the exercise of stock options in payment of the exercise price of the options, or from former employees, directors and consultants in accordance with the terms of existing agreements;

•

sell, pledge, transfer or subject to any lien or otherwise encumber or dispose of any securities of NET or any of our subsidiaries, other than (i) the issuance of shares of NET common stock upon the exercise of stock options or pursuant to the terms of RSUs, (ii) the issuance of shares of NET common stock upon the conversion of any notes or debentures outstanding under our existing indentures, and (iii) certain grants of stock options or RSUs to new hires;

•	amend our certificate of incorporation, bylaws or other organizational documents;

•

acquire any business or entity (including by the purchase of a substantial portion of the assets or any stock of the business or entity), or any other assets that are material to us and our subsidiaries as a whole, except purchases of inventory and components in the ordinary course of business;

•	except in the ordinary course of business, sell, lease, license, pledge, or otherwise dispose of or encumber any properties or assets of NET or of any of its subsidiaries;

•

whether or not in the ordinary course of business, sell, dispose of, license, or otherwise transfer any assets material to us and our subsidiaries as a whole, except intercompany transfers with wholly owned subsidiaries;

•	adopt or implement any stockholder rights plan;

•

enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or disposition of all or substantially all of our assets or securities (except for a confidentiality agreement in connection with a bona fide unsolicited acquisition proposal as described below under “—Non Solicitation; Competing Proposals”);

•

incur any new indebtedness for borrowed money, or issue, sell or amend any debt securities, or make any loans or advances (other than routine advances to employees in the ordinary course of business) or capital contributions to any other person or entity;

•	enter into any hedging agreement;

•	make any capital expenditure in excess of $100,000 individually or $500,000 in the aggregate;

•	make any material change in accounting methods, principles or practices, unless required by a change in GAAP;

•

pay, discharge, settle or satisfy any claims, liabilities or obligations other than in the ordinary course of business or in accordance with their terms as in effect on the date of the merger agreement;

•	modify, amend or terminate any contract that is material to us and our subsidiaries as a whole, or waive, release or assign any material rights or claims;

•

enter into any contract that is material to us and our subsidiaries as a whole, except in connection with the sale of inventory, provision of services or licensing of software to end user customers pursuant to outbound license agreements in each case in the ordinary course of business;

•	adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan or any collective bargaining agreement;

•

increase the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant, or amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options, restricted stock or RSUs;

•	pay any material benefit not provided for as of the date of the merger agreement under any employee benefit plan;

•

with the exception of grants of stock options or RSUs to new hires up to an aggregate of 100,000 shares of NET common stock, grant any awards under any bonus, incentive, performance or other employee benefit plan;

•	take any action other than in the ordinary course of business to fund or secure the payment of compensation or benefits under any employee benefit plan;

•	hire any new employees, except to fill a vacancy;

•

make or change any tax election or change any accounting period, file any amendment to any tax return (other than sales or use tax returns), waive or extend any statute of limitations with respect to taxes, settle or compromise any tax liability, or surrender any right to claim a refund of taxes;

•	initiate, compromise or settle any material litigation or arbitration proceeding other than in the ordinary course of business;

•	open or close any facility or office or enter into or amend any lease for real property;

•	fail to maintain insurance at levels substantially comparable to levels existing as of the date of the merger agreement;

•	fail to pay accounts payable and other obligations in the ordinary course of business; or

•	authorize, commit or agree to take any of the actions described above.

NET Stockholders Meeting

Pursuant to the terms of the merger agreement, we have agreed to, as promptly as practicable after the date of the merger agreement, and not later than the 45th calendar day immediately following the date of the mailing of this proxy statement, call, give notice of, convene and hold the special meeting to which this proxy statement relates, provided that there is no legal restraint that prevents such action, and provided further that any notice period to Sonus following any notification by us to Sonus of our receipt of a superior proposal (as defined below in “—Non Solicitation; Competing Proposals”) has expired. Sonus has agreed to vote all of the shares of NET common stock then owned of record by Sonus or Sonus Merger Subsidiary or with respect to which they otherwise have voting power in favor of the adoption of the merger agreement.

Non-Solicitation; Competing Proposals

No Solicitation. Under the terms of the merger agreement, subject to certain exceptions, we have generally agreed not to, directly or indirectly:

•

solicit, initiate, propose, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any “acquisition proposal” (as defined below in this section); or

•

enter into, continue or otherwise participate in any communications, discussions or negotiations regarding, furnish to any person any information or data with respect to, assist or participate in any effort or attempt by any person with respect to, or otherwise cooperate in any way with, any acquisition proposal.

Acquisition Proposal. An “acquisition proposal” means (i) any inquiry, proposal or offer for a merger, consolidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange or other business combination involving us, (ii) any proposal for the issuance by us of over 15% of our outstanding equity securities or (iii) any proposal or offer to acquire more than 15% of our outstanding equity securities or consolidated total assets, in each case other than the merger and the other transactions contemplated by the merger agreement.

Notwithstanding the foregoing, prior to the approval of the merger by our stockholders, we may, in response to a bona fide, unsolicited written proposal that did not result from a breach of the above restrictions on solicitation, and where our board of directors determines in good faith after consultation with its outside counsel and independent financial advisor that such proposal is, or could reasonably likely to lead to, a “superior proposal” (as defined below in this section) and that the failure to take such action would be inconsistent with the board’s fiduciary obligations, and not earlier than 24 hours after providing notice to Sonus:

•

furnish information or data with respect to NET to the person making such acquisition proposal pursuant to a customary confidentiality agreement not less restrictive of the other party than the confidentiality agreement between us and Sonus; and

•	participate in discussions or negotiations with such person regarding such proposal.

A “superior proposal” means any unsolicited, bona fide written proposal made by a third party to acquire 50% or more of our outstanding equity securities or substantially all of our assets, pursuant to a tender or exchange offer, a merger, consolidation or other business combination or a sale of our assets:

•

on terms which our board determines in its good faith judgment to be more favorable from a financial point of view to the holders of NET common stock than the merger and the other transactions contemplated by the merger agreement (after consultation with its independent financial advisor); and

•

that is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal, and does not involve any financing required to consummate the acquisition proposal that is not committed.

We have agreed to promptly (and in any event within one business day of receipt) advise Sonus of any acquisition proposal or any request for nonpublic information in connection with any acquisition proposal, or any inquiry that could reasonably be expected to lead to an acquisition proposal, and the material terms of any such acquisition proposal or inquiry. We have also agreed to keep Sonus reasonably informed of any material change in any such acquisition proposal or inquiry, to provide Sonus copies of all material documents relating to any such acquisition proposal, and to consider in good faith any counterproposal made by Sonus relating to any such acquisition proposal.

Change in Board Recommendation. We have agreed that neither our board nor any committee thereof will (i) withhold, withdraw, qualify or modify, or propose publicly to withhold, withdraw, qualify or modify, in a manner adverse to Sonus, the recommendation that our stockholders adopt the merger agreement (which we refer to in this proxy statement at the “board recommendation”), (ii) cause or permit NET to enter into any agreement relating to, or that could reasonably be expected to lead to, any acquisition proposal (other than a confidentiality agreement as described above in this section), and (iii) adopt, authorize, approve or recommend, or publicly propose to adopt, authorize, approve or recommend, any acquisition proposal. Notwithstanding the foregoing, our board of directors may withdraw or modify the board recommendation in circumstances where NET’s board of directors has determined that a Superior Proposal is outstanding, if:

•	we have complied with our obligations described above under “—No Solicitation”;

•

our board determines in good faith, after consultation with its outside counsel and an independent financial advisor, that its fiduciary obligations require it to do so, but only prior to the approval of the merger by our stockholders, and provided that we have given Sonus three business days advance notice of our board’s desire to withdraw or modify the board recommendation and provided Sonus with a reasonable opportunity to make adjustments in the terms and conditions of the merger agreement and negotiated in good faith with Sonus with respect thereto during such three day notice period;

•	such withdrawal or modification is due to the existence of a superior proposal, and NET has complied with its notification requirements with respect thereto; and

•

if Sonus shall have, at or prior to the end of the notice period described above, made a binding offer to make adjustments in the terms and conditions of the merger agreement, our board determines in good faith, after consultation with its financial and legal advisors, that such superior proposal continues to be a superior proposal.

Any material changes to the financial terms or any material change to other material terms of such superior proposal occurring prior to our board effecting a change in the board recommendation shall require us to provide to Sonus a new three day notice period.

In addition, and notwithstanding the foregoing, at any time prior to our stockholders’ approval of the merger, our board may, in response to a material development or change in circumstances occurring or arising after the date of the merger agreement that was neither known to our board nor reasonably foreseeable as of or prior to the date of the merger agreement (and not relating to any acquisition proposal), withdraw or modify the board recommendation if our board concludes in good faith, after consultation with its outside counsel and independent financial advisor, that, in light of such material development or change, the failure to take such action would be inconsistent with the board’s fiduciary obligations. However, the board shall not be entitled to take such action unless we have (i) provided to Sonus at least three business days’ prior written notice advising Sonus that our board intends to take such action and specifying the reasons therefor in reasonable detail and (ii) during such three business day period, if requested by Sonus, engaged in good faith negotiations with Sonus to amend the merger agreement in such a manner that obviates the need for taking such action.

Nothing contained in the merger agreement will prohibit us or our board from taking and disclosing to our stockholders a position with respect to a tender offer contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any required disclosure to our stockholders if, in the good faith judgment of our board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

Treatment of Options and RSUs

The merger agreement provides that, at the effective time of the merger, each (i) NET stock option that is unexercised and outstanding as of the effective time of the merger, whether vested or unvested, and that has an exercise price per share that is less than the merger consideration, and (ii) NET RSU that is outstanding as of the effective time of the merger, will be assumed by Sonus and will become exercisable to acquire Sonus stock. The vesting of such assumed options and RSUs will not be accelerated as a result of the consummation of the merger, provided that if the service of the holder of such assumed option or RSU to the surviving corporation of the merger, Sonus or any other affiliate of Sonus is terminated by such entity (and in connection therewith such holder does not thereafter commence service with Sonus or an affiliate of Sonus such that vesting of such assumed option or RSU would continue) on or before December 31, 2012 for a reason other than (i) a willful act by such holder that constitutes misconduct or fraud and has a material adverse effect on the entity terminating such holder or (ii) a conviction of such holder of a felony crime, such assumed option or RSU shall upon such termination vest and become exercisable in full. The merger agreement provides further that, immediately prior to the effective time of the merger, each NET stock option that is unexercised and outstanding and that has an exercise price per share that is greater than or equal to the merger consideration shall vest and become exercisable in full and will, to the extent not exercised, terminate and cease to be outstanding without consideration at the effective time of the merger.

At the effective time of the merger, Sonus will assume our Amended and Restated 1993 Stock Option Plan (as last amended March 21, 2007), Amended and Restated 1997 Stock Option Program (as last amended April 16, 2002) and 2008 Equity Incentive Plan (as last amended August  9, 2011) and all unissued shares reserved for future issuance under such stock plans.

Treatment of 1989 Debentures and 2007 Notes

The merger agreement provides that, in accordance with the respective terms and requirements of the existing indentures referred to below, we will prepare supplemental indentures for each of (i) the 1989 Debentures issued by us under the 1989 Indenture, between us and Morgan Guaranty, and (ii) the 2007 Notes issued by us under the 2007 Indenture, between us and U.S. Bank, which supplemental indentures shall provide, among other things, that, from and after the effective time of the merger, in lieu of being convertible into shares of NET common stock, the 1989 Debentures and the 2007 Notes will be convertible into the kind and amount of merger consideration that would have been receivable upon the consummation of the merger by a holder of the number of shares of NET common stock issuable on conversion of such 1989 Debentures or 2007 Notes, respectively, as of the effective time of the merger. In connection with the closing of the merger, the supplemental indentures will be executed and delivered to Morgan Guaranty and U.S. Bank, respectively. After the effective time of the merger, both the 1989 Debentures and the 2007 Notes will remain outstanding obligations of NET, subject to the terms and conditions of the 1989 Indenture and the 2007 Indenture, respectively, in each case as amended by the applicable supplemental indenture described in this paragraph.

In addition, the consummation of the merger will constitute a “fundamental change” under the 2007 Indenture. As required by the 2007 Indenture and as provided in the merger agreement, within 10 business days after the closing date of the merger, Sonus will deliver, or cause to be delivered, a fundamental change notice to each holder of 2007 Notes indicating that each such holder has the right to have all or a portion of its 2007 Notes purchased at a price in cash equal to 100% of the principal amount of the 2007 Notes (or portion thereof), plus any accrued and unpaid interest. Any 2007 Notes tendered for purchase in response to the fundamental change notice will be purchased on a date to be selected by Sonus that shall be no later than 35 business days after the date of the fundamental change notice.

NET Employee Compensation and Benefits

From and after the effective time of the merger and until December 31, 2012, Sonus has agreed:

•

to cause the surviving corporation to maintain for all of our employees immediately prior to the effective time of the merger in the United States (the “continuing employees”) each of our employee plans that is an “employee benefit plan” within the meaning of and subject to Section 3(3) of ERISA (other than our 401(k) plan) pursuant to its terms in effect immediately prior to the effective time of the merger, except to the extent any such plan must be amended to comply with applicable law, ordinance, rule or regulation;

•

to not reduce the base salary or hourly wage rates of any continuing employee as in effect on the date of the merger agreement (subject to Sonus’ right to terminate any continuing employee during such period for any reason); and

•

to cause the surviving corporation to provide to any continuing employee whose employment is terminated during such period a severance payment no less than the duration of base salary called for under NET’s existing severance policies, and such other treatment as applies under the applicable Sonus employee benefit plan or practice, provided that individuals covered under an individual change in control agreement will instead be covered by that agreement and these provisions shall also not apply to individuals whose employment ends for reasons that would not have entitled them to severance under NET’s severance policies.

We have agreed, if requested by Sonus prior to the effective time of the merger, to terminate our 401(k) plan effective as of the day prior to the effective time of the merger. If our 401(k) plan is so terminated Sonus has agreed that, at the effective time of the merger, each continuing employee will be eligible to participate in Sonus’ 401(k) plan as soon as permitted under the terms of such plan, and has agreed to take all steps reasonably necessary to permit each continuing employee who has an outstanding loan under our 401(k) plan to roll over such loan into an account under Sonus’ 401(k) plan to the extent permitted under Sonus’ 401(k) Plan.

To the extent that any continuing employee becomes a participant in any Sonus employee benefit plan after the effective time of the merger, Sonus will, or will cause the surviving corporation to, recognize all service of such continuing employee with NET or its subsidiaries, as the case may be, to the extent recognized by NET or its subsidiaries, for vesting and eligibility purposes (but not for accrual purposes, except for vacation and severance, if applicable) in any Sonus employee benefit plan in which such continuing employees may be eligible to participate (in each case except to the extent such service credit would result in a duplication of benefits or where such crediting is not permitted by the terms of the plan).

Sonus has agreed, to the extent permitted under the applicable Sonus employee benefit plan, to waive any pre-existing condition limitation, exclusions, actively-at-work requirements and waiting periods under any Sonus employee benefit plan in which the continuing employees (and their eligible dependents) will be eligible to participate from and after the effective time of the merger, except to the extent that such pre-existing condition limitation, exclusions, actively-at work requirements and waiting periods would have been applicable under the comparable NET employee plan immediately prior to the effective time of the merger or, if the transition occurs after December 31, 2012, the applicable Sonus employee benefit plan.

Employees of NET or its subsidiaries employed outside of the United States will be treated in a manner consistent with applicable local law.

Access to Information

Under the merger agreement, we have agreed to afford to Sonus and its representatives reasonable access, at all reasonable times, during the period prior to the effective time of the merger, to all of our properties, books, records, contracts, commitments and personnel, and to furnish to Sonus all financial, operating and other data and information as Sonus may reasonably request.

Notwithstanding the obligations described above, we may restrict the foregoing access or disclosure where such access or disclosure would contravene any agreement, applicable law or order, decree or ruling of a governmental entity, or would reasonably be expected to violate or result in the loss or impairment of any attorney-client or work product privilege. The parties will use reasonable best efforts to make appropriate substitute disclosure arrangement under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, Sonus shall not initiate contact with any of NET’s customers, suppliers, other business partners or consultants regarding NET or its business, unless in each case Sonus obtains the prior written consent of NET, which shall not be unreasonably withheld or conditioned. However, Sonus is free to respond to inquiries it receives from any of NET’s customers, suppliers, other business partners or consultants.

Indemnification of Directors and Officers

Sonus has agreed that:

•

it will, to the fullest extent permitted by law, cause the surviving corporation, for a period of six years from the effective time of the merger, to honor all of our obligations to indemnify and hold harmless, and provide advancement of expenses to, each of our present and former directors and officers, to the extent that such obligations to indemnify and hold harmless and provide advancement of expenses exist on the date of the merger agreement pursuant to our certificate of incorporation, bylaws, or existing indemnification agreements disclosed to Sonus; and

•

for a period of six years after the effective time of the merger, it will cause the surviving corporation to maintain in effect a directors’ and officers’ liability insurance policy covering those persons who are currently covered by NET’s directors’ and officers’ liability insurance policy with coverage in amount and scope at least favorable to such persons as NET’s existing coverage; provided, that in no event shall Sonus or the surviving corporation be required to expend in excess of 300% of the annual premium currently paid by us for such coverage, or, at Sonus’ option, to substitute a six-year prepaid “tail policy” covering such persons with coverage in amount and scope at least favorable to such persons as our existing coverage.

Third Party Consents, Notices

Subject to the terms of the merger agreement, we and Sonus have each agreed to use reasonable best efforts to obtain from any governmental entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained in connection with the merger agreement and the consummation of the transactions contemplated thereby, and to promptly make all necessary filings and required submissions with respect to the merger agreement and the merger under applicable laws.

We and Sonus have each agreed to give the other prompt notice:

•	if any representation or warranty of such party contained in the merger agreement ceases to being true and accurate in any material respect;

•	if such party fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement;

•

of any written notice from any person alleging that the consent of such person is or may be required in connection with the merger or any of the other transactions contemplated by the merger agreement;

•	of any written notice from any governmental entity in connection with the merger or any of the other transactions contemplated by the merger agreement; or

•

of, in the case of NET only, any pending or threatened litigation that would reasonably be expected to have a material adverse effect on us and our subsidiaries, taken as a whole, or that relates to the transactions contemplated by the merger agreement.

Settlements with Governmental Entities

Neither NET or any of its affiliates may make any settlement offers or, except as directed by Sonus, negotiate any consent decree or consent order with any governmental entity relating to the merger or any of the other transactions contemplated by the merger agreement. Sonus alone shall be responsible for making any settlement offers and negotiating any consent decree or consent order with any governmental entity relating to the merger and the other transactions contemplated by the merger agreement. Sonus shall promptly communicate to NET if any governmental entity suggests or proffers any settlement, consent decree or consent order, including the material terms thereof (and any written documentation provided by such governmental entity reflecting the same). Sonus may accept or reject any settlement, consent decree or consent order proposed by any governmental entity in its sole discretion.

State Takeover Laws

If any anti-takeover laws become applicable to the merger, we will grant such approvals and take such actions as are necessary so that the merger may be consummated.

Litigation

Until the earlier of the termination of the merger agreement in accordance with its terms or the merger agreement becoming effective, NET shall give Sonus the opportunity to participate in the defense or settlement of any stockholder litigation against NET or NET’s board of directors relating to the merger or any of the other transactions contemplated by the merger agreement. NET shall not settle any such litigation without Sonus’ prior written consent, which consent shall not be unreasonably withheld or conditioned.

Continuation of Security Clearances

NET and Sonus shall, and shall cause each of their respective subsidiaries to, use its reasonable best efforts to pursue, and cooperate with the other party in pursuing, a continuation of each security clearance maintained by NET or any of its subsidiaries with any governmental entity.

Conditions to the Merger

Conditions to each Party’s Obligations. The obligations of Sonus and Sonus Merger Subsidiary, on the one hand, and NET, on the other hand, to consummate the merger are subject to the satisfaction at or prior to the closing of the merger of the following conditions:

•	approval and adoption of the merger agreement by an affirmative vote of the holders of a majority of the outstanding shares of NET common stock;

•

no governmental authority with jurisdiction over any party will have issued any order, stay, judgment or injunction (whether preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger; and

•

no pending suit, action or proceeding shall have been instituted by a governmental authority with jurisdiction over any party seeking to restrain or prohibit the merger or seeking material damages from NET, Sonus or Sonus Merger Subsidiary.

Conditions to Sonus and Sonus Merger Subsidiary’s Obligations. The obligations of Sonus and Sonus Merger Subsidiary to consummate the merger are subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of NET made in the merger agreement relating to corporate existence and power, corporate authority and the absence of a material adverse effect will be true as of the closing date, except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall be true as of such date;

•

the representations and warranties of NET concerning its capitalization will be true as of the closing date, except for any de minimis inaccuracy therein, and except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall be true and correct, except for any de minimis inaccuracy therein, as of such date;

•

all other representations and warranties of NET will be true as of the closing date, except (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and (y) where the failure to be true (disregarding materiality or material adverse effect qualifications has not had, and would not reasonably be expected to result in, a material adverse effect on NET;

•	NET will have performed, in all material respects, its obligations under the merger agreement on or prior to the consummation of the merger;

•	the non-occurrence of any material adverse effect or any change that would reasonably be expected to result in any material adverse effect on NET; and

•

there will not be pending any suit, action or proceeding by a government entity under any applicable antitrust or competition law (i) seeking to prohibit or materially limit the ownership or operation by NET, Sonus or Sonus Merger Subsidiary of all or any material portion of the business or assets of NET and its subsidiaries or of Sonus and its affiliates, (ii) seeking to compel NET, Sonus or Sonus Merger Subsidiary to dispose of or to hold separate all or any material portion of the business or assets of NET or any of its subsidiaries or of Sonus or any of its affiliates, (iii) seeking to impose any material limitation on the ability of NET, Sonus or Sonus Merger Subsidiary to conduct the business or own the assets of NET or any of its subsidiaries or of Sonus or any of its affiliates, (iv) seeking to impose material limitations on the ability of Sonus or Sonus Merger Subsidiary to acquire or hold, or to exercise full rights of ownership of any shares of NET common stock or (v) seeking to require divestiture by Sonus or Sonus Merger Subsidiary of all or any of the shares of NET common stock.

Conditions to NET’s Obligations. The obligations of NET to consummate the merger are subject to the satisfaction or waiver of the additional following conditions:

•

the representations and warranties of Sonus and Sonus Merger Subsidiary concerning corporate authority will be true as of the closing date, except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall be true as of such date;

•

all other representations and warranties of Sonus and Sonus Merger Subsidiary made in the merger agreement will be true of the closing date, except (i) to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (ii) where the failure to be true (disregarding materiality qualifications) would not reasonably be expected to materially impair the ability of Sonus or Sonus Merger Subsidiary to consummate the merger; and

•	Sonus and Sonus Merger Subsidiary will have performed in all material respects their respective obligations under the merger agreement.

Termination of the Merger Agreement

The merger agreement may be terminated by mutual written consent of us, Sonus and Sonus Merger Subsidiary. In addition, we or Sonus may terminate the merger agreement if:

•

the merger is not consummated on or before December 31, 2012 (unless the failure of the party seeking to so terminate to fulfill any obligations under the merger agreement has been a principal cause of or resulted in the failure of the merger to occur on or before such date);

•	if any governmental entity issues a nonappealable final order, decree or ruling having the effect of permanently restraining, enjoining or otherwise prohibiting the merger; or

•

if our stockholders do not approve the merger at the stockholder meeting (unless the failure of the party seeking to so terminate pursuant to fulfill its obligations under the merger agreement has been the primary cause of, or the primary factor that resulted in, our stockholders failing to approve the merger).

The merger agreement may be terminated by Sonus if:

•

(i) our board fails to recommend to our stockholders to approve the merger or withdraw, qualifies or modifies its board recommendation in favor of the adoption of the merger agreement in a manner adverse to Sonus; (ii) our board of directors fails to reaffirm its recommendation within ten business days of a request by Sonus to provide such reaffirmation following the date that any person has made an competing acquisition proposal for NET; (iii) our board approves, endorses or recommends to our stockholders competing acquisition proposal for NET; (iv) a tender offer or exchange offer for our common stock is commenced and our board recommends in favor of, or fails to recommend against, such offer within ten business days after the commencement of the offer; or (v) our board or any committee thereof authorizes or publicly resolves to do any of the foregoing (each, a “Company Adverse Recommendation Change”);

•

we breach or fail to perform in any material respect any of our representations, warranties or covenants such that the related condition to closing would not be satisfied, which cannot be or has not been cured within 20 days following notice, or, if such breach or failure is capable of being cured, with respect to which we have not commenced to cure within 10 days following notice; or

•

we breach in any material respect our covenants to not solicit competing acquisition proposals (as described above in “—Non Solicitation; Competing Proposals”) or our covenant to hold the special meeting to which this proxy statement relates within 45 calendar days after the mailing of this proxy statement, provided there are no legal restraints on the holding of such stockholder meeting.

We may terminate the merger agreement if:

•

Sonus or Sonus Merger Subsidiary breaches or fails to perform in any material respect any of their respective representations, warranties or covenants in a manner that materially impairs their ability to consummate the merger, which cannot be or has not been cured within 20 days following notice, or, if such breach or failure is capable of being cured with respect to which Sonus or Sonus Merger Subsidiary has not commenced to cure within 10 days following notice; or

•

prior to our stockholders’ approval of the merger, our board shall have effected a Company Adverse Recommendation Change as a result of an outstanding superior proposal, and we enter into an agreement with respect to such superior proposal and pay Sonus a $1.25 million termination fee on the date of such termination.

Termination Fees and Expenses

Except for the payment of the termination fee described below, each party has agreed to pay all fees and expenses incurred by it in connection with the negotiation and performance of the merger agreement, and neither party may recover any such fees and expenses from the other party upon any termination of the merger agreement.

We will be obligated to pay to Sonus a termination fee of $1.25 million in cash if:

•	the merger agreement is terminated by Sonus because of a Company Adverse Recommendation Change;

•

the merger agreement is terminated by Sonus because of an intentional material breach of our covenant not to solicit competing acquisition proposals (as described above in “—Non Solicitation; Competing Proposals”) or our covenant to hold the special meeting to which this proxy statement relates within 45 calendar days after the mailing of this proxy statement, provided there are no legal restraints on the holding of such stockholder meeting;

•

the merger agreement is terminated by us because our board has effected a Company Adverse Recommendation Change as a result of an outstanding superior proposal, and we enter into an agreement with respect to such superior proposal; or

•

(i) an acquisition proposal relating to 50% or more of our equity or total consolidated assets has been publicly announced and has not been expressly and bona fide publicly withdrawn at least two business days prior to the special meeting to which this proxy relates, (ii) the merger agreement is terminated (a) because the merger was not consummated on or before December 31, 2012 or because the merger did not receive the approval of our stockholders at the special meeting to which this proxy relates, or (b) by Sonus due to our material breach, and (iii) within one year of such termination, we enter into a definitive agreement to consummate, or consummate, any acquisition proposal relating to 50% or more of our equity or total consolidated assets.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a summary of certain material United States federal income tax consequences to our stockholders of the receipt of cash in exchange for shares of NET common stock pursuant to the merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), applicable United States Treasury Regulations, judicial authority and administrative rulings and practice, all as in effect on the date of this proxy statement. All of these authorities are subject to change, possibly on a retroactive basis. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that the shares of NET common stock are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s unique investment circumstances, or to stockholders subject to special treatment under the United States federal income tax laws (for example, life insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, partnerships, United States expatriates, controlled foreign corporations, passive foreign investment companies, “U.S. holders” (as defined below) whose functional currency is not the U.S. dollar, stockholders who hold shares of NET common stock as part of a hedging, “straddle,” conversion or other integrated transaction, “non-U.S. holders” (as defined below) that own, or have owned, actually or constructively, more than 5% of NET common stock, stockholders who acquired their shares of NET common stock through the exercise of employee stock options or other compensation arrangements or stockholders who receive cash pursuant to the exercise of appraisal rights). In addition, this discussion does not address any aspect of state, local, alternative minimum, estate, gift or non-United States taxation that may be applicable to a particular stockholder.

We intend this discussion to provide only a general summary of certain material United States federal income tax consequences of the merger to NET stockholders. We do not intend it to be a complete analysis or description of all potential United States federal income tax consequences of the merger. The United States federal income tax laws are complex and subject to varying interpretations. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this proxy statement.

NET stockholders should consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for shares of NET common stock pursuant to the merger (including the application and effect of any state, local or non-United States income and other tax laws).

If a partnership (or an entity or arrangement taxable as a partnership for United States federal income tax purposes) holds shares of NET common stock, the tax treatment of a partner generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding NET common stock, you should consult your own tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of NET common stock that is:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate that is subject to United States federal income tax on all of its income regardless of source.

A “non-U.S. holder” is a beneficial owner (other than a partnership or other entity or arrangement taxable as a partnership for United States federal income tax purposes) of NET common stock that is not a U.S. holder.

U.S. Holders

The receipt of cash in the merger generally will be a taxable transaction to U.S. holders for United States federal income tax purposes. Generally, a U.S. holder of shares of NET common stock will recognize gain or loss equal to the difference between the amount of cash received in the merger and such holder’s adjusted tax basis in the shares of NET common stock converted into cash pursuant to the merger. Gain or loss will be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction) owned by a U.S. holder. If the shares of NET common stock have been held for more than one year at the effective time of the merger, the gain or loss generally will be long-term capital gain or loss, and will be short-term capital gain or loss if the shares have been held for one year or less. Long-term capital gains recognized by non-corporate U.S. holders may be subject to reduced tax rates. The deductibility of capital losses is subject to limitation.

Information returns will be filed with the Internal Revenue Service in connection with payments to a U.S. holder pursuant to the merger, unless the U.S. holder is an exempt recipient. Under the United States federal income tax backup withholding rules, the exchange agent generally will be required to withhold 28% of all payments to which a U.S. holder is entitled in the merger, unless the U.S. holder (i) is a corporation or comes within other exempt categories and demonstrates this fact or (ii) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other stockholders), certifies under penalties of perjury that the number is correct, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each U.S. holder should complete, sign and return to the exchange agent for the merger the substitute Form W-9 that each stockholder will receive with the letter of transmittal following completion of the merger in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the exchange agent. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above may be credited against a holder’s United States federal income tax liability, if any, or refunded by the Internal Revenue Service provided that the required information is furnished to the Internal Revenue Service in a timely manner. Each U.S. holder should consult its own tax advisors as to the qualifications for an exemption from backup withholding and the procedures for obtaining such exemption.

Non-U.S. Holders

Any gain realized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a United States trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be taxed at graduated United States federal income tax rates applicable to United States persons (as defined under the Code), and, if the non-U.S. holder is a foreign corporation, an additional branch profits tax may apply to its effectively connected earnings and profits for the taxable year at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s gain realized in the merger (unless an exception is provided under an applicable treaty), which may be offset by U.S. source capital losses of the non-U.S. holder, if any.

A non-U.S. holder will be subject to information reporting, and, in certain circumstances, backup withholding may apply to the cash received pursuant to the merger, unless the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. person (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption. To avoid backup withholding, non-U.S. holders generally must submit a properly executed Form W-8BEN, “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding” or other applicable Form W-8. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above may be credited against a non-U.S. holder’s United States federal income tax liability, if any, or refunded by the Internal Revenue Service provided that the required information is furnished to the Internal Revenue Service in a timely manner. Each non-U.S. holder should consult its own tax advisors as to the qualifications for an exemption from backup withholding and the procedures for obtaining such exemption.

The foregoing discussion of certain material United States federal income tax consequences is not intended to be, and should not be construed as, legal or tax advice to any holder of shares of NET common stock, and no holder may rely on any statement in this discussion to avoid penalties that may be imposed on such holder. You should consult your own tax advisors to determine the particular tax consequences to you (including the application and effect of any state, local or non-United States income and other tax laws) of the receipt of cash in exchange for shares of NET common stock pursuant to the merger.

LITIGATION RELATED TO THE MERGER

On June 21, 2012, a purported shareholder of the company filed a class action complaint against our company, our directors and an executive officer, Sonus and Sonus Merger Subsidiary in connection with the proposed merger. The action is captioned Bruno v. Network Equipment Technologies, Inc., et al., Case No. 7643, and is pending in the Court of Chancery of the State of Delaware. On July 10, 2012, a purported shareholder of the company filed a class action complaint against our company, our directors, Sonus and Sonus Merger Subsidiary in connection with the proposed merger. The action is captioned Rogers v. Keating, et al., Case No. RG12638516, and is pending in the Superior Court of California for Alameda County. The Bruno and Rogers complaints allege that the defendants breached and/or aided and abetted the breach of their fiduciary duties to our shareholders, by seeking to sell our company through an allegedly unfair process and allegedly for an unfair price and on unfair terms. The complaints seek, among other things, equitable relief that would enjoin the merger, damages, and attorney’s fees and costs. As is common in this type of litigation, additional lawsuits based upon similar allegations concerning the proposed merger may be filed in the future, in the same or other courts. We believe the complaints’ allegations have no merit, and we intend to defend against them vigorously. However, all litigation is inherently uncertain, and there can be no assurance that our defense of these or similar actions will be successful.

APPRAISAL RIGHTS

Under Section 262 of the DGCL, any holder of NET common stock who does not wish to accept the merger consideration may elect to exercise appraisal rights in lieu of receiving the merger consideration by following the procedures set forth in Section 262 of the DGCL. A stockholder who exercises appraisal rights may petition the Delaware Court of Chancery to determine the “fair value” of his, her or its shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, and receive payment of fair value in cash, together with a fair rate of interest, if any.

The following discussion is a summary of the law pertaining to appraisal rights under the DGCL. The full text of Section 262 of the DGCL is attached to this proxy statement as Annex C. All references in Section 262 of the DGCL to a “stockholder” and in this summary to a “stockholder” are to the record holder of the shares of NET common stock.

Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the merger agreement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice, and the applicable statutory provisions are attached to this proxy statement as Annex C. This summary of appraisal rights is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the text of Section 262 of the DGCL attached as Annex C. Any holder of NET common stock, who wishes to exercise appraisal rights or who wishes to preserve the right to do so, should review the following discussion and Annex C carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. If you lose your appraisal rights, you will be entitled to receive the merger consideration described in the merger agreement.

Stockholders wishing to exercise the right to seek an appraisal of their shares must do ALL of the following:

•	The stockholder must deliver to NET a written demand for appraisal before the vote on the merger agreement at the special meeting.

•

The stockholder must not vote in favor of the proposal to approve the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the proposal, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal or vote to abstain.

•

The stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger.

•

As described below, a stockholder must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

Neither voting, in person or by proxy, against, abstaining from voting on nor failing to vote on the proposal to approve the merger agreement will constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Only a holder of record of shares of NET common stock issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the stock certificates. The demand must reasonably inform NET of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its NET common stock. If the shares of NET common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand for appraisal must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL must mail or deliver a written demand to:

Network Equipment Technologies, Inc.

6900 Paseo Padre Parkway

Fremont, California 94555

Attn: Corporate Secretary

If the merger is completed, NET will give written notice of the effective time of the merger within 10 days after such effective time to each former NET stockholder who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective time of the merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of NET common stock held by all dissenting stockholders. A person who is the beneficial owner of shares of NET common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. The surviving corporation is under no obligation to file any petition and has no intention of doing so. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time may receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which NET has received demands for appraisal, and the aggregate number of holders of those shares. A person who is the beneficial owner of shares of NET common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the surviving corporation the statement described in the previous sentence. The surviving corporation must mail this statement to the stockholder within the later of 10 days of receipt of the request or 10 days after expiration of the period for delivery of demands for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby.

The Delaware Court of Chancery may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the court for notation of the pendency of the appraisal proceedings. If the stockholder fails to comply with the court’s direction, the court may dismiss the proceeding as to the stockholder.

The Delaware Court of Chancery will thereafter determine the fair value of the shares of NET common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with the interest if any, to be paid on the amount determined to be fair value. Such interest rate shall be calculated as of effective time of the merger through the date of payment of the judgment, compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, unless good cause is shown for the Delaware Court of Chancery to use discretion and calculate the interest rate otherwise.

In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, Delaware courts have decided that the statutory appraisal remedy, in cases of unfair dealing, may or may not be a dissenter’s exclusive remedy. The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise receive under the merger agreement. An opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. If no party files a petition for appraisal in a timely manner, then stockholders will lose the right to an appraisal, and will instead receive the merger consideration described in the merger agreement.

The Delaware Court of Chancery will determine the costs of the appraisal proceeding and will allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective time of the merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his or her demand for appraisal and to accept the cash payment for his or her shares pursuant to the merger agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with the written consent of the surviving corporation. No petition timely filed in the Delaware Court of Chancery demanding appraisal will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned on such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the per share merger consideration offered pursuant to the merger agreement within 60 days after the effective time of the merger. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder’s shares will be converted into the right to receive the merger consideration.

FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS. IN THAT EVENT, YOU WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION FOR YOUR DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262 OF THE DGCL, IF YOU ARE A NET STOCKHOLDER AND ARE CONSIDERING EXERCISING YOUR APPRAISAL RIGHTS UNDER THE DGCL, YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

CURRENT MARKET PRICE OF COMMON STOCK

NET common stock is listed on the NASDAQ Global Market under the trading symbol “NWK.” The following table sets forth the high and low closing prices of NET common stock, as reported by the NASDAQ Global Market, for each of the periods listed.

Fiscal 2012	Low	High
First quarter	$2.18	$3.83
Second quarter	$1.81	$2.81
Third quarter	$0.99	$2.25
Fourth quarter	$0.71	$1.58

Fiscal 2011	Low	High
First quarter	$3.63	$6.10
Second quarter	$2.53	$4.50
Third quarter	$3.04	$5.50
Fourth quarter	$3.10	$5.40

The following table sets forth the closing sale prices per share of NET common stock, as reported on the NASDAQ Global Market on June 18, 2012, the last full trading day before the public announcement of the proposed merger, and on July 20, 2012, the latest practicable date before the printing of this proxy statement:

June 18, 2012	$1.18
July 20, 2012	$1.32

NET has never declared or paid dividends on our capital stock and does not intend to pay dividends in the foreseeable future. If the merger is consummated, each share of NET common stock will be converted into the right to receive $1.35 in cash, without interest and less any applicable withholding taxes, and NET common stock will be removed from quotation on the NASDAQ Global Market and there will be no further public market for shares of NET common stock.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the number and percentage of shares of NET common stock beneficially owned by (i) each person or group known by NET, based on filings pursuant to Section 13(d) or 13(g) under the Exchange Act, to beneficially own more than 5% of the outstanding shares of NET common stock; (ii) each person who is currently a director of NET; (iii) each “named executive officer” of NET, determined in accordance with Item 402 of Regulation S-K under the Securities Act; and (iv) all current directors and named executive officers of NET as a group. Pursuant to the applicable rule, the information is provided as of the most recent practicable date, July 20, 2012, which is subsequent to the record date for the special meeting, and thus may not reflect holdings as of the record date.

Five Percent (5%) Stockholders, Directors, Named Executive Officers, and all Directors and Executive Officers as a Group	Approximate Number of Shares	Percentage of Outstanding Shares
5% Stockholders
Stafford Capital Management, LLC; Craig Stephens; Pacific Management, Ltd.; and Robert M. Stafford (1)	3,725,086	12.2%
ClearBridge Advisors, LLC (2)	3,214,498	10.5%
Royce & Associates, LLC (3)	2,444,968	8.0%
Kopp Investment Advisors, LLC; Kopp Holding Company, LLC; and LeRoy C. Kopp (4)	1,579,601	5.2%
John K. Nelson and Cheryl Nelson (5)	1,539,254	5.0%

Directors and Executive Officers
Karen C. Carte (6)	50,994	*
Frederick D. D’Alessio (7)	142,999	*
Dixon R. Doll, Ph.D. (8)	287,597	*
James Fitzpatrick (9)	146,859	*
C. Nicholas Keating, Jr. (10)	768,420	2.5%
David R. Laube (11)	234,729	*
Francois Le (12)	203,801	*
Frank Slattery (13)	351,626	1.2%
David Wagenseller (14)	112,804	*
All Executive Officers and Directors as a group (11 persons) (15)	2,543,478	8.3%

* Represents less than 1% of the outstanding shares.

(1)	This information was acquired from publicly available information filed with the SEC as of February 9, 2012. Based on this filing, Stafford Capital Management, LLC (“SCM”) has sole voting and dispositive power as to all the shares listed. SCM reports 2,713,920 shares are held in investment advisory client accounts. Craig Stephens reports sole voting and dispositive power as to 744,000 shares. Pacific Management, Ltd. reports sole voting and dispositive power as to 211,071 shares, which are owned by Pacific Asset Partners. Robert M. Stafford reports sole voting and dispositive power as to 56,095 shares. The address for these entities is Stafford Capital Management LLC, 275 Battery Street, Suite 1600, San Francisco, CA 94111.
(2)	This information was acquired from publicly available information filed with the SEC as of February 10, 2012. Based on this filing, ClearBridge Advisors, LLC has sole voting power with respect to 2,648,580 shares and dispositive power as to all the shares listed. The address for ClearBridge Advisors, LLC is 620 8th Avenue, New York, NY 10018.
(3)	This information was acquired from publicly available information filed with the SEC as of January 19, 2012. Based on this filing, Royce & Associates, LLC has sole voting and dispositive power as to all the shares listed. The interest of one account, Royce Opportunity Fund an investment company registered under the Investment Company Act of 1940 and managed by Royce & Associates, LLC, amounted to 1,972,468 shares. The address for Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.

(4)	This information was acquired from publicly available information filed with the SEC as of July 20, 2012. Based on this filing, Kopp Investment Advisors, LLC (“KIA”) is the beneficial owner of 1,528,056 shares, which are owned by KIA’s clients and held in discretionary accounts managed by KIA and over which it has shared voting power. KIA has shared dispositive power with respect to 769,601 shares. Kopp Holding Company, LLC (“KHCLLC”) is the parent entity of KIA and LeRoy C. Kopp is the sole governor, chairman and chief investment officer of both KIA and KHCLLC. By virtue of their relationship to KIA, KHCLLC and Mr. Kopp may be deemed to have shared voting power with respect to 1,528,056 shares and shared dispositive power with respect to 769,601 shares. Mr. Kopp has the sole power to dispose of 810,000 shares beneficially owned directly and indirectly (other than through KIA) by him. In addition, Mr. Kopp’s indirect beneficial ownership may comprise shares held in the Kopp Family Foundation, a 501(c)(3) corporation for which he serves as a director, and held in his wife’s individual retirement account (“IRA”) and held directly by her. Mr. Kopp’s direct beneficial ownership may comprise shares held in his IRA and held directly by him. In the aggregate, including the shares beneficially owned by KIA, Mr. Kopp may be deemed beneficially to own a total of 1,579,601 shares. The business address of KIA, KHCLLC, and Mr. Kopp is 8400 Normandale Lake Boulevard, Suite 1450, Bloomington, Minnesota 55437.
(5)	This information was acquired from publicly available information filed with the SEC as of March 9, 2012. Based on this filing, John K. Nelson has sole voting and dispositive power as to 1,001,033 shares and shared voting and dispositive power as to 538,221 shares. Cheryl Nelson reports shared voting and dispositive power as to 538,221 shares. The address for the shareholders is 1205 Johnson Street, Menlo Park, CA 94025.
(6)	Consists of 50,994 shares issuable to Ms. Carte under options exercisable within 60 days of July 20, 2012.
(7)	Includes 102,999 shares issuable to Mr. D’Alessio under options exercisable within 60 days of July 20, 2012.
(8)	Includes 112,000 shares issuable to Dr. Doll under options exercisable within 60 days of July 20, 2012. Also includes 4,800 shares owned by International Synergies, Ltd., a corporation in which Dr. Doll has a beneficial interest.
(9)	Includes 143,193 shares issuable to Mr. Fitzpatrick under options exercisable within 60 days of July 20, 2012.
(10)	Includes 693,583 shares issuable to Mr. Keating under options exercisable within 60 days of July 20, 2012.
(11)	Includes 150,000 shares issuable to Mr. Laube under options exercisable within 60 days of July 20, 2012.
(12)	Includes 191,110 shares issuable to Mr. Le under options exercisable within 60 days of July 20, 2012.
(13)	Includes 340,610 shares issuable to Mr. Slattery under options exercisable within 60 days of July 20, 2012.
(14)	Includes 104,277 shares issuable to Mr. Wagenseller under options exercisable within 60 days of July 20, 2012.
(15)	Includes 2,114,521 shares issuable under options exercisable within 60 days of July 20, 2012, consisting of 1,888,716 shares issuable under options held by individuals listed in the table as detailed in notes (6) through (14) above and 225,805 shares issuable under options held by three additional executive officers not listed in the table.

FUTURE STOCKHOLDER PROPOSALS

We will hold our 2012 annual meeting of stockholders only if the merger is not completed because, if the merger is completed, NET will cease to be an independent public company and will be wholly owned by Sonus and you will no longer have an ownership interest in NET.

If the merger agreement is not adopted and we hold an annual meeting of stockholders in 2012 (the “2012 Annual Meeting”), proposals of stockholders that are intended to be presented at the 2012 Annual Meeting must have been received by us no later than March 7, 2012 in order to be included, if appropriate, in the proxy statement and proxy relating to the 2012 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act. We did not receive any stockholder proposals prior to that date.

In addition, pursuant to our bylaws, in order for any stockholder to propose any business (including nominations for director) at an annual stockholder meeting, such stockholder is required to provide us with advance written notice at least 60 days prior to such meeting (no later than June 15, 2012, assuming the 2012 Annual Meeting is held on August 14, 2012). The notice must contain certain information regarding such stockholder (and any nominee for Director), any arrangements between the stockholder and the nominee, and any other information regarding such nominee or each matter of business proposed by the stockholder that would be required to be disclosed in a Proxy Statement filed with the SEC for solicitations of proxies to approve such proposed business. We did not receive any advance notices prior to June 15, 2012.

Any such proposals or notices should be directed to the attention of the Corporate Secretary, Network Equipment Technologies, Inc., 6900 Paseo Padre Parkway, Fremont, CA 94555.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding us and other registrants that file electronically with the SEC.

If you have any questions about this proxy statement, the special meeting or the acquisition by Sonus after reading this proxy statement, or if you would like additional copies of this proxy statement, please contact our proxy solicitor:

Georgeson, Inc.

199 Water Street, 26th Floor

New York, NY 10038

Banks and Brokers Call: (212) 440-9800

All Others Toll Free: (866) 482-5136

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JULY 23, 2012. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among

Sonus Networks, Inc.,

Navy Acquisition Subsidiary, Inc.

and

Network Equipment Technologies, Inc.

Dated as of June 18, 2012

A-i

A-ii

TABLE OF DEFINED TERMS

1989 Debentures	3.2(b)(iii)
1989 Indenture	3.2(b)(iii)
1989 Indenture Notices	6.15(a)
1989 Supplemental Indenture	6.15(a)
2007 Indenture	3.2(b)(iv)
2007 Indenture Notices	6.15(b)
2007 Notes	3.2(b)(iv)
2007 Supplemental Indenture	6.15(b)
Acquisition Agreement	6.1(b)(ii)
Acquisition Proposal	6.1(f)
Adverse Recommendation Notice	6.1(b)
Affiliate	3.2(d)
Agent	3.15(c)(i)
Agreement	Introduction
Anti-Bribery Laws	3.15(c)(ii)
Bankruptcy and Equity Exception	3.4(a)
Book Entry Shares	2.1(a)(iii)
Certificate of Merger	1.3
Certificate	2.1(a)(iii)
Change	3.1(a)
Closing	1.2
Closing Date	1.2
Code	2.2(g)
Company	Introduction
Company Adverse Recommendation Change	8.1(c)(i)
Company Balance Sheet	3.5(b)
Company Board	3.4(a)
Company Capital Stock	2.2(c)
Company Common Stock	2.1(a)(ii)
Company Disclosure Schedule	Article III
Company Employee Plans	3.14(a)
Company Intellectual Property	3.10(n)(i)
Company Leases	3.9(b)
Company Licensed Intellectual Property	3.10(n)(ii)
Company Material Adverse Effect	3.1(a)
Company Material Contracts	3.11(a)
Company Meeting	3.4(d)
Company Owned Intellectual Property	3.10(n)(iii)
Company Permits	3.16
Company Preferred Stock	3.2(a)
Company Registrations	3.10(n)(iv)
Company RSU	2.1(c)
Company SEC Documents	3.5(a)
Company Source Code	3.10(i)
Company Stockholder Approval	3.4(a)
Company Stock Options	2.1(c)
Company Stock Plans	3.2(b)
Company Subleases	3.9(c)
Company Voting Proposal	3.4(a)
Confidentiality Agreement	5.2
Contamination	3.13(c)
Continuing Employees	6.18(a)
Contract	3.11(a)(i)
Copyrights	3.10(n)(v)
Delaware Secretary of State	1.3
DGCL	Introduction
Dissenting Shares	2.1(b)
Documentation	3.10(n)(vi)

- ii -

Effective Time	1.3
Environmental Law	3.13(b)
Equity Award Exchange Ratio	6.10(a)
ERISA	3.14(a)
ERISA Affiliate	3.14(a)
Exchange Act	3.4(c)
Export Control Laws	3.24(a)
Financial Advisor	3.19
Fiscal Year 2012	3.11(a)(i)
GAAP	3.5(b)
Government Funding Agreement	3.23(a)(i)
Government Funding Proposal	3.23(a)(ii)
Governmental Entity	3.4(c)
Hazardous Substance	3.13(e)
In-the-Money Option	6.10(a)
Indemnified Parties	6.9(a)
Insurance Policies	3.18
Intellectual Property	3.10(n)(vii)
Intellectual Property Registrations	3.10(n)(viii)
Intervening Event	6.1(b)
IRS	3.14(b)
knowledge	9.8
Liens	3.4(b)
Mask Works	3.10(n)(ix)
Merger	Introduction
Merger Consideration	2.1(a)
Merger Sub	Introduction
Morgan Guaranty	3.2(b)(iii)
non-U.S. Plan	3.14(l)
Notice Period	6.1(b)
Open Source Material	3.10(n)(x)
Ordinary Course of Business	3.6
Outbound License Agreements	3.10(n)(xi)
Outside Date	8.1(b)(i)
Parent	Introduction
Parent 401(k) Plan	6.18(c)
Parent Common Stock	6.10(a)
Parent Plans	6.18(e)
Patent Rights	3.10(n)(xii)
Paying Agent	2.2(a)
Payment Fund	2.2(a)
person	9.8
Property	3.23(j)
Proxy Statement	3.5(d)
Release	3.13(d)
Representatives	6.1(a)
Required Company Stockholder Vote	3.4(d)
SEC	3.4(c)
Securities Act	3.2(d)
Section 262	2.1(b)
Software	3.10(n)(xiii)
Specified Time	6.1(a)
Subsidiary	3.3(a)
Superior Proposal	6.1(f)
Surviving Corporation	1.1
Taxes	3.8(q)(i)
Tax Returns	3.8(q)(ii)
Trademarks	3.10(n)(viii)(B)
U.S. Bank	3.2(b)(iv)
WARN Act	3.17(g)

- iii -

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 18, 2012, is among Sonus Networks, Inc., a Delaware corporation (the “Parent”), Navy Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (the “Merger Sub”), and Network Equipment Technologies, Inc., a Delaware corporation (the “Company”).

WHEREAS, the respective Boards of Directors of the Parent, the Merger Sub and the Company have determined that it would be advisable and in the best interests of their respective stockholders for the Parent to acquire the Company upon the terms and subject to the conditions set forth in this Agreement, and have approved this Agreement;

WHEREAS, the acquisition of the Company shall be effected through a merger (the “Merger”) of the Merger Sub with and into the Company in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), as a result of which the Company shall become a wholly owned subsidiary of the Parent;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parent, the Merger Sub and the Company agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, the Merger Sub shall merge with and into the Company at the Effective Time (as defined below). At the Effective Time, the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of the Merger Sub in accordance with the DGCL.

1.2 Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at 4:30 p.m., eastern time, on the second business day after the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article VII (other than those that by their terms cannot be satisfied until the time of the Closing but subject to the fulfillment or waiver of such conditions), at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109, or at such other time, date or place agreed to in writing by the Parent and the Company; provided that if all the conditions set forth in Article VII shall not have been satisfied or (to the extent permitted by applicable law) waived on such second business day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied or (to the extent permitted by applicable law) waived. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

1.3 Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, a certificate of merger or other appropriate documents (in any such case, the “Certificate of Merger”) shall be duly prepared, executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State or at such subsequent time or date as the Parent and the Company shall agree and specify in the Certificate of Merger. The time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time.”

1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

1.5 Certificate of Incorporation and By-Laws. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall, by virtue of the Merger, be amended at the Effective Time in its entirety to read as set forth in Exhibit A until thereafter amended as provided under the DGCL. The By-laws of the Merger Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended as provided under the DGCL.

1.6 Directors and Officers. The directors of the Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are elected or designated and qualified, or until their earlier death, resignation or removal from office. Prior to the Effective Time, the Company shall cause each member of the Company Board to execute and deliver a letter effectuating his or her resignation as a director of the Company (and, to the extent requested by the Parent, each of the Company’s Subsidiaries) effective upon the Effective Time.

ARTICLE II

CONVERSION OF SECURITIES

2.1 Effect of Merger of Capital Stock.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, Merger Sub or the holder of any shares of the capital stock of the Company or capital stock of the Merger Sub:

(i) each share of the Merger Sub’s capital stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of the same class of capital stock of the Surviving Corporation;

(ii) each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time that is owned by the Parent, the Merger Sub or the Company or any direct or indirect wholly owned subsidiary of the Parent, the Merger Sub or the Company, including all shares of Company Common Stock held by the Company as treasury stock, shall automatically be cancelled, and no payment shall be made with respect thereto; and

(iii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled pursuant to clause (ii) above and any Dissenting Shares (as defined in Section 2.1(b) hereof)) shall be automatically converted into and become the right to receive the Merger Consideration (as defined in this Section 2.1(a)). When so converted, all such shares of Company Common Stock shall no longer be outstanding and shall be automatically cancelled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) and each holder of any such shares of Company Common Stock held in book entry form immediately prior to the Effective Time (“Book Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.1(a)(iii) upon surrender of such Certificate or such Book Entry Shares in accordance with Section 2.2, without interest and subject to any applicable withholding rights in accordance with Section 2.2(g).

As used in this Agreement, the “Merger Consideration” shall mean $1.35.

(b) Notwithstanding anything in this Agreement to the contrary, shares of the Company’s Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”) and who have not withdrawn or lost the right to appraisal (the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1(a)(iii), but instead such holder shall be entitled to payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares under Section 262 shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.1(a)(iii), without interest. The Company shall give the Parent and the Merger Sub prompt notice of any demands for payment, or notices of intent to demand payment, received by the Company with respect to shares of Company Common Stock, and the Parent and the Merger Sub shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of the Parent and the Merger Sub, make any payment with respect to, or settle, or offer to settle, any such demands, or agree to do any of the foregoing.

(c) At and immediately prior to the Effective Time, each outstanding option to purchase Company Common Stock (“Company Stock Options”) and each outstanding restricted stock unit issued by the Company (“Company RSU”) shall be treated in the manner set forth in Section 6.10, provided that the Company Board or a designated committee thereof administering a Company Stock Plan, shall, in consultation with, and with the consent of, the Parent, have the authority to vary the treatment of Company Stock Options and Company RSUs under such Company Stock Plan from that described in Section 6.10 to the extent required by or advisable under any applicable non-U.S. law, ordinance, rule or regulation.

2.2 Exchange of Certificates. The procedures for exchanging outstanding shares of Company Common Stock for the Merger Consideration pursuant to the Merger are as follows:

(a) Paying Agent. Prior to the Effective Time, the Parent shall select a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment after the Effective Time of the Merger Consideration upon surrender of Certificates or Book Entry Shares. From time to time after the Effective Time, the Parent shall provide, or cause the Surviving Corporation to provide, to the Paying Agent, on a timely basis as and when needed, cash necessary for payment of the Merger Consideration pursuant to Section 2.1(a)(iii) upon surrender of Certificates and Book Entry Shares (such cash being hereinafter referred to as the “Payment Fund”).

(b) Exchange Procedures. As soon as reasonably practicable (and in any event within five (5) business days) after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate or of Book Entry Shares (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to a Certificate shall pass, only upon delivery of the Certificate to the Paying Agent and, in the case of Book Entry Shares, delivery shall be effected and risk of loss and title shall pass only upon adherence to the procedures set forth in the letter of transmittal, and which letter of transmittal shall be in such form and have such other provisions as the Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates and Book Entry Shares in exchange for the Merger Consideration. Surrender of any Book Entry Shares shall be effected in accordance with the Paying Agent’s customary procedures with respect to securities represented by book entry. Upon surrender of a Certificate or Book Entry Shares for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly completed and properly executed, and such other documents as may reasonably be required by the Paying Agent, the Paying Agent shall pay to the holder of such Certificate or Book Entry Shares (or as otherwise directed in the letter of transmittal) in exchange therefor an amount of cash equal to the Merger Consideration that such holder has the right to receive pursuant to Section 2.1(a)(iii), and the Certificate or Book Entry Shares so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate or Book Entry Shares so surrendered is or are registered if, in the case of a Certificate, such Certificate shall be properly endorsed or otherwise be in proper form for transfer, or, in the case of Book Entry Shares, the person in whose name such Book Entry Shares are registered shall have delivered to the Paying Agent instruments of transfer in such form as the Paying Agent may require in accordance with its customary procedures for the transfer for securities represented by book entry, and, in each case, the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or Book Entry Shares or establish to the satisfaction of the Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate and all Book Entry Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock formerly represented by such Certificate or Book Entry Shares have been converted pursuant to Section 2.1(a)(iii). No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate or Book Entry Shares.

(c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid upon the surrender of a Certificate or Book Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of the capital stock of the Company (the “Company Capital Stock”) formerly represented by such Certificate or Book Entry Shares. Upon the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(d) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of Certificates and Book Entry Shares for twelve months after the Effective Time shall be delivered by the Paying Agent to the Parent, upon demand, and any holder of a Certificate or Book Entry Shares who has not theretofore complied with this Article II shall thereafter look only to the Parent for payment of the Merger Consideration, but shall have no greater rights against the Parent than may be accorded to general unsecured creditors of the Parent under applicable law.

(e) No Liability. None of the Parent, the Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate or any Book Entry Shares have not been surrendered immediately prior to such date on which the Merger Consideration in respect of such Certificate or Book Entry Shares would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.4)), any such cash in respect of such Certificate or Book Entry Shares shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(f) Investments of Payment Fund. The Paying Agent shall invest any cash included in the Payment Fund as directed by the Parent, provided that any such investment shall be limited to (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof or (ii) money market mutual funds invested exclusively in some or all of the securities described in the foregoing clause (i). Any interest and other income resulting from such investments shall be paid to and be the property of the Parent.

(g) Withholding Rights. The Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, and pay to the appropriate taxing authority, such amounts as any of them reasonably determines are required to be deducted and withheld by any of them with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Parent, the Surviving Corporation or the Paying Agent.

2.3 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall pay to such holder the Merger Consideration required pursuant to Section 2.1(a)(iii), in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof with such assurances as the Parent or Paying Agent, in its reasonable discretion and as a condition precedent to the payment of the Merger Consideration, may require of the holder of such lost, stolen or destroyed Certificate.

2.4 Adjustment of Merger Consideration. Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the issued and outstanding shares of Company Common Stock shall have been changed into a different number of shares of Company Common Stock or a different class of capital stock of the Company by reason of any stock split, reverse stock split, stock dividend, distribution, reclassification, redenomination, recapitalization, split-up, combination, exchange of shares of Company Common Stock or other similar transaction, the Merger Consideration and any other dependent items shall be appropriately adjusted to provide to the holders of shares of Company Common Stock, in the aggregate, the same economic effect as contemplated by this Agreement prior to such action and as so adjusted shall, from and after the date of such event, be the Merger Consideration or other dependent item, subject to further adjustment in accordance with this sentence.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent and the Merger Sub that the statements contained in this Article III are true and correct as of the date hereof subject to such exceptions as are disclosed herein, in the disclosure schedule delivered by the Company to the Parent on or before the date of this Agreement (the “Company Disclosure Schedule”) or in the Company SEC Documents filed with or furnished to the SEC on or following June 8, 2011 (but excluding any disclosures contained or referenced therein under the captions “Risk Factors” and “Forward-Looking Statements,” and any other disclosures contained or referenced therein of a similar general cautionary nature, in each case, other than any specific factual historical statements contained therein). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify (1) the corresponding paragraphs in this Article III and (2) the other paragraphs in this Article III only to the extent that it is readily apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

3.1 Organization, Standing and Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section 3.1 of the Company Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Company Material Adverse Effect. For purposes of this

Agreement, the term “Company Material Adverse Effect” means any change, event, circumstance, development or effect (each, a “Change”) that, individually or in the aggregate with all other Changes occurring or existing prior to the determination of a Company Material Adverse Effect, (i) has a material adverse effect on the business, assets, liabilities, capitalization, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) would prevent the Company from consummating the Merger and the other transactions contemplated by this Agreement; provided that, solely for purposes of clause (i) above, none of the following, and no effect arising out of or resulting from the following, in each case to the extent arising after the date of this Agreement, shall constitute (in and of itself) a Company Material Adverse Effect or be taken into account in determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur (except, in the cases of clauses (x) and (y)(A), (C) and (D), where the Company and its Subsidiaries, taken as a whole, are disproportionately affected relative to other persons operating in the industries or markets in which the Company and its Subsidiaries operate): (x) any Change generally affecting (A) the industries in which the Company and its Subsidiaries operate or (B) the economy, credit or financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates, or (y) any Change arising out of, resulting from or attributable to (A) changes or prospective changes in law, in applicable regulations of any Governmental Entity, in generally accepted accounting principles or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, (B) the announcement or pendency of this Agreement, (C) political conditions (or developments or changes in such conditions) or acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (D) pandemics, earthquakes, hurricanes, tornados or other natural disasters, (E) any decline in the market price, or change in trading volume, of any capital stock of the Company (it being understood, in each case, that the facts or occurrences giving rise or contributing to such decline or change may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (F) any legal proceedings brought by any current or former stockholders of the Company (on their own behalf or on behalf of the Company) arising out of or in connection with this Agreement, any of the transactions contemplated by this Agreement or any action taken by the Company or the Company Board in connection with this Agreement or (G) any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood, in each case, that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect). For the avoidance of doubt, the parties agree that the terms “material”, “materially” or “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meanings ascribed to Company Material Adverse Effect in the prior sentence of this paragraph.

(b) The Company has delivered to the Parent complete and accurate copies of the Certificate of Incorporation and By-laws of the Company.

3.2 Capitalization.

(a) The authorized capital stock of the Company as of the date of this Agreement consists of 75,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”) of which 500,000 shares have been designated as Series A Junior Participating Preferred Stock. The rights and privileges of each class of the Company’s capital stock are as set forth in the Company’s Certificate of Incorporation. As of June 14, 2012, (i) 30,587,019 shares of Company Common Stock were issued and outstanding, (ii) 1,374,938 shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company, and (iii) no shares of Company Preferred Stock were designated, issued or outstanding.

(b) As of June 14, 2012, the Company had outstanding (i) Company Stock Options to purchase 5,036,568 shares of Company Common Stock, (ii) 217,682 shares of Company Common Stock subject to outstanding Company RSUs, (iii) $23,704,000 in aggregate principal amount of 7 1/4% Convertible Subordinated Debentures due 2014 issued by the Company under the Indenture, dated as of May 15, 1989 (“1989 Debentures” and the “1989 Indenture,” respectively), between the Company and Morgan Guaranty Trust Company of New York (“Morgan Guaranty”), which 1989 Debentures were convertible in the aggregate into 752,508 shares of Company Common Stock, and (iv) $10,500,000 in aggregate principal amount of 3.75% Convertible Senior Notes due 2014 issued by the Company under the Indenture, dated as of December 17, 2007 (“2007 Notes” and the “2007 Indenture,” respectively), between the Company and U.S. Bank National Association (“U.S. Bank”), which 2007 Notes were convertible in the aggregate into 770,373 shares of Company Common Stock. From June 14, 2012 until the date of this Agreement, no Company Stock Options, Company RSUs, 1989 Debentures or 2007 Notes have been granted or issued and there has been no change in the number of shares of Company Common Stock issuable upon conversion of the 1989 Debentures of the 2007 Notes. The Company has delivered to the Parent complete and accurate copies of all stock option plans or other equity-related plans of the Company (the “Company Stock Plans”), the 1989 Indenture, the 2007 Indenture and all forms of stock option agreements evidencing Company Stock Options and restricted stock unit award agreements evidencing Company RSUs and the forms of the 1989 Debentures and the 2007 Notes.

(c) Section 3.2(c) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of:

(i) all Company Stock Plans, indicating for each Company Stock Plan, as of such date, the number of shares of Company Common Stock subject to outstanding options and the number of outstanding RSUs under such plan;

(ii) all outstanding Company Stock Options with an exercise price equal to or less than the Merger Consideration, indicating with respect to each such Company Stock Option the Company Stock Plan under which it was granted, the number of shares of Company Common Stock subject to such Company Stock Option, the exercise price, the date of grant, and the vesting schedule, including whether (and to what extent) the vesting will be accelerated in any way by the Merger or by termination of employment or change in position following consummation of the Merger;

(iii) all outstanding Company RSUs, indicating with respect to each such Company RSU the Company Stock Plan under which it was granted, the number of shares of Company Common Stock subject to such Company RSU, the date of grant, and the vesting schedule, including whether (and to what extent) the vesting will be accelerated in any way by the Merger or by termination of employment or change in position following consummation of the Merger.

(d) Except (i) as set forth in this Section 3.2 and (ii) as reserved for future grants under Company Stock Plans (A) there are no securities (including, for the avoidance of doubt, any debt securities) convertible into or exchangeable or exercisable for Company equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, debt securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries (including in connection with or as a result of the consummation of the transactions contemplated by this Agreement) to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, debt security, call, right, commitment or agreement. The Company does not have any outstanding stock appreciation rights, phantom stock or similar rights or obligations. Neither the Company nor any of its Affiliates is a party to or is bound by any agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company. For purposes of this Agreement, the term “Affiliate” when used with respect to any party shall mean any person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). There are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other similar agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it or they are bound, with respect to any equity security of any class of the Company.

(e) All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Sections 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company’s Certificate of Incorporation or By-laws or any agreement to which the Company is a party or is otherwise bound.

(f) There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in the Company or any Subsidiary of the Company or any other entity.

(g) No consent of the holders of Company Stock Options, Company RSUs, 1989 Debentures or 2007 Notes is required in connection with the actions contemplated by Sections 2.1(c), 6.10 and 6.15.

(h) Following the execution and delivery by the Company of the 1989 Supplemental Indenture and the 2007 Supplemental Indenture, and the execution by Morgan Guaranty of the 1989 Supplemental Indenture and U.S. Bank of the 2007 Supplemental Indenture, there will be no outstanding debt securities convertible into or exchangeable or exercisable for Company Capital Stock or any other security of the Surviving Corporation or Parent.

3.3 Subsidiaries.

(a) Section 3.3 of the Company Disclosure Schedule sets forth, for each Subsidiary of the Company: (i) its name; (ii) the number and type of outstanding equity securities and a list of the holders thereof; and (iii) the jurisdiction of organization. For purposes of this Agreement, the term “Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (A) more that 50% of the voting power of all outstanding stock or ownership interests of such entity, (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity or (C) the right to elect a majority or more of the board of directors (or similar governing body) of such entity.

(b) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Company Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares (other than directors’ qualifying shares in the case of Subsidiaries of the Company incorporated outside of the United States, all of which the Company has the power to cause to be transferred for no or nominal consideration to the Company or the Company’s designee) are owned, of record and beneficially, by the Company or another of its Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company’s voting rights, charges or other encumbrances of any nature. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of the Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company.

(c) The Company has delivered to the Parent complete and accurate copies of the charter, by-laws or other organizational documents of each Subsidiary of the Company.

(d) The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary of the Company.

3.4 Authority; No Conflict; Required Filings and Consents.

(a) The Company has all requisite corporate power and authority to enter into this Agreement, perform its obligations hereunder and, subject only to the adoption of this Agreement (the “Company Voting Proposal”) by the Company’s stockholders under the DGCL (the “Company Stockholder Approval”), consummate the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the board of directors of the Company (the “Company Board”), at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger and this Agreement are fair to and in the best interests of the Company and its stockholders, (ii) approved the Merger and this Agreement and declared their advisability in accordance with the provisions of the DGCL, (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger, and (iv) to the extent necessary, adopted resolutions having the effect of causing the Company not to be subject to any state takeover law or similar law that might otherwise apply to this Agreement, the Merger or any other transactions contemplated by this Agreement, in each case which resolutions, except after the date hereof to the extent expressly permitted by Section 6.1(b), have not been rescinded, modified or withdrawn in any way. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law)(the “Bankruptcy and Equity Exception”).

(b) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-laws of the Company or of the charter, by-laws, or other organizational document of any Subsidiary of the Company, (ii) subject to the execution and delivery of the 1989 Supplemental Indenture and the furnishing of the 1989 Indenture Notices pursuant to Section 6.15(a) and the execution and delivery of the 2007 Supplemental Indenture and the furnishing of the 2007 Indenture Notices pursuant to Section 6.15(b), conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any mortgage, security interest, pledge, lien, charge or encumbrance of any nature, whether arising by contract or by operation of law (“Liens”), on the Company’s or any of its Subsidiary’s assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to obtaining the Company Stockholder Approval and compliance with the requirements specified in clauses (i) through (iv) of Section 3.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this Section 3.4(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Company Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with any United States or foreign federal, state, county or local, or any supranational or non-U.S., government, political subdivision, governmental, legislative, regulatory or administrative authority, body, instrumentality, department, office agency, commission, self-regulatory organization (including any stock market or stock exchange on which shares of Company Common Stock are listed for trading), or any court, tribunal or judicial or arbitral body (each, a “Governmental Entity”) is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (ii) the filing of the Proxy Statement with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) the filing of such reports, schedules or materials under Section 13 of or Rule 14a-12 under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, (v) such filings as may be required by the rules and regulations of The Nasdaq Stock Market and (vi) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(d) The affirmative vote for adoption of the Company Voting Proposal by the holders of at least a majority of the outstanding shares of Company Common Stock on the record date for the meeting of the Company’s stockholders (the “Company Meeting”) to consider the Company Voting Proposal (the “Required Company Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock or other securities, whether debt securities or equity securities, necessary for the adoption of this Agreement and for the consummation by the Company of the Merger and the other transactions contemplated by this Agreement.

3.5 SEC Filings; Financial Statements; Information Provided.

(a) The Company has filed all registration statements, forms, reports, certifications and other documents required to be filed by the Company with the SEC since March 28, 2009. All such registration statements, forms, reports, certifications and other documents are referred to herein as the “Company SEC Documents.” To the extent that the form of any Company SEC Document available on the SEC’s EDGAR system reflects the redaction of any of such Company SEC Document’s terms, the Company has made available to Parent an unredacted copy of such Company SEC Document. The Company has made available to the Parent copies of all comment letters received by the Company from the staff of the SEC since March 28, 2009 and all responses to such comment letters by or on behalf of the Company. The Company SEC Documents at the time filed, or as amended prior to the date of this Agreement, were prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Documents or necessary in order to make the statements in such Company SEC Documents, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the reporting requirements of

Section 13 or Section 15(d) of the Exchange Act. As used in this Section 3.5, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Documents at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including Regulation S-X), (ii) were or will be prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and at the dates involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Company and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or will not be material in amount or effect. The consolidated, audited balance sheet of the Company as of March 30, 2012 is referred to herein as the “Company Balance Sheet.”

(c) Deloitte & Touche LLP, the Company’s current auditors, is and has been at all times since its engagement by the Company (x) “independent” with respect to the Company within the meaning of Regulation S-X and (y) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act (to the extent applicable) and the related rules of the SEC and the Public Company Accounting Oversight Board.

(d) The proxy statement to be sent to the stockholders of the Company with respect to the Company Meeting (including the information included in or incorporated by reference therein) (the “Proxy Statement”) shall not, on the date the Proxy Statement is first mailed to stockholders of the Company or at the time of the Company Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading in light of the circumstances under which they were or shall be made; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading, provided that the Company makes no representation with respect to any information supplied in writing by or on behalf of the Parent for inclusion in the Proxy Statement. If at any time prior to the Company Meeting any fact or event relating to the Company or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall, promptly after becoming aware thereof, inform the Parent of such fact or event.

3.6 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any material obligations or liabilities (whether or not accrued, contingent or otherwise, and whether or not required to be reflected in financial statements in accordance with GAAP), except for: (i) liabilities disclosed in the financial statements (or the notes thereto) contained in the Company’s Annual Report on Form 10-K filed with the SEC on the SEC’s EDGAR system on June 15, 2012; (ii) liabilities incurred in the ordinary course of business consistent with past practice (the “Ordinary Course of Business”) since the date of the Company Balance Sheet; (iii) liabilities pursuant to agreements (A) required to be disclosed in the Company Disclosure Schedule and so disclosed or (B) not required to be disclosed in the Company Disclosure Schedule; and (iv) liabilities set forth in Section 3.6 of the Company Disclosure Schedule.

3.7 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, since such date, there has not been (i) any Change that, individually or in the aggregate, has had, or would reasonably be expected to result in, a Company Material Adverse Effect; or (ii) any other action or event that would have required the consent of the Parent pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement.

3.8 Taxes.

(a) Each of the Company and its Subsidiaries has properly filed on a timely basis all federal income Tax Returns and all other Tax Returns that it was required to file, and all such Tax Returns were true, correct and complete in all material respects. Each of the Company and its Subsidiaries has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Company and each of its Subsidiaries through the date of the Company Balance Sheet do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company Balance Sheet and all unpaid Taxes of the Company and each of its Subsidiaries for all Tax periods commencing after the date of the Company Balance Sheet arose in the Ordinary Course of Business and are of a type and amount commensurate with Taxes attributable to prior similar periods. Neither the Company nor any Subsidiary is or has ever been a member of an affiliated group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which the common parent is the Company. Neither the Company nor any of its Subsidiaries has any actual or potential liability for the Taxes of another person under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign law), as a transferee or successor, pursuant to any contractual obligation, or as a party to any Tax indemnity, Tax sharing, Tax allocation or similar agreement. All Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity and each of the Company and each of its Subsidiaries has complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

(b) The Company has delivered or made available to the Parent (i) complete and correct copies of all Tax Returns of the Company and each of its Subsidiaries relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired, and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by, or agreed to by or on behalf of the Company or any of its Subsidiaries relating to Taxes for all taxable periods for which the statute of limitations has not yet expired. No examination or audit of any Tax Return of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of the Company or any of its Subsidiaries, threatened or contemplated. Neither the Company nor any of its Subsidiaries has been informed by any jurisdiction in which the Company or any of its Subsidiary did not file a Tax Return that the jurisdiction believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed or is subject to Tax in such jurisdiction. Neither the Company nor any of its Subsidiaries has (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney with any taxing authority which is still in effect.

(c) There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of the Company or any of its Subsidiaries, other than with respect to Taxes not yet due and payable or Taxes that are being diligently contested in good faith by appropriate proceedings, and with respect to which an appropriate reserve has been made.

(d) Neither the Company nor any of its Subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment related to or that may be treated as an “excess parachute payment” under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code).

(e) Neither the Company nor any Subsidiary of the Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of (i) any adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax laws), (ii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax law), (iii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) prepaid amount received on or prior to the Closing Date or (vi) any election made pursuant to Section 108(i) of the Code on or prior to the Closing Date.

(f) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(g) Neither the Company nor any of its Subsidiaries has distributed to its stockholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company or any of its Subsidiaries been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Merger or any of the other transactions contemplated by this Agreement.

(h) Section 3.8(h) of the Company Disclosure Schedule sets forth each jurisdiction (other than United States federal) in which the Company or any of its Subsidiaries files, is required to file or has been required to file a Tax Return or is or has been liable for any Taxes on a “nexus” basis and each jurisdiction that has sent notices or communications of any kind requesting information relating to the Company’s or any Subsidiary of the Company’s nexus with such jurisdiction.

(i) Neither the Company nor any of its Subsidiaries (i) is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income Tax purposes, (ii) has made an entity classification (“check-the-box”) election under Section 7701 of the Code, (iii) is a stockholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or foreign law) or (iv) is a stockholder in a passive foreign investment company within the meaning of Sections 1291 through 1297 of the Code.

(j) Neither the Company nor any of its Subsidiaries has incurred (or been allocated) an “overall foreign loss” as defined in Section 904(f)(2) of the Code which has not been previously recaptured in full as provided in Sections 904(f)(1) and/or 904(f)(3) of the Code.

(k) Neither the Company nor any of its Subsidiaries is a party to a gain recognition agreement under Section 367 of the Code.

(l) Neither the Company nor any of its Subsidiaries (i) has been required to make a basis reduction pursuant to former Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b), (ii) is or has been required to redetermine or reduce basis pursuant to Treasury Regulation Section 1.1502-36(b) or (c) or to reduce any attributes under Treasury Regulation Section 1.1502-36(d), or (iii) has incurred (or been allocated) any dual consolidated loss within the meaning of Section 1503 of the Code.

(m) None of the assets of the Company or any of its Subsidiaries directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(n) Neither the Company nor any of its Subsidiaries has or has had a permanent establishment in any foreign country as defined in any applicable Tax treaty or convention between the United States and such foreign country.

(o) All related party transactions involving the Company or any of its Subsidiaries have been conducted at arm’s length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of any other Tax law. Each of the Company and its Subsidiaries has maintained documentation (including any applicable transfer pricing studies and transfer pricing agreements) in connection with such related party transactions in accordance with Sections 482 and 6662 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of any other Tax law.

(p) Neither the Company nor any of its Subsidiaries has engaged in a “reportable transaction” as set forth in Treasury Regulation section 1.6011-4(b) or a “listed transaction” as set forth in Treasury Regulation section 301.6111-2(b)(2) or any analogous provision of state or local law. Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(q) As used in this Agreement:

(i) “Taxes” shall mean any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities, including without limitation, income, gross receipts, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, estimated, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, windfall profits, customs duties, franchise and other taxes of any kind whatsoever imposed by the United States of America or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof, and

(ii) “Tax Returns” shall mean any and all reports, returns (including information returns), declarations or statements relating to Taxes, including any schedule or attachment thereto, including any amendment thereof filed with or submitted to any Governmental Entity in connection with the determination, assessment, collection or payment of Taxes or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax, and including, for the avoidance of doubt, U.S. Department of the Treasury Form TD F 90-22.1.

3.9 Owned and Leased Real Properties.

(a) Neither the Company nor any of its Subsidiaries owns any real property.

(b) Section 3.9(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all real property leased, subleased or licensed by the Company or any of its Subsidiaries, all Contracts under which such real property is leased, subleased or licensed by the Company or any of its Subsidiaries (collectively, the “Company Leases”) and the location of the premises. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party to any Company Lease, is in material default under any of the Company Leases. Each of the Company Leases is in full force and effect and is enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, and shall not cease to be in full force and effect as a result of the Merger or the other transactions contemplated by this Agreement. The Company has made available to the Parent complete and accurate copies of all Company Leases.

(c) Section 3.9(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all real property subleased or licensed by the Company or any of its Subsidiaries to any other person (other than another Subsidiary of the Company) (collectively, the “Company Subleases”) and the location of the premises. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party to any Company Sublease, is in material default under any of the Company Subleases. Each of the Company Subleases is in full force and effect and is enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, and shall not cease to be in full force and effect as a result of the Merger and the other transactions contemplated by this Agreement. The Company has made available to the Parent complete and accurate copies of all Company Subleases.

3.10 Intellectual Property.

(a) Section 3.10(a) of the Company Disclosure Schedule lists all Company Registrations, in each case, enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, names of all current applicant(s) and registered owners(s), as applicable. To the Company’s knowledge, all assignments of Company Registrations to the Company or any of its Subsidiaries have been properly executed and recorded, except for such deficiencies as would not materially affect the enforceability thereof. To the Company’s knowledge, all issued patents, all Copyrights, all registered Trademarks and all registered Mask Works are valid and enforceable. To the Company’s knowledge, all issuance, renewal, maintenance and other payments that are or have become due with respect to the Company Registrations have been timely paid by or on behalf of the Company or the relevant Subsidiary.

(b) To the Company’s knowledge, there are no inventorship challenges, opposition or nullity proceedings or interferences declared, commenced or provoked with respect to any Patent Rights included in the Company Registrations, or threatened (excluding, for the avoidance of doubt, office actions issued by Governmental Entities with respect to applications for Company Registrations). To the Company’s knowledge, the Company and its Subsidiaries have complied with their duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all patent and trademark applications filed by or on behalf of the Company or any of its Subsidiaries and have made no material misrepresentation in such applications.

(c) Each item of Company Intellectual Property will be owned or available for use by the Company and its Subsidiaries immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. There are no third party joint owners of any Company Owned Intellectual Property and the Company or one of its Subsidiaries is the sole and exclusive owner of all Company Owned Intellectual Property, including the Company Registrations, free and clear of any Liens other than Outbound License Agreements. The Company Intellectual Property constitutes all material Intellectual Property necessary to conduct the business of the Company and its Subsidiaries, taken as a whole, as currently conducted. The foregoing representation and warranty is not intended to be a representation regarding the absence of infringement or misappropriation, which is addressed in Section 3.10(e).

(d) The Company and its Subsidiaries have taken commercially reasonable measures to maintain in confidence and protect the proprietary nature of all trade secrets and confidential information comprising a part of the Company Owned Intellectual Property. The Company and each of its Subsidiaries have complied in all material respects with all applicable contractual and legal requirements pertaining to information privacy and security. To the knowledge of the Company, there has been no: (i) unauthorized disclosure of any material third party proprietary or confidential information in the possession, custody or control of the Company or any of its Subsidiaries, or (ii) material breach of the Company’s or any of its Subsidiaries’ security or information privacy procedures. The Company and its Subsidiaries have taken commercially reasonable measures to (A) actively police the quality of all goods and services sold, distributed or marketed under each of their Trademarks and (B) enforce adequate quality control measures to ensure that no Trademarks that they have licensed to others shall be deemed to be abandoned.

(e) Neither the conduct of the business of the Company and its Subsidiaries, as currently conducted, nor the sale or use of any product or service offered or planned to be released within 12 months by the Company or any of its Subsidiaries by any of their resellers, distributors, customers or users, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any third party. Section 3.10(e) of the Company Disclosure Schedule lists any written complaint, claim or notice, or threat of any of the foregoing (including any notification that a license under any patent is or may be required), received by the Company or any of its Subsidiaries since March 28, 2009 alleging any such infringement, violation or misappropriation and any request or demand for indemnification or defense received by the Company or any of its Subsidiaries from any reseller, distributor, customer, user or any other third party. The Company and Subsidiaries have made available to Parent copies of all such complaints, claims, notices, requests, demands or threats.

(f) To the knowledge of the Company, no person or entity (including any current or former employee or consultant of the Company or any of its Subsidiaries) is infringing, violating or misappropriating any of the Company Owned Intellectual Property or any of the Company Licensed Intellectual Property which is exclusively licensed to the Company or any of its Subsidiaries. The Company and its Subsidiaries have made available to Parent copies of all correspondence, complaints, claims, notices or threats concerning the infringement, violation or misappropriation of any Company Owned Intellectual Property sent by the Company or any of its Subsidiaries to any third party since March 28, 2009.

(g) Section 3.10(g) of the Company Disclosure Schedule identifies each material license, covenant or other agreement pursuant to which the Company or any of its Subsidiaries has assigned, transferred, licensed, distributed or otherwise granted any right or access to any person or entity, or covenanted not to assert any right, with respect to any past, existing or future Company Intellectual Property, other than Outbound License Agreements. Neither the Company nor any of its Subsidiaries has agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any products or services offered by the Company or any of its Subsidiaries or any third party Intellectual Property rights other than indemnification obligations of the Company or any of its Subsidiaries pursuant to Outbound License Agreements. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Company Owned Intellectual Property to any person or entity.

(h) Section 3.10(h) of the Company Disclosure Schedule identifies each item of material Company Licensed Intellectual Property and the license or agreement pursuant to which the Company or a Subsidiary obtained a license under such Company Licensed Intellectual Property (excluding generally commercially available, off-the-shelf software programs).

(i) None of the Company, any of its Subsidiaries or any other person, including the Company’s or its Subsidiaries’ employees and contractors, have licensed, distributed or disclosed the source code for any Software included in the products or services offered by the Company or any of its Subsidiaries or other confidential information constituting, embodied in or pertaining to such Software (collectively, “Company Source Code”) to any person, other than escrow agents, and the Company and its Subsidiaries have taken all commercially reasonable physical and electronic security measures to prevent disclosure of such Company Source Code. To the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, nor will the consummation of the transactions contemplated hereby, result in the disclosure or release of Company Source Code by Company, any of its Subsidiaries or escrow agent(s) or any other person to any third party.

(j) To the knowledge of the Company, the products and services offered, or contemplated to be offered, by the Company or any of its Subsidiaries, and the Software and internal computer systems used by the Company and its Subsidiaries, do not contain any disabling device, virus, worm, back door, Trojan horse or other disruptive or malicious code that may or are intended to materially impair their intended performance or otherwise permit unauthorized access to, hamper, delete or damage any computer system, software, network or data.

(k) To the knowledge of the Company, neither the Company nor any of its Subsidiaries is in breach of any of the material terms or conditions of any license to any Open Source Materials, except as would not materially affect the business or operations of the Company or any of its Subsidiaries.

(l) Each employee of the Company or any of its Subsidiaries and each individual independent contractor of the Company or any of its Subsidiaries has executed a valid and binding written agreement expressly assigning to the Company or its relevant Subsidiary all right, title and interest in any inventions and works of authorship, whether or not patentable, invented, created, developed, authored, conceived or reduced to practice during the term of such employee’s employment or such independent contractor’s work for the Company or its relevant Subsidiary and related to the work performed by such person for the Company or its relevant Subsidiary, and all Intellectual Property rights therein. All of the agreements referenced in the preceding sentence will continue to be in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect immediately prior to the Effective Time.

(m) To the Company’s knowledge, no material support, funding, resources or assistance from any Governmental Entity has been received by the Company or any of its Subsidiaries during the six years prior to the date of this Agreement in connection with the development, design, testing, modification, manufacture, use, sale, reproduction, marketing, distribution, support or maintenance of any of the products or services offered, or contemplated to be offered, by the Company or any of its Subsidiaries. The Company and its Subsidiaries are in material compliance with all of the applicable terms of any such support, funding, resources or assistance, and are in material compliance with all applicable law in connection therewith, including in respect of Patent Rights arising out of, relating to, or developed in connection with any such support, funding, resources or assistance.

(n) Definitions.

(i) “Company Intellectual Property” means the Company Owned Intellectual Property and the Company Licensed Intellectual Property.

(ii) “Company Licensed Intellectual Property” means all Intellectual Property that is licensed to the Company or any of its Subsidiaries by any third party.

(iii) “Company Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries, in whole or in part.

(iv) “Company Registrations” means all Intellectual Property Registrations that are registered or filed in the name of the Company or any of its Subsidiaries, alone or jointly with others.

(v) “Copyrights” means copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors, and all works of authorship, including Software.

(vi) “Documentation” means printed, visual or electronic materials, reports, white papers, documentation, specifications, designs, flow charts, code listings, instructions, user manuals, frequently asked questions, release notes, recall notices, error logs, diagnostic reports, marketing materials, packaging, labeling, service manuals and other information describing the use, operation, installation, configuration, features, functionality, pricing, marketing or correction of a product, whether or not provided to end users.

(vii) “Intellectual Property” means the following subsisting anywhere in the world:

(A) Patent Rights;

(B) registered trademarks and service marks, logos, Internet domain names, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress (“Trademarks”), and all goodwill in the foregoing;

(C) Copyrights;

(D) Mask Works;

(E) inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and

(F) other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions).

(viii) “Intellectual Property Registrations” means Patent Rights, Trademarks (other than unregistered trademarks, service marks and trade dress), registrations and applications for Copyrights and registrations and applications for Mask Works.

(ix) “Mask Works” means mask works and registrations and applications for registration thereof and any other rights in semiconductor topologies under the laws of any jurisdiction.

(x) “Open Source Material” means any Software, Documentation or other material that (A) is distributed as “free software”, “open source software” or under a similar licensing or distribution model, including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), or any other license described by the Open Source Initiative as set forth on www.opensource.org, or (B) is distributed subject to a requirement that, as a condition of the modification, distribution or other use of such material, the licensee of such material grants, or purports to grant, to any third party, any rights or immunities under Intellectual Property owned by such licensee (including that require, as a condition of the modification, distribution or other use of such material, that any Software, Documentation or other material incorporated into, derived from or distributed with such material be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributable at no charge or minimal charge).

(xi) “Outbound License Agreements” means (a) non-exclusive licenses to the object code or non-confidential source code of Software (A) included in any product or service offered by the Company or any of its Subsidiaries or (B) to use any product or service offered by the Company or any of its Subsidiaries as a service, in each case (A) or (B), granted to customers (directly or indirectly through third person partners acting as sublicensors, value added resellers, systems integrators, original equipment manufacturers, or other distributors or resellers of any kind), sublicensors, value added resellers, systems integrators, original equipment manufacturers, or other distributors or resellers of any kind, by the Company or any of its Subsidiaries in the Ordinary Course of Business, (b) licenses or other rights of use in respect of Trademarks to refer to a party as a customer or reseller and rights granted as part of corporate sponsorships, which licenses or rights are not material, and (c) confidentiality agreements that do not separately license any Intellectual Property but facilitate disclosure by the Company or a Company Subsidiary of confidential information and use of such confidential information by a third party for the limited purposes set forth in such confidentiality agreement.

(xii) “Patent Rights” means all patents, patent applications (including provisional patent applications), utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations).

(xiii) “Software” means computer software code, applications, utilities, libraries, development tools, diagnostics, databases and embedded systems, whether in source code, interpreted code, object code or executable form.

3.11 Contracts.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a complete and accurate list of:

(i) Each contract, commitment, agreement or other binding arrangement or understanding, whether oral or written (each, including all amendments thereto, a “Contract”) pursuant to which the Company or any of its Subsidiaries received revenue during the fiscal year ended March 30, 2012 (“Fiscal Year 2012”) that accounted for 4% or more of the consolidated gross revenues of the Company and its Subsidiaries for Fiscal Year 2012;

(ii) Each Contract pursuant to which the Company or any of its Subsidiaries made payments during Fiscal Year 2012 that accounted for 4% or more of the consolidated expenditures of the Company and its Subsidiaries for Fiscal Year 2012; and

(iii) Each Contract to or by which the Company or any of its Subsidiaries is a party or bound for any joint venture (whether in partnership, limited liability company or other organizational form).

(collectively, the “Company Material Contracts”). The Company has made available to the Parent a complete and accurate copy of each Company Material Contract. Each Company Material Contract is in full force and effect and is enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party to any Company Material Contract is in material violation of or in material default under (nor does there exist any condition, which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under), nor will the consummation of the Merger and the other transactions contemplated by this Agreement result in any material violation of or material default under (x) any loan or credit agreement, note, bond, mortgage or indenture to which it is a party or by which it or any of its properties or assets is bound or (y) any Company Material Contract.

(b) Other than such agreements that the Company has filed with or furnished to the SEC that are available in unredacted form on the SEC’s EDGAR system, Section 3.11(b) of the Company Disclosure Schedule sets forth a complete and accurate list of each agreement to which the Company or any of its Subsidiaries is a party or bound with any Affiliate of the Company (other than any person that is a direct or indirect wholly owned Subsidiary of the Company). Complete and accurate copies of all the agreements listed in Section 3.11(b) of the Company Disclosure Schedule have heretofore been made available to the Parent. Neither the Company nor any of its Subsidiaries has entered into any transaction with any Affiliate of the Company or any of its Subsidiaries or any transaction that has not been included in any Company SEC Documents filed prior to the date hereof and that would be subject to disclosure pursuant to Item 404 of Regulation S-K.

(c) There is no non-competition or other similar agreement, commitment, judgment, injunction or order to which the Company or any of its Subsidiaries is a party or is subject that has or would reasonably be expected to result in the effect of prohibiting or impairing the conduct of the business of the Company or any of its Subsidiaries as currently conducted. Neither the Company nor any of its Subsidiaries has entered into (or is otherwise bound by) any agreement under which it is now, or following the Effective Time the Parent or any of the Parent’s Affiliates (including the Company or any of its Subsidiaries) would be, restricted from selling, licensing or otherwise distributing any of their respective technology or products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business, provided, that the foregoing shall not include any obligations of the Parent or any of the Parent’s Affiliates solely arising under agreements entered into prior to the Effective Time by the Parent or any of the Parent’s Affiliates (excluding the Company and its Subsidiaries).

(d) Neither the Company nor any of its Subsidiaries is a party to any agreement under which a third party would be entitled to receive a license or any other right to Intellectual Property of the Parent or any of the Parent’s Affiliates following the Closing, provided, that the foregoing shall not include any obligations of the Parent or any of the Parent’s Affiliates arising solely under agreements entered into prior to the Effective Time by the Parent or any of the Parent’s Affiliates (excluding the Company and its Subsidiaries).

3.12 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties, assets or operations, including related to employees or benefits which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no judgments, orders or decrees outstanding against the Company or any of its Subsidiaries or any of their respective properties, assets or operations which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.13 Environmental Matters.

(a) Except for such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a material liability to the Company and any of its Subsidiaries as a whole:

(i) the Company and each of its Subsidiaries have at all times complied with, and is not currently in violation of, any applicable Environmental Laws;

(ii) there is no Contamination of or at the properties currently owned, leased or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures);

(iii) there was no Contamination caused by the Company or any of its Subsidiaries at the properties formerly owned, leased or operated by the Company or any of its Subsidiaries prior to or during the period of time such properties were owned, leased or operated by the Company or any of its Subsidiaries;

(iv) neither the Company nor any of its Subsidiaries are subject to liability for a Release of any Hazardous Substance or Contamination on the property of any third party;

(v) neither the Company nor any of its Subsidiaries have Released any Hazardous Substance into the environment that requires cleanup or remediation by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries would have other liability under applicable Environmental Laws;

(vi) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information except as has been resolved prior to the date of this Agreement, nor is the Company or any of its Subsidiaries aware of any pending or threatened notice, demand, letter, claim or request for information, alleging that the Company or any of its Subsidiaries may be in violation of or liable under any applicable Environmental Law;

(vii) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability or obligation under any applicable Environmental Law or relating to Hazardous Substances (excluding any such indemnity or agreement set forth in any Company Lease);

(b) For purposes of this Agreement, “Environmental Law” means any federal, state or local law, regulation, order, decree or permit requirement of any governmental jurisdiction relating to: (i) the protection, investigation or restoration of the environment, including as it relates to human health and safety, or natural resources, (ii) the handling, use, storage, treatment, transport, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor or wetlands protection.

(c) For purposes of this Agreement, “Contamination” means the presence of, or Release on, under, from or to, any property of any Hazardous Substance, except the routine storage and use of Hazardous Substances from time to time in the Ordinary Course of Business, in compliance with Environmental Laws and in compliance with good commercial practice.

(d) For purposes of this Agreement, “Release” or “Released” means the spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping or any other release, however defined, and whether intentional or unintentional, of any Hazardous Substance. The term “Release” shall include any threatened release.

(e) For purposes of this Agreement, “Hazardous Substance” means any substance that is: (i) listed, classified, regulated or which falls within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint, pipes or plumbing, polychlorinated biphenyls, radioactive materials or radon; (iii) any infectious, biological or medical waste, including biohazards, radioactive materials and blood-borne pathogens; or (iv) any other substance which is the subject of regulatory action by any governmental jurisdiction pursuant to any Environmental Law.

3.14 Employee Benefit Plans.

(a) Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list of (i) all “employee benefit plans,” as defined in Section 3(3) of ERISA, together with plans or arrangements that would be so defined if they were not (1) otherwise exempt from ERISA by that or another section, (2) maintained outside the United States or (3) individually negotiated or applicable only to one person, (ii) any other benefit arrangement or obligation to provide benefits as compensation for services rendered, including employment or consulting agreements (except for agreements that provide for at will employment that can be terminated at minimal cost to the Company and the Company’s Subsidiaries or non-U.S. agreements that provide only what is legally required by applicable local law), severance agreements or pay policies, stay or retention bonuses or compensation, incentive programs or arrangements, sick leave, vacation pay, plant closing benefits, salary continuation or insurance for disability, consulting, or other compensation arrangements, retirement, deferred compensation, bonus, stock option or purchase plans or programs, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans subject to Section 125 of the Code and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, and (iii) all other employee benefit plans, contracts, programs, funds or arrangements in respect of any employees, directors, officers or shareholders of the Company or any Subsidiary of the Company that are sponsored or maintained by the Company or any Subsidiary of the Company or with respect to which the Company or any Subsidiary of the Company has made or is required to make payments, transfers or contributions or has or may have any liability (all of the above being hereinafter individually or collectively referred to as “Company Employee Plan” or “Company Employee Plans,” respectively). For purposes of this Agreement, (A) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; and (B) “ERISA Affiliate” means any entity that is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary of the Company.

(b) With respect to each Company Employee Plan, the Company has made available to the Parent a complete and accurate copy of (i) such Company Employee Plan (or a written summary of any unwritten plan), (ii) the three most recent annual reports (Form 5500) filed with the Internal Revenue Service (the “IRS”), (iii) each trust agreement, group annuity contract and summary plan description, if any, relating to such Company Employee Plan, (iv) the most recent financial statements for each Company Employee Plan that is funded, (v) all personnel, payroll and employment manuals and policies that relate to employees in the U.S., (vi) all employee handbooks for employees in the U.S., (vii) all reports regarding the satisfaction of the nondiscrimination requirements of Sections 410(b), 401(k) and 401(m) of the Code for the past two plan years and (viii) all correspondence to or from any Governmental Entity with respect to any Company Employee Plan within the last five years.

(c) Each Company Employee Plan has been administered in all material respects in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and in accordance with its terms and each of the Company, the Company’s Subsidiaries and their ERISA Affiliates has in all material respects met its obligations with respect to such Company Employee Plan and has made all required contributions thereto (or reserved such contributions on the Company Balance Sheet). The Company, each Subsidiary of the Company, each ERISA Affiliate and each Company Employee Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Company Employee Plan required to have been submitted to the IRS or to the United States Department of Labor have been timely submitted. With respect to the Company Employee Plans, to the knowledge of the Company, no event has occurred, and there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries could be subject to any material liability under ERISA, the Code or any other applicable law.

(d) With respect to the Company Employee Plans, there are no material benefit obligations for which contributions have not been made or properly accrued and there are no material benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Company. The assets of each Company Employee Plan that is funded are reported at their fair market value on the books and records of such Company Employee Plan.

(e) All the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination or opinion letters from the IRS to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination or opinion letter has been revoked and revocation has not been threatened, and, to the knowledge of the Company, no act or omission has occurred, that would materially and adversely affect its qualification or materially increase its cost.

(f) None of the Company, the Company’s Subsidiaries nor any of their ERISA Affiliates has (i) ever maintained a Company Employee Plan that was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a “Multiemployer Plan” (as defined in Section 4001(a)(3) of ERISA). No Company Employee Plan subject to ERISA holds securities issued by the Company, any of the Company’s Subsidiaries or any of their ERISA Affiliates.

(g) Each Company Employee Plan (other than individual employment agreements, if any) is terminable unilaterally by the Company and any of the Company’s Subsidiaries that are a party thereto or covered thereby at any time without liability to the Company or any of its Subsidiaries as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto) and no Company Employee Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company or any of its Subsidiaries from amending or terminating any such Company Employee Plan. The investment vehicles used to fund the Company Employee Plans may be changed at any time without incurring a sales charge, surrender fee or other similar expense.

(h) No Company Employee Plan or other contract, agreement, plan or arrangement covering any one or more individuals contains any provision or is subject to any applicable law that, as a result of the transactions contemplated by this Agreement or upon related, concurrent or subsequent employment termination, (i) would increase, accelerate or vest any compensation or benefit, (ii) require severance, termination or retention payments, (iii) provide any term of employment or compensation guaranty, (iv) forgive any indebtedness, (v) require or provide any payment or compensation subject to Section 280G of the Code (and no such payment or compensation has previously been made), (vi) promise or provide any tax gross ups or indemnification, whether under Sections 280G or 409A of the Code or otherwise or (vii) measure any values of benefits on the basis of any of the transactions contemplated hereby. No stockholder, employee, officer or director of the

Company has been promised or paid any bonus or incentive compensation related to the transactions contemplated hereby. The Company has made available to the Parent the information necessary to accurately calculate any excise tax due under Section 4999 of the Code as a result of the Merger or any of the other transactions contemplated by this Agreement for which the Company or the Parent may directly or indirectly become liable and the amount of deductions that may be disallowed under Section 280G of the Code as a result of the Merger or any of the other transactions contemplated by this Agreement.

(i) No employee, director or manager, or former employee, director or manager (or beneficiary of any of the foregoing) of the Company or any of its Subsidiaries is entitled to receive any welfare benefits, including death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than as required by applicable law and there have been no written or oral commitments inconsistent with the foregoing.

(j) Each Company Employee Plan and any other payment or arrangement for which the Company or its Subsidiaries has liability that is subject to Section 409A of the Code is in documentary compliance with and has been operated in compliance with Section 409A of the Code except to the extent any failure to comply would not reasonably be expected to result in a material liability to the Company or its Subsidiaries, and no person has a right to any gross up or indemnification from the Company or any of its Subsidiaries with respect to any such Company Employee Plan, payment or arrangement subject to Section 409A of the Code. No stock option or equity unit option granted under any Company Employee Plan had an exercise price that was less than the fair market value of the underlying stock or equity units (as the case may be) as of the date such option was granted, or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option. The Company has not granted, and there is no and has been no Company policy or practice to grant, stock options prior to, or otherwise coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or any of its Subsidiaries or their financial results or prospects.

(k) There are no pending claims (other than routine benefit claims and proceedings with respect to qualified domestic relations orders) or lawsuits that have been asserted or instituted by, against or relating to, any Company Employee Plans (including any such claim or lawsuit against any fiduciary of any such Company Employee Plan), nor, to the knowledge of the Company, is there any basis for any such claim or lawsuit. No Company Employee Plans are or have been under audit or examination (nor has notice been received of a potential audit or examination) by any Governmental Entity (including the IRS and the United States Department of Labor) since March 28, 2009. No voluntary or required corrections procedures are in progress, under internal or governmental review, or contemplated, and no corrections procedures have been filed with any Governmental Entity since March 28, 2009.

(l) With respect to each Company Employee Plan that is subject to the laws of any jurisdiction outside of the United States (a “non-U.S. Plan”), the non-U.S. Plan (i) has been maintained in all material respects in accordance with its terms and with all applicable laws, (ii) if intended to qualify for special Tax treatment, to the knowledge of the Company, meets all requirements for such treatment, (iii) is fully funded, has been fully accrued for on the Company Balance Sheet, or if not previously fully funded, will be fully funded as of the Closing Date (including with respect to benefits not then vested), except to the extent the Parent otherwise agrees, and (iv) if required to be registered, to the knowledge of the Company, has been registered with the appropriate authorities and has been maintained in good standing with the appropriate regulatory authorities.

3.15 Compliance With Laws, Including Anti-Bribery Laws.

(a) During the six (6) years prior to the date of this Agreement, the Company and each of its Subsidiaries has complied in all material respects with, and is not in violation in any material respect of, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, the ownership or operation of its properties or assets or the marketing, sale or promotion of any of the Company’s or any of its

Subsidiaries’ products. During the six (6) years prior to the date of this Agreement, none of the Company or any of its Subsidiaries has received any notice alleging any material violation with respect to any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except as has been resolved prior to the date of this Agreement.

(b) Neither the Company nor any of its Subsidiaries nor any of their Agents, has at any time taken any action in violation of Anti-Bribery Laws, including, corruptly making, offering, authorizing or promising to make, offer or authorize, directly or indirectly any payment, contribution, gift, advantage, business courtesy, bribe, rebate, kickback or any other thing of value, regardless of form or amount, to any person or non-U.S. political party to obtain or retain business, to induce the recipient to act improperly, to obtain an improper competitive advantage for any party, with the knowledge that its offer or receipt is improper, to reward the recipient for improper behavior, or to improperly induce or reward favorable treatment in obtaining or retaining business. Further, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of their Agents, has at any time corruptly or improperly accepted, received or solicited anything of material value in connection with the Company’s or any of its Subsidiaries’ business. Additionally, the Company represents and warrants that it and each of its Subsidiaries conducts, and has at all times conducted, its business in compliance in all material respects with Anti-Bribery Laws. The Company furthermore represents and warrants that none of its or any of its Subsidiaries’ principals, directors, officers or employees, or to the Company’s knowledge, its stockholders, is an official, agent, employee or representative of any national, provincial or local government, wholly or partially foreign government-owned or foreign government-controlled entity, foreign political party, foreign political candidate or public international organization.

(c) For the purposes of this Section 3.15:

(i) “Agent” means, with respect to an entity, any director, officer, employee or other representative of such entity, any person for whose acts it may be vicariously liable and any other person that acts for or on behalf of, or provides services for or on behalf of, it, in each case, whilst acting in his capacity as such.

(ii) “Anti-Bribery Laws” means, to the extent applicable to the Company, any of its Subsidiaries or any of their respective Agents, from time to time, the U.S. Foreign Corrupt Practices Act 1977, as amended, any rules and regulations thereunder, and 18 U.S.C. § 201, and any rules and regulations thereunder; the U.K. Anti-Terrorism, Crime and Security Act 2001 and the U.K. Bribery Act 2010; and any similar anti-corruption laws or regulations to the extent that they are applicable to the Company, any of its Subsidiaries or any of their respective Agents.

3.16 Permits. The Company and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted and that are material to the Company and its Subsidiaries taken as a whole (the “Company Permits”). The Company and each of its Subsidiaries are in compliance with the terms of the Company Permits in all material respects. No Company Permit shall cease to be effective as a result of the consummation of the Merger or any of the other transactions contemplated by this Agreement.

3.17 Labor Matters.

(a) The Company has made available to the Parent a complete and accurate list of all employees of the Company and each of its Subsidiaries, along with the position and the annual base salary of each such person. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union, works council or other labor organization. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union, works council or other labor organization. Neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union, works council or other labor organization. There is no pending or, to the knowledge of the Company, threatened, labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has breached or violated in any material respect any (i) applicable law respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such law respecting employment discrimination, employee classification (for overtime purposes or as employee versus independent contractor), workers’ compensation, family and medical leave, the Immigration Reform and Control Act and occupational safety and health requirements, or (ii) employment agreement; and no claims, controversies, investigations, audits or suits are pending or, to the knowledge of the Company, threatened, with respect to such laws or agreements, either by private individuals or by Governmental Entities.

(b) The Company has made available to the Parent a complete and accurate list of all employees of the Company or any Subsidiary of the Company working in the United States who are not citizens or permanent residents of the United States, and indicates visa, work authorization, and green card status and the date their work authorization is scheduled to expire. To the Company’s knowledge, all other persons employed in the United States are citizens or permanent residents. Section 3.17(b) of the Company Disclosure Schedule sets forth a true, correct and complete list and description of all expatriate contracts that the Company or any Subsidiary of the Company has in effect with any employee and all employment contracts and independent contractor arrangements covering any individuals providing services outside the country in which they are nationals. Each employee of the Company or any Subsidiary of the Company working in a country other than one of which such employee is a national has a valid work permit, certificate of sponsorship, visa, or other right under applicable law that permits him or her to be employed lawfully by the Company or the applicable Subsidiary of the Company in the country in which he or she is so employed.

(c) No employee of the Company or any of its Subsidiaries (i) has an employment or retention agreement with the Company or any of its Subsidiaries, (ii) to the Company’s knowledge, is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, or (iii) in the case of any key employee or group of key employees, has given notice to the Company or any of its Subsidiaries that such employee or any employee in a group of key employees intends to terminate his or her employment with the Company.

(d) The Company has made available to the Parent a complete and accurate list of all independent contractors and consultants currently engaged by the Company or any of its Subsidiaries, along with the position, date of retention and rate of remuneration for each such person. None of such independent contractors or consultants is a party to a written agreement or contract with either the Company or any of its Subsidiaries. Each such independent contractor and consultant has entered into an agreement containing confidentiality and assignment of inventions provisions with the Company or any of its Subsidiaries, a copy or form of which has previously been made available to the Merger Sub.

(e) Neither the Company nor any of its Subsidiaries nor any director, officer or other key employee of the Company or any of its Subsidiaries has any existing undisclosed contractual relationship with the Company or any of its Subsidiaries or owns, directly or indirectly, individually or collectively, any interest in any entity which is in a business similar or competitive to the business of the Company.

(f) The Company and each of its Subsidiaries are in material compliance with respect to their requirements to withhold and pay to the appropriate Governmental Entity or are holding for payment not yet due to such Governmental Entity all amounts required to be withheld from their respective employees and are not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing.

(g) Since March 28, 2009, neither the Company nor any of its Subsidiaries has caused (i) a plant closing as defined in the Worker Adjustment and Retraining Notification Act (“WARN Act”) affecting any site of employment or one or more operating units within any site of employment of the Company or any Subsidiary of the Company or (ii) a mass layoff as defined in the WARN Act, nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar foreign, state or local law since March 28, 2009. No employee of the Company or any of its Subsidiaries at a U.S. facility with sufficient numbers of employees to be covered by the WARN Act has suffered an employment loss as defined in the WARN Act within the ninety (90) day period ending on the Closing Date.

(h) There is no term of employment for any employee working outside the United States that provides that a change in control of the Company or any Subsidiary of the Company shall entitle such individual (i) to treat the change of control as a breach of any contract, (ii) to any payment, benefit or change of terms of employment (whether or not conditioned upon the occurrence of any other event) or (iii) to treat himself or herself as redundant or released from any obligation to his or her employer. Neither the Company nor any Subsidiary of the Company has any material liability to any present or former employee or independent contractor of any of them, or any representative therefor, for the payment of employment tribunal compensation, damages, a redundancy payment, a protective award, severance or any similar payment or award, nor is the Company or any Subsidiary of the Company under any obligation to provide or continue any benefit (including the provisions of a reference) to any such individual either pursuant to or as a consequence of failing to comply with any applicable law or contract. No contractor, manufacturer or supplier used by or under contract with the Company or any Subsidiary of the Company is in violation in any material respect of any applicable law relating to labor or employment matters that would reasonably be expected to result in a Company Material Adverse Effect.

(i) Neither the Company nor any Subsidiary of the Company has breached or violated in any material respect any applicable law concerning employer contributions to any trade union, housing, unemployment, retirement, bonus and welfare funds and all other funds to which an employer is required by non-U.S. law to contribute. The Company and each Subsidiary of the Company has entered into, and not materially breached or violated, any employment contracts, individual labor contracts, collective labor contracts and similar contracts required by applicable non-U.S. laws, and the Company has made available to the Parent prior to the date of this Agreement true, complete and correct copes of all employment contracts, individual labor contracts, collective labor contracts and similar contracts to which the Company or any Subsidiary of the Company is a party.

(j) Neither the Company nor any of its Subsidiaries has incurred, and no circumstances exist under which either Company or any of its Subsidiaries could incur, any material liability arising from the misclassification of employees as consultants or independent contractors, or from the misclassification of consultants or independent contractors as employees.

3.18 Insurance. Each of the Company and its Subsidiaries maintains insurance policies (the “Insurance Policies”), including insurance covering directors and officers for securities law and other customary liabilities, with reputable insurance carriers against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies shall terminate or lapse (or be affected in any other adverse manner) by reason of the Merger or any of the other transactions contemplated by this Agreement. The Company and each of its Subsidiaries have complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has delivered to the Company a written notice cancelling or generally disclaiming liability under any such policy or indicating any intent to do so or not to renew any such policy.

3.19 Opinion of Financial Advisor. The financial advisor of the Company, JMP Securities (the “Financial Advisor”), has delivered to the Company an opinion dated the date of this Agreement to the effect that, as of such date, the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view, a copy of which will be delivered to the Parent as soon as possible on or following the date hereof.

3.20 Section 203 of the DGCL Not Applicable. The Company Board has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” with an “interested stockholder” (each as defined in Section 203) shall not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

3.21 Brokers; Schedule of Fees and Expenses.

(a) No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement, except the Financial Advisor and GCA Savvian Advisors, LLC, whose fees and expense shall be paid by the Company. The Company has made available to the Parent a complete and accurate copy of all agreements pursuant to which the Financial Advisor or GCA Savvian Advisors, LLC is entitled to any fees and expenses in connection with the Merger or any of the other transactions contemplated by this Agreement.

(b) Section 3.21(b) of the Company Disclosure Schedule sets forth a complete and accurate list of the estimated fees and expenses incurred up to the date of this Agreement and any broker’s, finder’s, financial advisor’s or other similar fee or commission to be incurred by the Company and any of its Subsidiaries in connection with this Agreement and the Merger or any of the other transactions contemplated by this Agreement.

3.22 Controls and Procedures, Certifications and Other Matters Relating to the Sarbanes-Oxley Act of 2002.

(a) The Company and each of its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal control over financial reporting which provide reasonable assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and to maintain accountability for the Company’s consolidated assets, (iii) access to assets of the Company and its Subsidiaries is permitted only in accordance with management’s authorization, (iv) the reporting of assets of the Company and its Subsidiaries is compared with existing assets at regular intervals, and (v) accounts, notes and other receivables and inventory were recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

(b) The Company maintains disclosure controls and procedures required by Rules 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are designed to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(c) Since March 28, 2009 through the date of this Agreement, (i) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

(d) Neither the Company nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness or manner of filing or submission of any filing with the SEC, including any certifications required by Section 906 of the Sarbanes-Oxley Act of 2002.

(e) The Company has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any director or executive officer of the Company. There is no loan or extension of credit maintained by the Company to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

3.23 Government Funding Agreements.

(a) Definitions:

(i) “Government Funding Agreement” means each grant, contract, loan, cooperative agreement, guarantee or other transaction arrangement or agreement, or any modification of any of the foregoing between the Company or any of its Subsidiaries and a Governmental Entity, any prime awardee, grantee or contractor, or subawardee, subgrantee or subcontractor in circumstances under which the Company is acting as a subcontractor, subawardee or subgrantee, in effect at any time during the six (6) years prior to the date of this Agreement.

(ii) “Government Funding Proposal” means each proposal, application, quotation, bid or tender submitted by or on behalf of the Company or any of its Subsidiaries that, if accepted or awarded, could lead to a Government Funding Agreement at any tier.

(b) Within the six (6) years prior to the date of this Agreement: (i) the Company and its Subsidiaries have complied in all material respects with the applicable terms and conditions of each Government Funding Agreement and Government Funding Proposal, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law, ordinance, rule or regulation therein or applicable thereto; (ii) all invoices, claims, data, representations and certifications submitted by the Company or any of its Subsidiaries with respect to any Government Funding Agreement or Government Funding Proposal were truthful and complied with all applicable material requirements pertaining thereto as of their effective date (and updated as required) and the Company and its Subsidiaries have materially complied with all such representations and certifications; (iii) no rescission, termination, cure notice, stop work notice, show cause notice or notice declining to exercise an option specified in a Government Funding Agreement has been issued, or, to the knowledge of the Company, is threatened or expected, with respect to any Government Funding Agreement or Government Funding Proposal; (iv) neither any Governmental Entity nor any higher-tier contractor, grantee or awardee or other person has notified the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened, that the Company or any of its Subsidiaries has materially breached or violated any applicable law, ordinance, rule, regulation, certification, representation, clause, provision or requirement pertaining to any Government Funding Agreement or Government Funding Proposal; and (v) no money due to or claimed by the Company or any of its Subsidiaries has been withheld or set-off or subject to any notice of non-payment or, to the Company’s knowledge, subject to any proposed or attempted withholding, set-off or non-payment.

(c) Neither the Company nor any of its Subsidiaries, nor any of their respective directors, managers, officers or employees is or has been during the six (6) years preceding the date of this Agreement, under administrative, civil or criminal investigation, indictment or information, audit or internal investigation with respect to any alleged irregularity, mischarging, misstatement or omission arising under or relating to any Government Funding Agreement or Government Funding Proposal; to the knowledge of the Company no such investigation, indictment, information, audit or inspection has been threatened; and during the six (6) years preceding the date of this Agreement, neither the Company nor any of its Subsidiaries has made any mandatory or voluntary disclosure to any Governmental Entity, or failed to make any mandatory disclosure to a Governmental Entity with respect to alleged overpayment, irregularity, misstatement, omission or noncompliance arising under or relating to a Government Funding Agreement or Government Funding Proposal, or any law, ordinance, rule or regulation applicable thereto.

(d) There are (i) no financing or guarantor arrangements with respect to any Government Funding Agreement; (ii) no outstanding material claims, disputes or proceedings between the Company or any of its Subsidiaries and any Governmental Entity or between the Company or any of its Subsidiaries or any Governmental Entity, on one hand, and any higher-tier contractor, grantee, awardee, subcontractor, subgrantee, subawardee or vendor or other third party, on the other hand, arising under or relating to any Government Funding Agreement or Government Funding Proposal; (iii) no unresolved protests or other proceedings challenging any Government Funding Proposal or the award of or the Company’s or any of its Subsidiaries’ eligibility for any Government Funding Agreement; and (iv) no facts known to Company upon which such a claim, dispute, proceeding or protest is reasonably likely to be asserted in the future. The Company and its Subsidiaries have no interest or stake in any such pending or likely claim.

(e) The Company and its Subsidiaries have properly and timely made such reports or notifications with respect to, and properly marked, Intellectual Property, technical data and/or computer software as may be required under the terms of any applicable Government Funding Agreement to perfect or preserve the rights, title and interests of the Company and any of its Subsidiaries therein, and have materially complied with all applicable contractual and/or regulatory requirements with respect to such Intellectual Property, technical data and/or computer software.

(f) Neither the Company, nor any of its Subsidiaries, nor any of their respective directors, managers, officers or employees has, while employed by the Company, solicited, received or possessed any competitor or government proprietary or procurement sensitive information in violation of laws relating to the integrity of public contracting or grant awards, or under circumstances where, to the knowledge of the Company, such receipt or possession was unlawful or unauthorized.

(g) Neither the Company, nor any of its Subsidiaries, nor any of their respective current or former directors, managers, officers or employees (i) is or within the past six (6) years has been, while employed by the Company, suspended, debarred, excluded or proposed for debarment or exclusion from eligibility for any program of a Governmental Entity, or has been declared nonresponsible or ineligible for any Government Funding Agreement, and no circumstances exist that reasonably would be expected to result in the institution of suspension, debarment or exclusion proceedings or a finding of nonresponsibility or ineligibility of the Company, any of its Subsidiaries or any such current or former director, manager, officer or employee; or (ii) is or has been in material violation while employed by the Company of (A) any administrative agreement or consent agreement with any Governmental Entity relating to eligibility to participate in Government Funding Agreements or Government Funding Proposals activities or (B) the False Claims Act, 31 U.S.C. §§ 3729-3733, 18 U.S.C. § 287, or comparable state or local laws.

(h) No current employee of the Company or any of its Subsidiaries involved in the bidding for or performing, administering or billing of any Government Funding Agreement has expressly advised the Company or any of its Subsidiaries of any perceived illegality in connection with the Company’s or any of its Subsidiaries’ policies or practices in bidding for or performing, administering or billing any Government Funding Agreement.

(i) Neither the Company nor any of its Subsidiaries has received any notice from a Governmental Entity asserting a potential organizational conflict of interest as described under part 9.5 of the Federal Acquisition Regulation, or except as otherwise disclosed agreed to refrain from participating in any Government Funding Agreement or Government Funding Proposal for purposes of mitigating any such actual or perceived organizational conflicts of interest violation.

(j) Section 3.23(j) of the Company Disclosure Schedule identifies by description or inventory number and Government Funding Agreement all equipment, property, fixtures and software (“Property”) acquired under a Government Funding Agreement, or loaned, bailed or otherwise furnished to or held by the Company or any of its Subsidiaries (or by third parties on behalf of the Company or any of its Subsidiaries) by or on behalf of a Governmental Entity as of the date stated therein. There are no outstanding loss, damage or destruction reports that have been or should have been submitted to any Governmental Entity in respect of any such Property. No such Property has been transferred or disposed of except in accordance with applicable contractual requirements and laws, ordinances, rules and regulations.

(k) No Government Funding Agreements were awarded or extended under or in reliance upon any small, minority, disadvantaged, woman-owned, veteran-owned, disabled-person-owned or any other size-based or socioeconomic status relating to or asserted by the Company or any of its Subsidiaries.

(l) Neither the Company nor any of its Subsidiaries holds a Facility Clearance, or has any business or contractual obligation for which any security clearance is required, or has submitted any pending offer or proposal that asserts the Company’s eligibility to access or maintain classified information. To the extent that the Company or any of its Subsidiaries has held a Facility Clearance at any time during the past five (5) years, Section 3.23(l) of the Company Disclosure Schedule indicates the entities and/or facilities that have been covered by such Facility Clearance(s) and, if applicable, the termination date(s) of such Facility Clearance(s). The Company and each of its Subsidiaries have timely submitted all material reports, notices, and disclosures required under the National Industrial Security Program Operating Manual and have received no notices of deficiencies with respect to the administration of or compliance with requirements relating to any security clearance.

(m) The Company and its Subsidiaries have timely submitted any and all notices, reports, disclosures, certifications or other communications required under or in connection with any Government Funding Agreement or Government Funding Proposal, including without limitation, reports of price reductions as may be required under GSAR 552.238-75, and disclosure of any matter subject to mandatory disclosure under FAR 52.203-13 or for which non-disclosure may provide a basis for suspension or debarment under FAR 9.406-2 or 9.407-2.

3.24 Export Control.

(a) The Company and each of its Subsidiaries is and has been for the past five (5) years in material compliance with all applicable laws, ordinances, rules and regulations and executive orders of any Governmental Entity relating to the import or export of goods, technology or services or trading embargoes or other trading restrictions, including without limitation, the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act, the Export Administration Regulations, the International Economic Emergency Powers Act and executive orders and regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury and comparable foreign laws, ordinances, rules and regulations (collectively, “Export Control Laws”), including all applicable regulations pertaining to the disclosure of controlled technical information to foreign persons wherever located and/or the provision of access to such technical information by such foreign persons, and has maintained a program to facilitate such compliance, including training, technology assessment and classification, transaction screening, license compliance tracking, export clearance and recordkeeping measures. Neither the Company nor any of its Subsidiaries has received any notice from any person alleging that the Company or any of its Subsidiaries is not in compliance with, or has liability under, such Export Control Laws.

(b) The Company and each of its Subsidiaries has obtained and complied in all material respects with all licenses, agreements, authorizations, license exceptions or exemptions required for their respective exports of articles or technology or provision of services.

(c) During the five (5) years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation, made any mandatory or voluntary disclosure, declined to make a voluntary disclosure with respect to known violation of Export Control Laws or failed to make any mandatory report or disclosure to any Governmental Entity pursuant to Export Control Laws.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF THE PARENT AND THE MERGER SUB

The Parent and the Merger Sub each represents and warrants to the Company as follows:

4.1 Organization, Standing and Power. Each of the Parent and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to materially impair the ability of the Parent or the Merger Sub to consummate the transactions contemplated hereunder.

4.2 Authority; No Conflict; Required Filings and Consents.

(a) Each of the Parent and the Merger Sub has all requisite corporate power and authority to enter into this Agreement, perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Parent and the Merger Sub and the consummation by the Parent and the Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of the Parent and the Merger Sub (other than the adoption of this Agreement by the Parent in its capacity as the sole stockholder of the Merger Sub, which shall occur prior to the Closing Date). This Agreement has been duly executed and delivered by each of the Parent and the Merger Sub and constitutes the valid and binding obligation of each of the Parent and the Merger Sub, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The execution and delivery of this Agreement by each of the Parent and the Merger Sub do not, and the consummation by the Parent and the Merger Sub of the Merger and the other transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-laws of the Parent or the Merger Sub, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Parent or the Merger Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) through (iii) of Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or the Merger Sub or any of their properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses which, individually or in the aggregate, would not reasonably be expected to materially impair the ability of the Parent or the Merger Sub to consummate the transactions contemplated hereunder.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with any Governmental Entity is required by or with respect to the Parent or the Merger Sub in connection with the execution and delivery of this Agreement or the consummation by the Parent or the Merger Sub of the Merger or any of the other transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (ii) required filings under the Securities Act and the Exchange Act, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable “takeover” or state securities laws, and (iv) such consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings, the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Parent or the Merger Sub to consummate the transactions contemplated hereunder.

4.3 Information Provided. The information to be supplied in writing by or on behalf of the Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of the Company or at the time of the Company Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Company Meeting any fact or event relating to the Parent or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by the Parent or should occur, the Parent shall, promptly after becoming aware thereof, inform the Company of such fact or event.

4.4 Sufficient Funds. The Parent and the Merger Sub will have all of the funds available as and when needed that are necessary to enable them to pay the aggregate Merger Consideration in full as well as to make all other required payments payable in connection with the Merger and the other transactions contemplated hereby.

4.5 Litigation. There is no material action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Parent, threatened against or affecting the Parent, the Merger Sub or any of their respective Subsidiaries which would, individually or in the aggregate, reasonably be expected to materially impair the ability of the Parent or the Merger Sub to consummate the transactions contemplated hereunder.

4.6 Interim Operations of the Merger Sub. The Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not engaged in any other business activities and has conducted its operations only as contemplated hereby.

4.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Parent, the Merger Sub or any of their respective Subsidiaries or Affiliates, except Evercore Group L.L.C., whose fees and expenses shall be paid by the Parent.

4.8 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with any investigation by the Parent and Merger Sub of the Company and the Company’s Subsidiaries, the Parent and Merger Sub have received or may receive from the Company and/or the Company’s Subsidiaries and/or other persons on behalf of the Company certain estimates, projections, forward-looking statements and other forecasts and certain business plan information in written or verbal communications. The Parent and Merger Sub acknowledge that there are uncertainties inherent in all such estimates, projections, forward-looking statements and other forecasts and plans, that the Parent and Merger Sub are familiar with such uncertainties, that the Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forward-looking statements and other forecasts and plans so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forward-looking statements, forecasts or plans), and that the Parent and Merger Sub shall have no claim against the Company, any of its Affiliates or any other person with respect thereto. Accordingly, the Parent and Merger Sub acknowledge that neither the Company nor any other person on behalf of the Company makes any representation or warranty with respect to such estimates, projections, forward-looking statements, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans).

ARTICLE V

CONDUCT OF BUSINESS

5.1 Conduct Prior to Effective Time. Except as expressly consented to in writing by the Parent, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the Ordinary Course of Business, pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations), comply in all material respects with all applicable laws, rules and regulations (including its obligations to make filings with the SEC), and use reasonable best efforts, consistent with past practices, to maintain and preserve its and each of its Subsidiaries’ business organization, assets, and properties, keep available the services of its present officers and employees and preserve its material business relationships with customers, strategic partners, suppliers, distributors and others having material business dealings with it to the end that its goodwill and ongoing business shall be unimpaired in all material respects at and after the Effective Time. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, except as specifically set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of the Parent, provided that in the case of paragraphs (e), (f), (i), (j), (k), (l), (m), (n), (p), (q), (r) and (s) below, such prior written consent of the Parent shall not be unreasonably withheld or conditioned:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent); (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities, other than the issuance of shares of Company Common Stock upon the conversion of any notes or debentures outstanding under the 1989 Indenture or the 2007 Indenture; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities or any rights, warrants or options to acquire any such shares or other securities except, in the case of this clause (iii), for (A) the acquisition of shares of Company Common Stock from holders of Company Stock Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Stock Options to the extent required under the terms of such Company Stock Options as in effect on the date hereof; or (B) from former employees, directors and consultants in accordance with agreements as in effect on the date hereof providing for the repurchase of shares in connection with any termination of services to the Company or any of its Subsidiaries;

(b) issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, other than (i) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or pursuant to the terms of Company RSUs, in each case to the extent outstanding on the date of this Agreement in accordance with their present terms, (ii) the issuance of shares of Company Common Stock upon the conversion of any notes or debentures outstanding under the 1989 Indenture or the 2007 Indenture and (iii) grants of Company Stock Options or Company RSUs to new hires as permitted by paragraph (o) below.

(c) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents, except as expressly provided by this Agreement;

(d) acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to the Company and its Subsidiaries, taken as a whole, except purchases of inventory and components in the Ordinary Course of Business;

(e) except in the Ordinary Course of Business, sell, lease, license, pledge, or otherwise dispose of or encumber any properties or assets of the Company or of any of its Subsidiaries;

(f) whether or not in the Ordinary Course of Business, sell, dispose of, license, or otherwise transfer any assets material to the Company and its Subsidiaries, taken as a whole (including any accounts, leases, contracts or Intellectual Property or any assets or the stock of any Subsidiaries), except transfers among the Company and its directly or indirectly wholly owned Subsidiaries;

(g) adopt or implement any stockholder rights plan;

(h) except for a confidentiality agreement as permitted by Section 6.1, enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of the Company or any of its Subsidiaries;

(i) (i) incur any new indebtedness for borrowed money or guarantee any such indebtedness of another person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of the Company in the Ordinary Course of Business) or capital contributions to, or investments in, any other person, other than the Company or any of its direct or indirect wholly owned Subsidiaries, or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in commodities prices, exchange rates or interest rates;

(j) make any individual capital expenditure or other expenditure with respect to property, plant or equipment in excess of $100,000, or make capital expenditures or other expenditures with respect to property, plant or equipment in excess of $500,000 in the aggregate for the Company and its Subsidiaries, taken as a whole;

(k) make any material change in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

(l) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations in the Ordinary Course of Business or in accordance with their terms as in effect on the date of this Agreement;

(m) modify, amend or terminate any Contract to which the Company or any of its Subsidiaries is party that is material to the Company and its Subsidiaries taken as a whole or knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of the Company or any of its Subsidiaries);

(n) enter into any Contract that is material to the Company and its Subsidiaries taken as a whole, except in connection with the sale of inventory, provision of services or licensing of software to end user customers pursuant to Outbound License Agreements in each case in the Ordinary Course of Business;

(o) except as required to comply with applicable law or pursuant to agreements, plans or arrangements existing on the date hereof and disclosed in Section 5.1(o) of the Company Disclosure Schedule, (i) adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (ii) increase the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant, (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options, restricted stock or Company RSUs, (iv) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, (v) with the exception of grants of Company Stock Options or Company RSUs to new hires (which, for the avoidance of doubt, Parent has consented to in writing as required by paragraph (p) below) under the Company’s 2008 Equity Incentive Plan up to an aggregate of 100,000 shares of Company Common Stock (calculated in accordance with any award ratio applicable with respect to any such awards under the terms of the Company’s 2008 Equity Incentive Plan), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of equity or equity-based compensation, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder, or (vi) take any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

(p) hire any new employees, except to fill a vacancy (including current vacancies set forth in Section 5.1(p) of the Company Disclosure Schedule);

(q) make or change any Tax election, change an annual accounting period, file any amendment to any Tax Return (other than a Tax Return with respect to sales or use Taxes), enter into any closing agreement, waive or extend any statute of limitations with respect to Taxes, settle or compromise any Tax liability, claim or assessment, surrender any right to claim a refund of Taxes or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;

(r) initiate, compromise or settle any material litigation or arbitration proceeding other than in the Ordinary Course of Business;

(s) open or close any facility or office or enter into or amend any lease for real property;

(t) fail to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement;

(u) fail to pay accounts payable and other obligations in the Ordinary Course of Business;

(v) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would materially impair the ability to satisfy, or prevent the satisfaction of, any condition in Article VII of this Agreement.

5.2 Confidentiality. The parties acknowledge that the Parent and the Company have previously executed a non-disclosure agreement, dated as of March 5, 2012 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 No Solicitation.

(a) Except as set forth in this Section 6.1, the Company and each of its Subsidiaries shall not and shall cause each of the directors and officers of the Company or any of its Subsidiaries not to, and shall not authorize and shall otherwise use its reasonable best efforts to cause its or their employees, investment bankers, attorneys, accountants or other advisors, agents or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors, agents and representatives, collectively, “Representatives”) not to, directly or indirectly:

(i) solicit, initiate, propose, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, including (A) approving any transaction under Section 203 of the DGCL and (B) approving any person becoming an “interested stockholder” under Section 203 of the DGCL; or

(ii) enter into, continue or otherwise participate in any communications, discussions or negotiations regarding, furnish to any person any information or data with respect to, assist or participate in any effort or attempt by any person with respect to, or otherwise cooperate in any way with, any Acquisition Proposal.

Notwithstanding the foregoing, prior to the receipt of the Company Stockholder Approval (the “Specified Time”), the Company may, in response to a bona fide, unsolicited written Acquisition Proposal made or received after the date of this Agreement that did not result from a breach by the Company of this Section 6.1, and where the Company Board determines in good faith after consultation with its outside counsel and independent financial advisor that such Acquisition Proposal is, or could reasonably likely to lead to, a Superior Proposal and that the failure to take such action would be inconsistent with the fiduciary obligations of the Company Board, and not earlier than 24 hours after providing the notice contemplated by 6.1(c), (x) furnish information or data with respect to the Company to the person making such Acquisition Proposal and its Representatives pursuant to a customary confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement and (y) participate in discussions or negotiations with such person and its Representatives regarding such Acquisition Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 6.1(a) by any Representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 6.1(a) by the Company; provided that no breach of this Section 6.1(a) shall result solely from the Company or its Representatives informing any person of the restrictions of this Section 6.1.

(b) Neither the Company Board nor any committee thereof shall:

(i) except as set forth in this Section 6.1(b), withhold, withdraw, qualify or modify, or propose publicly to withhold, withdraw, qualify or modify, in a manner adverse to the Parent or the Merger Sub, the approval or recommendation by the Company Board or any such committee of this Agreement or the Merger;

(ii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an “Acquisition Agreement”) constituting or relating to, or that could reasonably be expected to lead to, any Acquisition Proposal (other than a confidentiality agreement referred to in 6.1(a) entered into in the circumstances referred to in 6.1(a)); or

(iii) except as permitted by and in accordance with Section 8.1(d)(ii), adopt, authorize, approve or recommend, or publicly propose to adopt, authorize, approve or recommend, any Acquisition Proposal.

Notwithstanding the foregoing, provided the Company shall not have breached its obligations under Section 6.1(a), the Company Board may withdraw or modify the recommendation by the Company Board or any committee thereof of this Agreement or the Merger in circumstances where the Company Board has determined that a Superior Proposal is outstanding, if (A) (1) the Company Board determines in good faith, after consultation with its outside counsel and an independent financial advisor, that its fiduciary obligations require it to do so, but only at a time that is prior to the Specified Time and is after the third business day following the Parent’s receipt of written notice (an “Adverse Recommendation Notice”) advising the Parent that the Company Board desires to withdraw or modify the recommendation (and the manner and timing in which it intends to do so) (such three business day period, the “Notice Period”), and (2) if requested by the Parent, the Company provides the Parent with a reasonable opportunity to make adjustments in the terms and conditions of this Agreement and negotiates in good faith with the Parent with respect thereto during the Notice Period, in each case as would enable the Company Board or committee thereof to proceed with its recommendation in favor of this Agreement or the Merger, and (B) (1) such withdrawal is due to the existence of a Superior Proposal, and the Company has complied with the requirements of Section 6.1(c), including specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, and (2) if the Parent shall have, at or prior to the end of the Notice Period, made an offer that would, upon the Company’s acceptance, be binding on the Parent and Merger Sub, the Company Board determines in good faith (after consultation with its financial and legal advisors) that such Superior Proposal continues to be a Superior Proposal as defined below. Any material changes to the financial terms or any material change to other material terms of such Superior Proposal occurring prior to the Company Board’s effecting a Company Adverse Recommendation Change pursuant to this Section 6.1(b) shall require the Company to provide to the Parent a new Adverse Recommendation Notice and a new Notice Period and to comply with the requirements of this Section 6.1(b) with respect to each such Adverse Recommendation Notice. In addition, and notwithstanding the foregoing, at any time prior to the Specified Time, the Company Board may in response to a material development or change in circumstances occurring or arising after the date hereof that was neither known to the Company Board nor reasonably foreseeable as of or prior to the date hereof (and not relating to any Acquisition Proposal) (such material development or change in circumstances, an “Intervening Event”), withdraw or modify its recommendation of this Agreement or the Merger if the Company Board has concluded in good faith, after consultation with its outside counsel and independent financial advisor, that, in light of such Intervening Event, the failure to take such action would be inconsistent with the fiduciary obligations of the Company Board; provided that, the Company Board shall not be entitled to take such action pursuant to this sentence unless the Company has (x) provided to the Parent at least three business days’ prior written notice advising the Parent that the Company Board intends to take such action and specifying the reasons therefor in reasonable detail and (y) during such three business day period, if requested by the Parent, engaged in good faith negotiations with the Parent to amend this Agreement in such a manner that obviates the need for taking such action as a result of the Intervening Event. Any Company Adverse Recommendation Change shall not change the approval of this Agreement or any other approval of the Company Board, including in any respect that would have the effect of causing any state (including Delaware) corporate takeover statute or other similar statute to be applicable to the transactions contemplated hereby or thereby, including the Merger.

(c) The Company shall as promptly as practicable (and in any event within 1 business day of receipt) advise the Parent orally, with written confirmation to follow, of any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal, or any inquiry with respect to or that could reasonably be expected to lead to any Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal or inquiry and the identity of the person making any such Acquisition Proposal or inquiry. The Company shall (i) keep the Parent reasonably informed, on a current basis, of any material change in the status and details (including any material change to the terms, with any change in price being deemed to be material) of any such Acquisition Proposal or inquiry, (ii) provide to the Parent as promptly as practicable (and in any event within 1 business day) after receipt or delivery thereof copies of all material documents sent or provided to the Company or its Representatives, including those provided by electronic mail, from any third party in connection with any Acquisition Proposal or sent or provided by the Company or its Representatives to any third party in connection with any Acquisition Proposal (except to the extent previously furnished to the Parent) and (iii) if the Parent shall make a counterproposal, consider in good faith the terms of such counterproposal. Contemporaneously with providing any information to a third party in connection with any such Superior Proposal or inquiry, the Company shall furnish a copy of such information to the Parent (except to the extent previously furnished to the Parent).

(d) Nothing contained in Section 6.1 shall be deemed to prohibit the Company from taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any required disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, in no event shall the Company Board or any committee thereof take, or agree or resolve to take, any action prohibited by Section 6.1(b).

(e) The Company shall, and shall cause its Subsidiaries and its and their Representatives to, cease immediately all communications, discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal.

(f) For purposes of this Agreement:

“Acquisition Proposal” means (i) any inquiry, proposal or offer for a merger, consolidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange or other business combination involving the Company, (ii) any proposal for the issuance by the Company of over 15% of its outstanding equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 15% of the outstanding equity securities of the Company or consolidated total assets of the Company and its Subsidiaries, in each case other than the Merger and the other transactions contemplated by this Agreement.

“Superior Proposal” means any unsolicited, bona fide written proposal made by a third party to acquire 50% or more of the outstanding equity securities or substantially all of the assets of the Company, pursuant to a tender or exchange offer, a merger, consolidation or other business combination or a sale of its assets, (i) on terms which the Company Board determines in its good faith judgment to be more favorable from a financial point of view to the holders of Company Common Stock than the Merger and the other transactions contemplated by this Agreement (after consultation with its independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by the Parent to amend the terms of this Agreement that would, upon the Company’s acceptance, be binding on the Parent and Merger Sub) and (ii) that is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided, however, that no Acquisition Proposal shall be deemed to be a Superior Proposal if any financing required to consummate the Acquisition Proposal is not committed.

6.2 Proxy Statement. The Company, in cooperation with the Parent, shall use reasonable best efforts to, within 20 calendar days after the date of this Agreement, prepare and file with the SEC the Proxy Statement. The Company shall respond to any comments of the SEC or its staff as promptly as practicable. The Company shall use reasonable best efforts to cause the definitive Proxy Statement to be mailed to its stockholders as promptly as practicable after the date the SEC staff advises that it has no further comments thereon or, if the SEC does not deliver any such comments on or before the tenth calendar day following the filing of the Proxy Statement or otherwise advise on or before such tenth calendar day that it shall provide comments, as promptly as practicable following such tenth calendar day; provided, however, that the Company shall not be required to mail the Proxy Statement prior to the expiration of any Notice Period. The Company shall notify the Parent promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. The Company shall use reasonable best efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide the Parent an opportunity to review and comment on such document or response and (ii) shall include in such document or response all comments reasonably proposed by the Parent. The Parent will furnish in writing to the Company in a timely manner the information relating to the Parent and Merger Sub required to be set forth in the Proxy

Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Parent or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement.

6.3 Nasdaq Quotation. The Company agrees to use reasonable best efforts to continue the quotation of the Company Common Stock on The Nasdaq Stock Market during the term of this Agreement.

6.4 Access to Information. The Company shall, and shall cause each of its Subsidiaries and the Company’s and such Subsidiaries’ Representatives to, afford to the Parent and its Representatives reasonable access, at all reasonable times, during the period prior to the Effective Time, to all of the Company’s and any of its Subsidiaries’ properties, books, records, contracts, commitments and personnel and shall furnish the Parent all financial, operating and other data and information as the Parent may reasonably request. Unless otherwise required by law, the Parent will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. Without limiting the generality of the foregoing, the Company shall, within three business days of any request therefor, provide to the Parent the information described in Rule 14a-7(a)(2)(ii) under the Exchange Act and any information to which a holder of Company Common Stock would be entitled under Section 220 of the DGCL (assuming such holder met the requirements of such section). The Company shall use reasonable best efforts to secure for the Company access to and copies of the workpapers of its independent public accountants. Neither the Company nor any Subsidiary of the Company shall be required to provide access to or to disclose information where such access or disclosure would contravene any agreement, applicable law or order, decree or ruling of a Governmental Entity, or would reasonably be expected to violate or result in the loss or impairment of any attorney-client or work product privilege. The parties will use reasonable best efforts to make appropriate substitute disclosure arrangement under circumstances in which the restrictions of the preceding sentence apply. No information or knowledge obtained in any investigation pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty contained in the Agreement or the conditions to the obligations of the parties to consummate the Merger. Notwithstanding the foregoing, neither the Parent nor any of its Representatives shall initiate contact with any of the Company’s customers, suppliers, other business partners or consultants regarding the Company or its business, unless in each case the Parent obtains the prior written consent of the Company, which shall not be unreasonably withheld or conditioned. Nothing herein shall prohibit the Parent from responding to inquiries it receives from any of the Company’s customers, suppliers, other business partners or consultants.

6.5 Stockholders Meeting. The Company, acting through the Company Board, shall take all actions in accordance with applicable law, its Certificate of Incorporation and By-laws and the rules of The Nasdaq Stock Market to promptly and duly fix a record date for, call, give notice of, convene and hold as promptly as practicable, and not later than the 45th calendar day immediately following the date of the mailing of the Proxy Statement absent any legal restraint that prevents such action, the Company Meeting for the purpose of considering and voting upon the Company Voting Proposal, regardless of whether the Company Board or any committee thereof determines to modify or withdraw its recommendation of this Agreement or the Merger (which, for the avoidance of doubt, may only take place to the extent expressly permitted by, and in accordance with, the provisions of Section 6.1(b)); provided, however, that the Company shall not be required to hold the Company Meeting prior to the expiration of any Notice Period. Without limiting the generality of the foregoing, the Company agrees that except as set forth in the preceding sentence its obligations pursuant to this Section 6.5 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Acquisition Proposal. Subject to Section 6.1, (a) the Company Board shall recommend adoption of the Company Voting Proposal by the stockholders of the Company and include such recommendation in the Proxy Statement and (b) the Company Board shall not withhold, withdraw or modify, or propose or resolve to withhold, withdraw or modify in a manner adverse to the Parent, the recommendation of the Company Board that the Company’s stockholders vote in favor of the Company Voting Proposal. Subject to Section 6.1, the Company shall take all action that is both reasonable and lawful to solicit from its stockholders proxies in favor of the Company Voting Proposal and shall take all other action reasonably necessary or advisable to secure the vote of the stockholders of the Company required by the rules of The Nasdaq Stock Market or the DGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with the Parent, may or, if requested by the Parent, shall adjourn or postpone the Company Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders or, if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient affirmative votes to duly authorize the Company Voting Proposal. At the Company Meeting or any postponement or adjournment thereof, Parent shall vote, or cause to be voted, all of the shares of Company Common Stock then owned of record by Parent or Merger Sub or with respect to which Parent or Merger Sub otherwise has, directly or indirectly, voting power in favor of the adoption of this Agreement and the Merger.

6.6 Legal Conditions to the Merger.

(a) Subject to the terms hereof, the Company and the Parent shall each use its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Parent or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) subject to Section 6.2, as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the Securities Act, the Exchange Act, any other applicable federal or state securities law or any other applicable law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and the Parent shall cooperate with each other in connection with the making of all such filings and shall use their respective reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement) in connection with the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, that nothing contained in this Section 6.6 shall require the Company to perform, satisfy or discharge any obligations of the Parent or Merger Sub under this Agreement or otherwise, or the Parent or Merger Sub to perform, satisfy or discharge any obligations of the Company under this Agreement or otherwise.

(b) The Company shall confer with the Parent on a regular and frequent basis as reasonably requested by the Parent concerning operational matters and promptly advise the Parent orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, could result in, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and Parent shall promptly provide to the other party (or its counsel) copies of all filings made by the Company or Parent, as applicable, with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

(c) Neither the Company nor any of its Affiliates shall make any settlement offers or, except as directed by the Parent, negotiate any consent decree or consent order with any Governmental Entity relating to the Merger or any of the other transactions contemplated by this Agreement. The Parent alone shall be responsible for making any settlement offers and negotiating any consent decree or consent order with any Governmental Entity relating to the Merger and the other transactions contemplated by this Agreement. Parent shall promptly communicate to the Company if any Governmental Entity suggests or proffers any settlement, consent decree or consent order, including the material terms thereof (and any written documentation provided by such Governmental Entity reflecting the same). The Parent may accept or reject any settlement, consent decree or consent order proposed by any Governmental Entity in its sole discretion.

(d) Without limiting the generality of Section 6.2(a), if any “fair price” or “control share acquisition” or “anti-takeover” statute, or other similar statute or regulation or any state “blue sky” statute shall become applicable to the Merger or any of the other transactions contemplated by this Agreement, the Company and the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby, and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby or thereby.

6.7 Notification of Certain Matters.

(a) Each of the Company and the Parent shall give prompt notice to the other party if, at any time (i) any Change occurs or exists that would result in any representation or warranty of the Company or Parent, as applicable, contained in this Agreement that is qualified as to materiality (including, in the case of the Company, Company Material Adverse Effect) not being true and accurate in any respect as if such representation or warranty were made at such time, or any such representation or warranty that is not so qualified not being true and accurate in any material respect as if such representation or warranty were made at such time, or (ii) the Company or the Parent, as applicable fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall be deemed to cure any breach or otherwise affect the representations, warranties, covenants or agreements of a party or the conditions to the obligations of the parties hereunder. Without limiting the foregoing, each of the Company and Parent shall as promptly as practicable notify the other party of:

(i) any written notice from any person alleging that the consent of such person is or may be required in connection with the Merger or any of the other transactions contemplated by this Agreement;

(ii) any written notice from any Governmental Entity in connection with the Merger or any of the other transactions contemplated by this Agreement; and

(iii) in the case of the Company only, any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the transactions contemplated hereby.

6.8 Public Disclosure. Except as may be required by law or stock market regulations, (a) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Parent and (b) the Parent and the Company shall each use reasonable best efforts to consult with the other party before issuing, and provide each other with a reasonable opportunity to review and comment upon, any other press release or otherwise making any public statement with respect to the Merger, this Agreement or the transactions contemplated hereby, except that the parties may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by Parent or the Company in compliance with this Section 6.8.

6.9 Indemnification.

(a) From and after the Effective Time, the Parent and the Merger Sub shall, to the fullest extent permitted by law, cause the Surviving Corporation, for a period of six years from the Effective Time, to honor all of the Company’s obligations to indemnify and hold harmless, and provide advancement of expenses to, each present and former director and officer of the Company (the “Indemnified Parties”), against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the extent that such obligations to indemnify and hold harmless and provide advancement of expenses exist on the date of this Agreement pursuant to the Company’s certificate of incorporation, bylaws, or any agreement listed on Section 6.9(a) of the Company Disclosure Schedule.

(b) For a period of six years after the Effective Time, the Parent and the Merger Sub shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors’ and officers’ liability insurance policy covering those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy (a complete and accurate copy of which has been delivered to the Parent prior to the date of this Agreement) with coverage in amount and scope at least favorable to such persons as the Company’s existing coverage; provided, that in no event shall the Parent or the Surviving Corporation be required to expend in excess of 300% of the annual premium currently paid by the Company for such coverage (it being understood and agreed that in the event such insurance cannot be obtained for 300% of such last annual premium or less, in the aggregate, the Surviving Corporation shall remain obligated to provided the greatest insurance coverage as may be obtained for such amount). At the Parent’s option, the Parent or the Company may purchase prior to the Effective Time a six-year prepaid “tail policy” covering those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy with coverage in amount and scope at least favorable to such persons as the Company’s existing coverage, in which case the Parent and the Merger Sub shall be relieved of their obligations pursuant to the immediately preceding sentence. The Company represents and warrants that the annual premium currently paid by the Company for directors’ and officers’ liability insurance coverage is as set forth on Section 6.9(b) of the Company Disclosure Schedule.

(c) The provisions of this Section 6.9 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, by-law or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives. The indemnification agreements in existence on the date of this Agreement with any of the directors, officer or employees of the Company shall continue in full force and effect in accordance with their terms following the Effective Time.

(d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets as an entirety in one or a series of related transactions to any person(s), then, and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or such persons(s), as the case may be, shall assume the obligations set forth in this Section 6.9; provided that the Surviving Corporation shall not be relieved from such obligation.

(e) Each of the Indemnified Parties or other persons who are beneficiaries under any insurance policy referred to in Section 6.9(b) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.9, with full rights of enforcement as if a party thereto.

6.10 Treatment of Company Stock Options and Company RSUs; Assumption of Company Stock Plans.

(a) At the Effective Time, each Company Stock Option that is unexpired, unexercised and outstanding as of the Effective Time, whether vested or unvested, and that has an exercise price per share of Company Common Stock that is less than the Merger Consideration (each, an “In-the-Money Option”) shall, on the terms and subject to the conditions set forth in this Agreement, be assumed by Parent. Each such In-the-Money Option so assumed by Parent shall continue to have, and be subject to, the same terms and conditions (including the terms and conditions set forth in the Company Stock Plan under which such In-the-Money Option was granted and the applicable stock option agreement for such In-the-Money Option (including the double trigger acceleration provisions for officers, as defined in the Company Stock Plan, as provided in the applicable Company Stock Plan and/or stock option agreement)) as were in effect immediately prior to the Effective Time, except that (i) such assumed option shall be exercisable for that number of whole shares of common stock, $0.001 par value per share, of Parent (“Parent Common Stock”) equal to the product (rounded down to the next whole number of shares of Parent Common Stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time and the Equity Award Exchange Ratio, (ii) the

per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed option shall be equal to the quotient (rounded up to the next whole cent) obtained by dividing the exercise price per share of Company Common Stock at which such In-the-Money Option was exercisable immediately prior to the Effective Time by the Equity Award Exchange Ratio, (iii) the vesting of such assumed option shall not be accelerated as a result of the consummation of the Merger or the other transactions contemplated by this Agreement, provided that if the service of the holder of such assumed option to the Surviving Corporation, the Parent or any other Affiliate of the Parent, is terminated by such entity (and in connection therewith such holder does not thereafter commence service with the Parent or an Affiliate of the Parent such that vesting of such assumed option would continue) on or before December 31, 2012 for a reason other than (A) a willful act by such holder that constitutes misconduct or fraud and has a material adverse effect on the entity terminating such holder or (B) a conviction of such holder of a felony crime, such assumed option shall upon such termination vest and become exercisable in full, (iv) Parent’s board of directors or a designated committee thereof shall succeed to the authority of the Company Board or any committee thereof with respect to such assumed option and (v) Parent’s board of directors or any such designated committee thereof shall have the authority to make further changes thereto to the extent required by any applicable non-U.S. law, ordinance, rule or regulation. The “Equity Award Exchange Ratio” shall mean the quotient obtained by dividing the Merger Consideration by the average of the closing sale prices for a share of Parent Common Stock as quoted on the NASDAQ Global Select Market for the ten (10) consecutive trading days ending with the third trading day that precedes the Closing Date. It is the intent of the parties hereto that to the extent permitted by applicable law, ordinance, rule or regulation, all assumed Company Stock Options that prior to the Effective Time were treated as incentive or non-qualified stock options under the Code shall from and after the Effective Time continue to be treated as incentive or non-qualified stock options, respectively, under the Code.

(b) Immediately prior to the Effective Time, each Company Stock Option that is unexpired, unexercised and outstanding and that has an exercise price per share of Company Common Stock that is greater than or equal to the Merger Consideration shall vest and become exercisable in full. At the Effective Time each such option, including each unexercised non-employee director stock option granted under the Company’s 1993 Stock Option Plan Automatic Option Grant Program, shall, to the extent not exercised, terminate and cease to be outstanding, in each case in accordance with the terms and conditions of the Company Stock Plan under which such option was granted and without further action of the Company, the Surviving Corporation or the Parent.

(c) At the Effective Time, each Company RSU that is outstanding as of the Effective Time shall, on the terms and subject to the conditions set forth in this Agreement, be assumed by Parent. Each such Company RSU so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions (including, if applicable, the vesting arrangements and other terms and conditions set forth in the Company Stock Plan under which such Company RSU was granted and the applicable restricted stock unit award agreement for such Company RSU (including the double trigger acceleration provisions for officers, as defined in the Company Stock Plan, as provided in the applicable Company Stock Plan and/or restricted stock unit award agreement)) as were in effect immediately prior to the Effective Time, except that (i) such assumed restricted stock unit shall be for that number of whole shares of Parent Common Stock equal to the product (rounded down to the next whole number of shares of Parent Common Stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of Company Common Stock that were issuable under such Company RSU immediately prior to the Effective Time and the Equity Award Exchange Ratio, (ii) the vesting of such assumed restricted stock unit shall not be accelerated as a result of the consummation of the Merger or the other transactions contemplated by this Agreement, provided that if the service of the holder of such assumed restricted stock unit to the Surviving Corporation, the Parent or any other Affiliate of the Parent, is terminated by such entity (and in connection therewith such holder does not thereafter commence service with the Parent or an Affiliate of the Parent such that vesting of such assumed restricted stock unit would continue) on or before December 31, 2012 for a reason other than (A) a willful act by such holder that constitutes misconduct or fraud and has a material adverse effect on the entity terminating such holder or (B) a conviction of such holder of a felony crime, such assumed restricted stock unit shall upon such termination vest in full, (iii) Parent’s board of directors or a designated committee thereof shall succeed to the authority of the Company Board or any committee thereof with respect such assumed restricted stock unit and (iv) Parent’s board of directors or any such designated committee thereof shall have the authority to make further changes thereto to the extent required by any applicable non-U.S. law, ordinance, rule or regulation.

(d) At the Effective Time, Parent shall assume the Company’s Amended and Restated 1993 Stock Option Plan (as last amended March 21, 2007), Amended and Restated 1997 Stock Option Program (as last amended April 16, 2002) and 2008 Equity Incentive Plan (as last amended August 9, 2011) and all unissued shares reserved for future issuance under such Company Stock Plans. Each such Company Stock Plan so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions as were in effect immediately prior to the Effective Time, except that (i) the shares issuable and reserved for issuance thereunder shall consist of that number of whole shares of Parent Common Stock equal to the product (rounded down to the next whole number of shares of Parent Common Stock) of the number of shares of Company Common Stock that were issuable and reserved for issuance under such Company Stock Plan immediately prior to the Effective Time and the Equity Award Exchange Ratio and (ii) Parent’s board of directors or a committee thereof shall succeed to the authority of the Company Board or any committee thereof with respect such assumed Company Stock Plan.

6.11 401(k) Plan. If requested by Parent, prior to the Effective Time, the Company Board or, if appropriate, any committee administering the Company’s 401(k) plan, shall adopt such resolutions or take such other actions as are required prospectively to terminate such plan no later than the day prior to the Effective Time. The Company shall preserve all documentation and records related to such plan.

6.12 Stockholder Litigation. Until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall give the Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company or the Company Board relating to the Merger or any of the other transactions contemplated by this Agreement, and shall not settle any such litigation without the Parent’s prior written consent, which consent shall not be unreasonably withheld or conditioned.

6.13 Parent Guaranty. The Parent hereby unconditionally guarantees the Merger Sub’s obligations under this Agreement and agrees to be liable for any breach of this Agreement by the Merger Sub.

6.14 FIRPTA Certificate. Prior to the Closing, the Company shall deliver or cause to be delivered to the Parent a certification that the shares of Company Common Stock are not United States real property interests as defined in Section 897(c) of the Code, together with a notice to the Internal Revenue Service, in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code. If the Company has not provided such certification and notice to the Parent on or before the Closing Date, the Parent shall be permitted to withhold from the payments to be made pursuant to this Agreement any required withholding Tax under Section 1445 of the Code.

6.15 Supplemental Indentures.

(a) Prior to the Closing, the Company shall prepare, in consultation with Morgan Guaranty and the Parent, (i) a supplemental indenture (the “1989 Supplemental Indenture”) to the 1989 Indenture complying with the requirements of Sections 11.01(a) and 15.06 of the 1989 Indenture, which 1989 Supplemental Indenture shall provide, among other things, that from and after the Effective Time, the 1989 Debentures shall, in lieu of being convertible into shares of Company Common Stock, be convertible into the kind and amount of Merger Consideration that would have been receivable upon the consummation of the Merger by a holder of the number of shares of Company Common Stock issuable on conversion of such debentures as of the Effective Time and (ii) any and all notices required to be delivered under the terms of the 1989 Indenture in connection with the transactions contemplated by this Agreement (the “1989 Indenture Notices”). At the Closing, the Company shall execute and deliver to Morgan Guaranty the 1989 Supplemental Indenture and shall furnish the 1989 Indenture Notices in accordance with the terms of the 1989 Indenture.

(b) Prior to the Closing, the Company shall prepare, in consultation with U.S. Bank and the Parent, (i) a supplemental indenture (the “2007 Supplemental Indenture”) to the 2007 Indenture, complying with the requirements of Sections 9.01(c) and 13.05 of the 2007 Indenture, which 2007 Supplemental Indenture shall provide, among other things, that from and after the Effective Time, the 2007 Notes shall, in lieu of being convertible into shares of Company Common Stock, be convertible into the kind and amount of Merger Consideration that would have been receivable upon the consummation of the Merger by a holder of the number of shares of Company Common Stock issuable on conversion of such notes as of the Effective Time and (ii) any and all notices required to be delivered under the terms of the 2007 Indenture in connection with the transactions contemplated by this Agreement (the “2007 Indenture Notices”). At the Closing, the Company shall execute and deliver to U.S. Bank the 2007 Supplemental Indenture and shall furnish the 2007 Indenture Notices in accordance with the terms of the 2007 Indenture.

6.16 Fundamental Change Purchase Offer. The Parent hereby agrees that, in connection with the Fundamental Change (as defined in the 2007 Indenture) that will occur as a result of the consummation of the Merger, subsequent to the Closing, the Parent shall make, or cause to be made, an offer to purchase the outstanding 2007 Notes pursuant to the terms and subject to the conditions of Article 14 of the 2007 Indenture.

6.17 Obligations of Merger Sub and the Surviving Corporation. The Parent shall take all action necessary to cause the Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement.

6.18 Employee Benefits Matters.

(a) From and after the Effective Time and until December 31, 2012, Parent will cause the Surviving Corporation to maintain for all employees of the Company who are employed by the Company or any Subsidiary of the Company immediately prior to the Effective Time in the United States (the “Continuing Employees”) each Company Employee Plan that is an “employee benefit plan” within the meaning of and subject to Section 3(3) of ERISA (other than the Company’s 401(k) plan) pursuant to its terms in effect immediately prior to the Effective Time, except to the extent any such plan must be amended to comply with applicable law, ordinance, rule or regulation.

(b) From and after the Effective Time and until December 31, 2012, Parent will not reduce the base salary or hourly wage rates of any Continuing Employee as in effect on the date of this Agreement (provided that Parent or any Subsidiary of Parent may terminate any Continuing Employee during such period for any reason, including, but not limited to, a termination without cause).

(c) If the Company’s 401(k) plan is terminated prior to the Effective Time pursuant to Section 6.11, at the Effective Time each Continuing Employee will be eligible to participate in the Parent plan that is intended to be qualified under Section 401(k) of the Code (the “Parent 401(k) Plan”) as soon as permitted under the terms of such plan. Parent shall take all steps reasonably necessary to permit each Continuing Employee who has an outstanding loan under the Company’s 401(k) plan to roll over such loan into an account under the Parent 401(k) Plan to the extent permitted under the Parent 401(k) Plan.

(d) To the extent that any Continuing Employee becomes a participant in any Parent Plan or other material benefit arrangements after the Effective Time, Parent will, or will cause the Surviving Corporation to, recognize all service of such Continuing Employee with the Company or a Subsidiary of the Company, as the case may be, to the extent recognized by the Company or a Subsidiary of the Company (as well as service with any predecessor employer of the Company or any Subsidiary of the Company to the extent service with such predecessor employer is recognized by the Company or such Subsidiary of the Company) and reflected in the employment records of the Company or such Subsidiary of the Company, for vesting and eligibility purposes (but not for accrual purposes, except for vacation and severance, if applicable) in any Parent Plan or other material benefit arrangements in which such Continuing Employees may be eligible to participate (in each case except to the extent such service credit would result in a duplication of benefits in any such plan or where such crediting is not permitted by the terms of the plan).

(e) To the extent permitted under the applicable Parent Plan, Parent will waive, or cause to be waived, any pre-existing condition limitation, exclusions, actively-at-work requirements and waiting periods under any Parent Plan in which the Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitation, exclusions, actively-at work requirements and waiting periods would have been applicable under the comparable Company Employee Plan immediately prior to the Effective Time or, if the transition occurs after December 31, 2012, the applicable Parent Plan. “Parent Plans” means all “employee benefit plans,” as defined in Section 3(3) of ERISA, maintained in the United States with respect to the locations at which the Continuing Employees are employed (all of the above being hereinafter individually or collectively referred to as “Parent Plan” or “Parent Plans,” respectively).

(f) From and after the Effective Time and until December 31, 2012, Parent will cause the Surviving Corporation and each of its Subsidiaries to provide to any Continuing Employee whose employment is terminated during such period a severance payment no less than the duration of base salary called for under the Company’s existing severance matrix as provided to Parent, and such other treatment as applies under the applicable Parent Plan or practice (with COBRA to be paid as specified in Section 6.18(f) of the Company Disclosure Schedule), provided that this Section 6.18(f) shall not apply to the extent an individual is covered under his or her individual change in control agreement (which will instead apply for this purpose) and shall also not apply to individuals whose employment ends for reasons that would not have entitled them to severance under the Company’s severance policies (e.g., terminations for cause) as in effect on the date of this Agreement.

(g) Employees of the Company or any Company Subsidiary employed outside of the United States will be treated in a manner consistent with applicable local law.

(h) This Section 6.18 will be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.18, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Section 6.18. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement or arrangement, whether Parent Plan or Company Employee Plan or (ii) shall alter or limit Parent’s or the Surviving Corporation’s ability to amend, modify or terminate any benefit plan, program, agreement or arrangement.

6.19 Continuation of Security Clearances. Each of the Company and the Parent shall, and shall cause each of their respective Subsidiaries to, use its reasonable best efforts to pursue, and cooperate with the other party in pursuing, a continuation of each security clearance maintained by the Company or any of its Subsidiaries with any Governmental Entity.

ARTICLE VII

CONDITIONS

7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

(a) Stockholder Approval. The Company Voting Proposal shall have been approved and adopted at the Company Meeting, at which a quorum is present, by the requisite vote of stockholders of the Company under applicable law and the Company’s Certificate of Incorporation and By-laws.

(b) No Injunctions. No Governmental Entity of competent jurisdiction shall have (i) enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement or (ii) pending any suit, action or proceeding challenging, making illegal or otherwise restraining or prohibiting, or seeking to challenge, make illegal or otherwise restrain or prohibit, the Merger or the other transactions contemplated by this Agreement, or sought to obtain from the Company or (to the extent it relates to the Merger or the other transactions contemplated by this Agreement) the Parent or any of its Affiliates, any material damages.

7.2 Conditions to the Parent’s and the Merger Sub’s Obligation to Effect the Merger. The obligation of the Parent and the Merger Sub to consummate the Merger shall be further subject to the fulfillment or waiver at or prior to the Effective Time of each of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Sections 3.1, 3.4(a) and clause (i) of Section 3.7 of this Agreement shall be true and correct as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; (ii) the representations and warranties of the Company in Section 3.2, excluding the representations and warranties of the Company in Section 3.2(c), of this Agreement shall be true and correct as of the date hereof and as of the Closing Date, except for any de minimis inaccuracy therein, and except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct, except for any de minimis inaccuracy therein, as of such date; and (iii) all other representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and (y) where the failure to be true and correct (without regard to any materiality or Company Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Company Material Adverse Effect; and the Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect that the conditions in this Section 7.2(a) have been satisfied.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect or any Change that would reasonably be expected to result in any Company Material Adverse Effect.

(d) No Restraints. There shall not be pending any suit, action or proceeding by any Governmental Entity under any applicable antitrust or competition law (i) seeking to prohibit or materially limit the ownership or operation by the Company, the Parent or Merger Sub of all or any material portion of the business or assets of the Company and its Subsidiaries or (to the extent it relates to the Merger or the other transactions contemplated by this Agreement) of the Parent and its Affiliates, (ii) seeking to compel the Company, the Parent or Merger Sub to dispose of or to hold separate all or any material portion of the business or assets of the Company or any of its Subsidiaries or (to the extent it relates to the Merger or the other transactions contemplated by this Agreement) of the Parent or any of its Affiliates, (iii) seeking to impose any material limitation on the ability of the Company, the Parent or Merger Sub to conduct the business or own the assets or the Company or any of its Subsidiaries or (to the extent it relates to the Merger or the other transactions contemplated by this Agreement) of the Parent or any of its Affiliates, (iv) seeking to impose material limitations on the ability of the Parent or Merger Sub to acquire or hold, or to exercise full rights of ownership of any shares of Company Common Stock, including the right to vote such Shares on all matters properly presented to the Company’s stockholders or (v) seeking to require divestiture by the Parent or Merger Sub of all or any of the shares of Company Common Stock.

7.3 Conditions to the Company’s Obligation to Effect the Merger. The obligation of the Company to consummate the Merger shall be further subject to the fulfillment or waiver at or prior to the Effective Time of each of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Parent and Merger Sub set forth in Sections 4.1 and 4.2(a) of this Agreement shall be true and correct as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; and (ii) all other representations and warranties of the Parent and Merger Sub set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and (y) where the failure to be true and correct (without regard to any materiality qualifications contained therein) would not reasonably be expected to materially impair the ability of the Parent or the Merger Sub to consummate the transactions contemplated hereunder; and the Company shall have received a certificate signed on behalf of the Parent by the chief executive officer and the chief financial officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Parent and Merger Sub shall each have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of the Parent by the chief executive officer and the chief financial officer of the Company to such effect.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval by the stockholders of the Company, upon written notice (other than in the case of Section 8.1(a) below) from the terminating party to the non-terminating party specifying the subsection of this Section 8.1 pursuant to which such termination is effected, as follows:

(a) by mutual written consent of the Parent, the Merger Sub and the Company;

(b) by either the Parent or the Company:

(i) if the Merger is not consummated on or before December 31, 2012 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date;

(ii) if any Governmental Entity issues a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

(iii) if at the Company Meeting (including any adjournment or postponement thereof in accordance with Section 6.5) at which a vote on the Company Voting Proposal is taken, the Required Company Stockholder Vote in favor of the Company Voting Proposal shall not have been obtained; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(iii) shall not be available to the Parent or the Company if such party’s breach of or such party’s failure to fulfill its obligations under this Agreement has been the primary cause of, or the primary factor that resulted in, the Required Company Stockholder Vote in favor of the Company Voting Proposal not having been obtained.

(c) by the Parent:

(i) if: (A) the Company Board shall have failed to recommend approval of the Company Voting Proposal in the Proxy Statement or shall have withheld, withdrawn, qualified or modified its recommendation of the Company Voting Proposal in a manner adverse to the Parent; (B) the Company Board fails to reaffirm its recommendation that the Company Voting Proposal in the Proxy Statement be approved within ten business days of a request by the Parent to provide such reaffirmation following the date that any person (other than the Parent or its Affiliates) shall have made an Acquisition Proposal (other than a tender offer or exchange offer described in clause (D) below)(provided that the Parent shall be permitted to request only one such reaffirmation request per Acquisition Proposal, with any material amendment or modification to the terms of any Acquisition Proposal being deemed a new Acquisition Proposal hereunder); (C) the Company Board shall have approved, endorsed or recommended to the stockholders of the Company an Acquisition Proposal (other than the Merger or other Acquisition Proposal made by the Parent or an Affiliate of the Parent); (D) a tender offer or exchange offer for outstanding shares of Company Common Stock shall have been commenced (other than by the Parent or an Affiliate of the Parent) and the Company Board recommends that the stockholders of the Company tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, the Company Board fails to recommend against acceptance of such offer; or (E) the Company Board or any committee thereof shall have authorized or publicly resolved to do any of the foregoing (each, a “Company Adverse Recommendation Change”);

(ii) if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.1 or 7.2 and (B) cannot be or has not been cured within 20 days after the giving of written notice to the Company of such breach or failure to perform or, if capable of being cured by the Company by such date, the Company does not commence to cure such breach or failure within 10 days after its receipt of written notice thereof from Parent and diligently pursue such cure thereafter (provided in any case that Parent is not then in material breach of any representation, warranty or covenant contained in this Agreement); or

(iii) if the Company breaches in any material respect the covenants contained in Section 6.1 or the first sentence of Section 6.5 of this Agreement.

(d) by the Company:

(i) if the Parent or the Merger Sub breaches or fails to perform in any material respect any of their respective representations, warranties or covenants contained in this Agreement, which breach or failure to perform materially impairs the Parent’s and the Merger Sub’s ability to consummate the Merger and which breach or failure to perform cannot be or has not been cured within 20 days after the giving of written notice to the Parent of such breach or failure to perform or, if capable of being cured by the Parent or the Merger Sub by such date, the Parent or the Merge Sub, as applicable, does not commence to cure such breach or failure within 10 days after the Parent’s receipt of written notice thereof from the Company and diligently pursue such cure thereafter (provided in each case that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement); or

(ii) if, prior to the receipt of the Company Stockholder Approval, (A) the Company Board, pursuant to and in compliance with Section 6.1(b), shall have effected a Company Adverse Recommendation Change as a result of an outstanding Superior Proposal, (B) immediately prior to or substantially concurrently with the termination of this Agreement the Company enters into an Acquisition Agreement with respect to such Superior Proposal and (C) the Parent receives, in immediately available funds, the fees required to be paid pursuant to Section 8.3 at the applicable time specified in Section 8.3.

8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, all obligations and agreements of the parties set forth in this Agreement shall forthwith terminate and be of no further force or effect, and there shall be no liability on the part of the Parent, the Merger Sub or the Company hereunder, except as set forth in Section 3.21, Section 4.5, this Section 8.2, Section 8.3 and Article IX, which provisions shall survive such termination; provided that the foregoing shall not relieve any party for liability for damages actually incurred as a result of fraud or any willful breach of this Agreement.

8.3 Fees and Expenses.

(a) Except as otherwise provided in this Section 8.3, each party shall bear all of the fees and expenses incurred by it in connection with the negotiation and performance of this Agreement, and no party may recover any such fees and expenses from the other parties upon any termination of this Agreement.

(b) The Company shall pay to the Parent $1,250,000 in cash if:

(i) this Agreement is terminated by the Parent pursuant to Section 8.1(c)(i);

(ii) this Agreement is terminated by the Parent pursuant to Section 8.1(c)(iii) following any intentional breach by the Company of Section 6.1 or the first sentence of Section 6.5;

(iii) this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii); or

(iv) after the date of this Agreement: (A) an Acquisition Proposal (which, for purposes of this Section 8.3(b), shall have the meaning set forth in the definition of Acquisition Proposal, except that all references to 15% shall be deemed references to “50%”) has been publicly announced (whether by the Company or another person, other than the Parent and its Affiliates) and has not been expressly and bona fide publicly withdrawn at least two business days prior to the Company Meeting; (B) this Agreement is terminated pursuant to Section 8.1(b)(i), 8.1(b)(iii) or 8.1(c)(ii); and (C) within one year of such termination the Company enters into a definitive agreement to consummate, or consummates, any Acquisition Proposal (regardless of whether made before or after the termination of this Agreement).

Any fee due under Section 8.3(b)(iii) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement. Any fee due under Section 8.3(b)(i) or (ii) shall be paid by wire transfer of same-day funds within two business days of the date of termination of this Agreement. Any fee due under Section 8.3(b)(iv) shall be paid by wire transfer of same-day funds on or prior to the date on which the condition set forth in clause (C) of Section 8.3(b)(iv) is satisfied. If the Company fails to timely pay the amount due pursuant to Section 8.3, or any portion thereof, (i) such amount or portion thereof shall accrue interest from the date such payment was required to be made through the date of payment at the prime rate of Citibank N.A. in effect on the date such payment was required to be made plus 5% and (ii) the Company shall pay to the Parent or Merger Sub its out-of-pocket costs and expenses (including attorneys’ fees) in connection with any suit that results in a judgment against the Company for the amount set forth in Section 8.3 or any portion thereof.

8.4 Amendment. At any time prior to the Effective Time, the parties may amend, modify and supplement this Agreement in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby; provided, however, that after any such stockholder approvals shall have been obtained, no amendment shall be made which, under applicable law, requires the further approval of such stockholders without such approval. Any such amendment, modification or supplement shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of each of the parties.

8.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the proviso in Section 8.4, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.6 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment, modification or supplement of this Agreement pursuant to Section 8.4 or an extension or waiver of this Agreement pursuant to Section 8.5 shall, in order to be effective, require, in the case of the Merger Sub or the Company, action by its Board of Directors.

ARTICLE IX

MISCELLANEOUS

9.1 Nonsurvival of Representations and Warranties. The respective representations and warranties of the Company, the Parent and the Merger Sub contained in this Agreement shall expire with, and be terminated and extinguished upon, the Effective Time. This Section 9.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Merger.

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) the business day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail (upon confirmation of receipt), in each case to the intended recipient as set forth below:

(a)	If to the Parent or the Merger Sub:

Sonus Networks, Inc.

4 Technology Park Drive

Westford, MA 01886

Attention: Jeffrey M. Snider, Senior Vice President and General Counsel

Facsimile No.: (978) 614-8101

E-mail: jsnider@sonusnet.com

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attention: Mark G. Borden, Esq. and Jay E. Bothwick, Esq.

Facsimile No.: (617) 526-5000

E-mail: Mark.Borden@wilmerhale.com, Jay.Bothwick@wilmerhale.com

(b)	If to the Company:

Network Equipment Technologies, Inc.

6900 Paseo Padre Parkway

Fremont, CA 94555

Attention: Frank Slattery, Vice President and General Counsel

E-mail: frank_slattery@net.com

with a copy (which shall not constitute notice) to:

Jones Day

555 California Street, 26th Floor

San Francisco, CA 94104-1500

Attention: Timothy G. Hoxie, Esq. Facsimile No.: (415) 875-5700

E-mail: tghoxie@jonesday.com

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

9.3 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

9.4 No Third Party Beneficiaries. Other than the provisions of Section 6.9, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any other person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Parent and/or the Merger Sub may assign this Agreement to any direct or indirect wholly owned Subsidiary of the Parent without the consent of the Company, provided that the Parent and/or the Merger Sub, as the case may be, shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

9.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.7 Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or “PDF” transmission.

9.8 Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Where this Agreement refers to information that was “made available” to the Parent, that means that such information was either (i) provided directly to the Parent or its outside counsel or (ii) posted and accessible to Parent or its outside counsel at least one business day prior to the date of this Agreement in the electronic data room of the Company accessible at https://gcasavvian.firmex.com/App/Login.aspx and was maintained on such site through at least the date of this Agreement. As used in this Agreement, the term “person” means any individual, corporation, partnership, joint venture, association, trust, limited liability company, unincorporated organization or other entity. As used in this Agreement, references to any “agreement” to which a person is bound means any contract, agreement, instrument, obligation, undertaking, lease, license, arrangement, commitment or understanding, whether written or oral, in each case that is or purports to be legally binding on such person and as it may be amended or otherwise modified from time to time. As used in this Agreement, references to the “Company’s knowledge” or “knowledge of the Company”, or any other phases of similar meaning, shall be deemed to refer to the extent that any of the following individuals is actually aware (or reasonably should have been aware) of such fact or matter: David Wagenseller, Karen C. Carte, Kevin Isacks, James T. Fitzpatrick, Francois Le, Pete Patel, Frank Slattery, Matthew Krueger and Caroline Strickler. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

9.10 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereby agrees not to raise any objections to the availability of, and hereby waives any defense to, the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches of this Agreement by such party or to specifically enforce the terms and provisions of this Agreement. Any party seeking an injunction or injunctions to prevent breaches of this Agreement or to specifically enforce the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

9.11 Submission to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement, the Merger or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section  9.11, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

9.12 WAIVER OF JURY TRIAL. EACH OF THE PARENT, THE MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARENT, THE MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

9.13 No Personal Liability of Directors, Officers, Owners, Etc. Without limiting the rights of the Parent or Merger Sub under this Agreement, and except in the case of fraud, the Parent and Merger Sub acknowledge and agree that neither of them has any right of recovery against, and no personal liability shall attach to, in each case with respect to damages of the Parent or its Affiliates, any of the Company’s or its Subsidiaries’ former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing (other than the Company to the extent provided in this Agreement), through the Company or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Company against any such party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise.

9.14 Rules of Construction. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parent, the Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SONUS NETWORKS, INC.

By:	/s/ Raymond P. Dolan
Name:	Raymond P. Dolan
Title:	President & CEO

NAVY ACQUISITION SUBSIDIARY, INC.

By:	/s/ Maurice Castonguay
Name:	Maurice Castonguay
Title:	President

NETWORK EQUIPMENT TECHNOLOGIES, INC.

By:	/s/ David Wagenseller
Name:	David Wagenseller
Title:	President and Chief Executive Officer

ANNEX B

OPINION OF JMP SECURITIES

[JMP SECURITIES LLC LETTERHEAD]

June 18, 2012

Board of Directors of Network Equipment Technologies, Inc.

6900 Paseo Padre Parkway

Fremont, CA 94555

Members of the Board of Directors of Network Equipment Technologies, Inc.:

We understand that pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and among Sonus Networks, Inc., a Delaware corporation (“Parent”), Navy Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Network Equipment Technologies, Inc., a Delaware corporation (the “Company”), Merger Sub will merge with and into the Company (the “Merger”). Pursuant to the Merger, the Company will become a wholly-owned subsidiary of Parent, and each outstanding share of common stock of the Company (“Company Common Stock”), other than shares of Company Common Stock (i) owned by Parent, Merger Sub or the Company or any of their respective direct or indirect wholly-owned subsidiaries (including all shares held by the Company as treasury stock) and (ii) as to which dissenters’ rights have been perfected, will be converted into the right to receive $1.35 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of the Company Common Stock in the Merger.

In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

(i)	an unsigned execution copy of the Agreement dated June 18, 2012 and certain related documents;

(ii)	certain publicly available financial statements and other information of the Company;

(iii)	certain internal financial statements and other financial and operating data concerning the Company prepared by the Company’s management;

(iv)	discussions with certain members of the Company’s management concerning the Company’s historical and current operations, financial condition and business prospects;

(v)	certain publicly available financial performance data and other information concerning the Company, including its stock price trading history;

(vi)	certain financial forecasts furnished to us by the Company’s management;

(vii)	financial performance of certain other publicly-traded companies;

(viii)	financial terms, to the extent publicly available, of certain comparable acquisition transactions; and

(ix)	such other factors and analyses we deemed appropriate.

In conducting our review and arriving at our opinion, with your consent, we have assumed and relied, without independent verification, upon the accuracy and completeness of all information and data furnished to or otherwise reviewed by or discussed with us. With respect to the financial forecasts, projections, and other forward-looking information and data relating to the Company provided to, discussed with or reviewed by us, we have assumed, with your consent, that they have been reasonably prepared in good faith and reflect the best currently available estimates and judgments of the Company’s management as to the Company’s future financial performance and other forward-looking matters. We have not been engaged to assess the reasonableness or

Board of Directors of Network Equipment Technologies, Inc.

June 18, 2012

achievability of such forecasts, projections, or other information and data, or the assumptions on which they were based, and we do not assume any responsibility and express no view with respect to such forecasts, projections, information, data or assumptions.

For purposes of rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have assumed that the final form of the Agreement will not vary materially from the unsigned execution copy of the Agreement reviewed by us and that the Merger will be consummated substantially on the terms described in such draft, without any amendment, modification or waiver of any material term, condition or agreement. We have also assumed that, in connection with the Merger, all necessary governmental, regulatory and other consents and approvals contemplated by the Agreement would be obtained and that in the course of obtaining any of those consents and approvals no delays, conditions, costs or restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Merger.

We are not legal, tax, accounting or regulatory advisors and express no opinion with respect to legal, tax, accounting or regulatory matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. We are not in the business of appraising tangible assets and have not made or been provided with, and have not been requested to make or obtain, any independent valuation or appraisal of any or all of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of the Company, nor have we made any physical inspection of such assets. We were not asked to evaluate the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based on financial, economic, market and other circumstances and conditions as in effect on, and the information disclosed to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We were not requested to consider, and our opinion does not address, the Company’s underlying business decision to enter into the Agreement and pursue the Merger, the structure or accounting treatment or taxation consequences of the Merger, or the relative merits of the Merger as compared to any alternative business strategies that may exist or the effect of any other transaction in which the Company might engage. We were not requested to consider, and our opinion does not address, the non-financial terms of the Agreement or the Merger, nor does it address the terms of any of the related agreements to be entered into by the parties. We do not express any opinion as to the prices at which the Company Common Stock may be traded at any time. We were not requested to consider, and our opinion does not address, the fairness of the Merger to the holders of any debt securities, other creditors or other constituencies of the Company. Furthermore, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration to be received by the holders of the Company Common Stock. Our opinion addresses only the fairness, from a financial point of view, to the holders of the Company Common Stock of the Merger Consideration to be paid to such holders in the Merger. Our opinion should not be viewed as determinative of the views of the Company or its Board of Directors with respect to the Merger.

We, as part of our investment banking business, are customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of securities, private placements and valuations for estate, corporate and other purposes.

Board of Directors of Network Equipment Technologies, Inc.

June 18, 2012

The Company has agreed to pay us a fee for our services, a portion of which was paid to us upon execution of our engagement letter and the remainder of which will become payable upon delivery of this opinion. In addition, the Company has agreed to reimburse us for our reasonable out-of-pocket expenses, and to indemnify us, our affiliates, and each of our respective members, officers, directors, agents, employees and controlling persons against certain liabilities, including certain liabilities under the federal securities laws, based upon, relating to or arising out of our engagement.

In the ordinary course of our trading, brokerage, investment management and financing activities, JMP Securities LLC or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity securities of the Company, Parent or Parent’s affiliates or other companies or any currency that may be involved in this transaction. We have not otherwise had a material relationship with, nor otherwise received fees from, the Company or any other party to the Merger, during the two years preceding the date hereof. As of the date hereof, JMP Securities LLC does not, to the best of its knowledge, hold any material long or short positions in the securities of Parent. In the future, we may maintain other relationships with, and provide advisory and other services to the Company, Parent and their respective affiliates, and may receive fees for the rendering of such services.

This opinion is given at the request of, and is intended for the benefit and use of, the Board of Directors of the Company in connection with its consideration of the Merger and may not, in whole or in part, be used for any other purpose or disseminated, reproduced, quoted from or referred to at any time, in any manner or for any purpose without our prior consent, which consent is hereby given to the inclusion of this opinion in full in any proxy or solicitation/recommendation statement of the Company filed with the Securities and Exchange Commission in connection with the Merger. This letter does not constitute an opinion or recommendation as to how the Company’s stockholders should vote or act with respect to the Merger or any related matter. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of JMP Securities LLC to the Company, the Board of Directors of the Company or any other persons.

The issuance of this opinion was approved by our fairness opinion review committee.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid to the holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ JMP Securities LLC
JMP SECURITIES LLC

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

NETWORK EQUIPMENT TECHNOLOGIES, INC. 6900 PASEO PADRE PKWY FREMONT, CA 94555

| | | | | |

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

____ ____ ____ ____ ____ ____

CONTROL # g	000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ☒

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

☐

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.					For	Against	Abstain
1

To adopt the Agreement and Plan of Merger, dated as of June 18, 2012, among NET, Sonus Networks, Inc. (Sonus), a Delaware corporation, and Navy Acquisition Subsidiary, Inc. (Sonus Merger Subsidiary), a Delaware corporation and wholly owned subsidiary of Sonus, as it may be amended from time to time, pursuant to which Sonus Merger Subsidiary will merge with and into NET with NET continuing as the surviving corporation and becoming a wholly owned subsidiary of Sonus.

					☐	☐	☐
2	To approve, on a non-binding, advisory basis the compensation that may become payable to NET’s named executive officers in connection with the completion of the merger.				☐	☐	☐
3

To adjourn the special meeting to a later date or time if the chairman of the special meeting determines that it is necessary or appropriate, including to solicit additional proxies if there is not a quorum present or if NET has not obtained sufficient affirmative stockholder votes to adopt the merger agreement.

					☐	☐	☐

NOTE: Authority is hereby given to each of the proxies acting individually to vote, in accordance with their best judgment, upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
		JOB #				SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

    — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — —

NETWORK EQUIPMENT TECHNOLOGIES, INC. Special Meeting of Shareholders August 23, 2012 1:00 PM This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) Frank Slattery and Karen C. Carte, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of NETWORK EQUIPMENT TECHNOLOGIES, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be held at 1:00 PM, PDT on August 23, at 6900 Paseo Padre Parkway Fremont, CA 94555, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side